Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11

SYNERGY PHARMACEUTICALS INC., et al.,	Case No. 18-14010 (JLG)

Debtors.(1)	Jointly Administered

THIRD AMENDED DISCLOSURE STATEMENT FOR THE
THIRD AMENDED JOINT PLAN OF REORGANIZATION OF
SYNERGY PHARMACEUTICALS INC. AND ITS DEBTOR
AFFILIATE

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Lisa Laukitis	Ron E. Meisler
Christine A. Okike	Christopher M. Dressel
Four Times Square	Jennifer Madden
New York, New York 10036-3522	155 N. Wacker Drive
Telephone: (212) 735-3000	Chicago, Illinois 60606-1720
Fax: (212) 735-2000	Telephone: (312) 407-0700
Fax: (312) 407-0411

Counsel for Debtors and Debtors-in-Possession

Dated:           March 13, 2019

New York, New York

(1)         The Debtors in these chapter 11 cases, along with the last four digits of their respective tax identification numbers, are as follows: Synergy Pharmaceuticals Inc. (5269); Synergy Advanced Pharmaceuticals, Inc. (4596). The address of the Debtors’ corporate headquarters is 420 Lexington Avenue, Suite 2012, New York, New York 10170.

DISCLAIMER(2)

THE INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN OF REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTORS AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETIES BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT WITH RESPECT TO THE PLAN ARE QUALIFIED IN THEIR ENTIRETIES BY REFERENCE TO THE PLAN, THE EXHIBITS ATTACHED TO THE PLAN AND ANY PLAN SUPPLEMENT(S). THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(b) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-APPLICABLE BANKRUPTCY LAWS. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AND THE SEC HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT WILL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT WILL NOT BE

(2)         Terms used in this Disclaimer that are not otherwise defined will have the meanings ascribed to such terms elsewhere in the Disclosure Statement.

ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR WILL IT BE CONSTRUED TO CONSTITUTE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS.

TABLE OF CONTENTS

ARTICLE I INTRODUCTION			1

A.	Purpose of the Disclosure Statement		1
B.	Disclosure Statement Enclosures		2
	1.	Order Approving the Disclosure Statement	2
	2.	Ballot	2
	3.	Notice	2
C.	Confirmation of the Plan		2
	1.	Requirements	2
	2.	Approval of the Plan and Confirmation Hearing	2
	3.	Only Impaired Classes Vote	2
D.	Treatment and Classification of Claims and Interests; Impairment		3
E.	Global Settlement		9
F.	Releases and Exculpation		11
G.	Voting Procedures and Voting Deadline		14
H.	Confirmation Hearing		15

ARTICLE II GENERAL INFORMATION REGARDING THE DEBTORS			16

A.	Overview		16
B.	The Debtors’ Formation		16
C.	The Debtors’ Business and Employees		16
D.	The Debtors’ Corporate and Capital Structure		20
E.	Summary of Events Leading to the Chapter 11 Filings		23
F.	Summary of Material Pre-Petition Legal Proceedings		29

ARTICLE III THE CHAPTER 11 CASES			31

A.	Commencement of the Chapter 11 Cases		31
B.	“First Day” Motions and Related Applications		31
C.	Retention of Professionals and Appointment of the Creditors’ Committee and Equity Committee		33
D.	Significant Events During the Chapter 11 Cases		34

ARTICLE IV SUMMARY OF PLAN			49

A.	Classification, Treatment, and Voting of Claims and Interests		49
B.	Acceptance		59
C.	Means of Implementation of the Plan		60
D.	Unexpired Leases and Executory Contracts		72
E.	Procedures for Resolving Disputed Claims and Interests		78
F.	Provisions Governing Distributions		81
G.	Effect of Plan on Claims and Interests		86
H.	Conditions Precedent		94
I.	Bankruptcy Court Jurisdiction		95
J.	Miscellaneous Provisions		97

ARTICLE V VOTING REQUIREMENTS; ACCEPTANCE AND CONFIRMATION OF THE PLAN			102

A.	General		102
B.	Parties in Interest Entitled to Vote		102
C.	Classes Impaired and Entitled to Vote Under the Plan		102

D.	Voting Procedures and Requirements		103
E.	Acceptance of Plan		104
F.	Confirmation Without Necessary Acceptances; Cramdown		105

ARTICLE VI FEASIBILITY AND BEST INTERESTS OF CREDITORS			106

A.	Best Interests Test		106
B.	Liquidation Analysis		107
C.	Feasibility		107

ARTICLE VII EFFECT OF CONFIRMATION			107

A.	Binding Effect of Confirmation		107
B.	Good Faith		108

ARTICLE VIII CERTAIN RISK FACTORS TO BE CONSIDERED			108

A.	Certain Bankruptcy Considerations		108
B.	Forward Looking Statements		111
C.	Certain Other Risks		112
D.	Disclosure Statement Disclaimer		113
E.	Liquidation Under Chapter 7		115

ARTICLE IX CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			115

A.	Consequences to the Debtors		117
B.	Consequences to Claimholders		117
	1.	Gain or Loss	117
	2.	Market Discount	118
	3.	Allocation of Plan Distributions Between Principal and Interest	118
C.	Information Reporting and Backup Withholding		119
D.	Tax Treatment of Liquidating Trusts		119
	1.	Classification of Liquidating Trusts	119
	2.	General Tax Reporting by Trusts and Beneficiaries	120
	3.	Allocations of Taxable Income and Loss	120
E.	Importance of Obtaining Professional Tax Assistance		121

ARTICLE X ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN			121

A.	Continuation of the Bankruptcy Case		121
B.	Alternative Plans of Reorganization		121
C.	Liquidation Under Chapter 7 of the Bankruptcy Code		122

ARTICLE XI RECOMMENDATION AND CONCLUSION			122

TABLE OF EXHIBITS

Exhibit	Title

A	Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate

B	Hypothetical Liquidation Analysis

C	Settlement Term Sheet

ARTICLE I

INTRODUCTION

A.                                    Purpose of the Disclosure Statement

On December 12, 2018 (the “Petition Date”), Synergy Pharmaceuticals Inc. (“Synergy Pharmaceuticals”) and Synergy Advanced Pharmaceuticals, Inc. (“Synergy Advanced” and, together with Synergy Pharmaceuticals, the “Debtors,” the “Company,” or “Synergy”), filed voluntary petitions for relief, thereby commencing cases (together, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 - 1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Court” or “Bankruptcy Court”).

The Debtors have filed the Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and its Debtor Affiliate (including all exhibits and schedules attached thereto, and as may be amended, altered, modified or supplemented from time to time, the “Plan”) with the Court. A copy of the Plan is attached hereto as Exhibit A.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Plan; provided, however, that any capitalized term used herein that is not defined herein or in the Plan, but is defined in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) will have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

The Debtors submit this disclosure statement (as may be amended, altered, modified, revised or supplemented from time to time, the “Disclosure Statement”) pursuant to section 1125 of the Bankruptcy Code to Holders of Claims against the Debtors in connection with (i) the solicitation of acceptances of the Plan and (ii) the hearing to consider confirmation of the Plan.

The purpose of this Disclosure Statement is to describe the Plan and its provisions and to provide certain information, as required under section 1125 of the Bankruptcy Code, to creditors who will have the right to vote on the Plan so they can make informed decisions in doing so. Creditors entitled to vote to accept or reject the Plan will receive a Ballot (as defined herein) together with this Disclosure Statement to enable them to vote on the Plan.

This Disclosure Statement includes, among other things, information pertaining to the Debtors’ prepetition business operations and financial history and the events leading to the filing of the Chapter 11 Cases. This Disclosure Statement also contains information regarding significant events that have occurred during the Chapter 11 Cases. In addition, an overview of the Plan is included, which overview sets forth certain terms and provisions of the Plan, the effects of confirmation of the Plan, certain risk factors associated with the Plan, and the manner in which distributions will be made under the Plan. This Disclosure Statement also discusses the confirmation process and the procedures for voting, which procedures must be followed by the Holders of Claims entitled to vote under the Plan for their votes to be counted.

B.                                    Disclosure Statement Enclosures

Accompanying this Disclosure Statement are:

1.                                      Order Approving the Disclosure Statement. A copy of the Court’s order (the “Solicitation Procedures Order”) approving this Disclosure Statement and, among other things, establishing procedures for voting on the Plan, setting the deadline for objecting to the Plan and scheduling the Confirmation Hearing (as defined herein).

2.                                      Ballot. A ballot (the “Ballot”) for voting to accept or reject the Plan, if you are the record Holder of a Claim in a Class entitled to vote on the Plan (each, a “Voting Class”).

3.                                      Notice. A notice setting forth: (i) the deadline for casting Ballots either accepting or rejecting the Plan; (ii) the deadline for filing objections to confirmation of the Plan; and (iii) the date, time and location of the Confirmation Hearing (the “Notice”).

C.                                    Confirmation of the Plan

1.                                      Requirements. The requirements for confirmation of the Plan are set forth in section 1129 of the Bankruptcy Code. The requirements for the Disclosure Statement are set forth in section 1125 of the Bankruptcy Code.

2.                                      Approval of the Plan and Confirmation Hearing. To confirm the Plan, the Court must hold a hearing to determine whether the Plan meets the requirements of section 1129 of the Bankruptcy Code.

3.                                      Only Impaired Classes Vote. Pursuant to the provisions of the Bankruptcy Code, only classes of claims or interests that are “impaired” under a plan may vote to accept or reject such plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are changed under such plan. In addition, if the holders of claims or interests in an impaired class do not receive or retain any property under a plan on account of such claims or interests, such impaired class is deemed to have rejected such plan under section 1126(g) of the Bankruptcy Code and, therefore, such holders do not need to vote on such plan. Claims and Interests are divided into the numbered Classes set forth below:

Class	Claim or Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	Term Loan Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Impaired	Entitled to Vote
5	Section 510(b) Claims	Impaired	Deemed to Reject
6	Intercompany Claims	Impaired	Deemed to Reject
7	Intercompany Interests	Impaired	Deemed to Reject
8	Interests	Impaired	Deemed to Reject

Under the Plan, Holders of Claims in Classes 1 and 2 are Unimpaired and therefore deemed to accept the Plan.

Under the Plan, Holders of Claims in Classes 3 and 4 are Impaired and are entitled to vote on the Plan.

Under the Plan, Holders of Claims and Interests in Classes 5, 6, 7 and 8 are deemed to reject the Plan and are not entitled to vote on the Plan.

ACCORDINGLY, A BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN IS BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES 3 and 4.

D.                                    Treatment and Classification of Claims and Interests; Impairment

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. For a summary of the treatment of each Class of Claims and Interests, see Article IV, “Summary of Plan,” below.

Class Description	Proposed Treatment
Administrative Claims Estimated Recovery: 100%

Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Claim (other than a Professional Claim, which shall be subject to Section 2.03 of the Plan) shall receive, in full satisfaction, settlement, and release of, and in exchange for, such Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim either (a) on the later of (i) the Initial Distribution Date or (ii) the first Periodic Distribution Date occurring after the later of (1) 30 days after the date when the Administrative Claim becomes an Allowed Administrative Claim; or (2) 30 days after the date when the Administrative Claim becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of the Administrative Claim; or (b) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim, without any further action by the Holder of such Allowed Administrative Claim.

DIP Claims Estimated Recovery: 100%

Except to the extent that a Holder of a DIP Claim agrees to less favorable treatment, or has been paid in full prior to the Effective Date, in full and final satisfaction, settlement, and release of and in exchange for each and every DIP Claim, each Holder of an Allowed DIP Claim shall be paid in full in Cash on the Effective Date, with such payments to be distributed to the DIP Agent for the ratable benefit of the Holders of the DIP Claims.

Priority Tax Claims Estimated Recovery: 100%

On the later of (a) the Initial Distribution Date or (b) the first Periodic Distribution Date occurring after the later of (i) 30 days after the date when a Priority Tax Claim becomes an Allowed Priority Tax Claim or (ii) 30 days after the date when a Priority Tax Claim becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of such Priority Tax Claim, except to the extent that the Debtors (or Plan Administrator) and a Holder of an Allowed Priority Tax Claim agree to a less

Class Description	Proposed Treatment

favorable treatment, each Holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, in full and final satisfaction, settlement and release of and in exchange for each and every Allowed Priority Tax Claim, one of the following treatments on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (2) Cash in an amount agreed to by the Debtors (or the Plan Administrator) and such Holder, provided, however, that the parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, or (3) at the sole option of the Debtors, Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of not more than five years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

Class 1: Other Priority Claims Estimated Recovery: 100%

Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Other Priority Claim, each such Holder of an Allowed Other Priority Claim shall be paid in full in Cash on the later of (a) the Initial Distribution Date or (b) the first Periodic Distribution Date occurring after the later of, (i) 30 days after the date when an Other Priority Claim becomes an Allowed Other Priority Claim or (ii) 30 days after the date when an Other Priority Claim becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of such Other Priority Claim; provided, however, that Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

Class 2: Other Secured Claims Estimated Recovery: 100%

Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Other Secured Claim, each such Holder of an Allowed Other Secured Claim shall be paid in full in Cash in an amount equal to such Allowed Other Secured Claim, including postpetition interest, if any, on such Allowed Other Secured Claim required to be paid pursuant to section 506 of the Bankruptcy Code, on the later of (a) the Initial Distribution Date or (b) the first Periodic Distribution Date occurring after the later of (i) 30 days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (ii) 30 days after the date when such Other Secured Claim becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of such Other Secured Claim.

Class 3: Term Loan Claims	Except to the extent that a Holder of an Allowed Term Loan Claim agrees to a less favorable treatment, in full and final satisfaction, settlement,

Class Description	Proposed Treatment
Estimated Amount of Claims: $37,105,161.21 Estimated Recovery: approximately 35%

and release of and in exchange for each and every Allowed Term Loan Claim, on the Initial Distribution Date and each applicable Periodic Distribution Date thereafter, each Holder of an Allowed Term Loan Claim shall receive:

(a) first, from the Administrative and Priority Claims Reserve, unpaid expenses that become due and payable from time to time, which shall not exceed the estimated amount of such expenses included in the Administrative and Priority Claims Reserve;

(b) second, its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds(3) until the earlier of (i) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) or (ii) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any);

(c) third, if (i) occurs before (ii) as set forth in (b) above, its Pro Rata Share of 100% of the Excess Sale Proceeds until payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any); and

(d) fourth, after (i) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (ii) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any), its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds until all Allowed Term Loan Claims (plus Term Loan Interest, if any) are paid in full.

On the Effective Date, in return for the distributions set forth above, the Term Lenders shall release any and all security interests and Liens, including without limitation security interests and Liens on Sale proceeds, Avoidance Actions and/or the proceeds thereof, and other Causes of Action of the Debtors, to the Debtors.

Class 4: General Unsecured Claims Estimated Amount of Claims: $38,600,000 Estimated Recovery: approximately 34%

Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive beneficial interests in the Litigation Trust entitling each Holder of an Allowed General Unsecured Claim to receive its Pro Rata Share of any recovery from Causes of Action or Avoidance Actions that vest in the

(3)         “Excess Sale Proceeds” means all of the Cash held by the Debtors’ Estates on each Distribution Date, including the Cash Consideration (as defined in the Asset Purchase Agreement) under the Asset Purchase Agreement, less the amounts used to pay the DIP Claims and Other Secured Claims, if any, in full, in cash, and the amounts used to fund the Professional Claims Reserve, the Administrative and Priority Claims Reserve, the Disputed Claims Reserve, and the Wind-Down Reserve; provided that Excess Sale Proceeds shall exclude any and all (a) proceeds of Avoidance Actions and (b) proceeds of Causes of Action of the Debtors, in each case, that are vested in the Litigation Trust on the Effective Date.

Class Description	Proposed Treatment

Litigation Trust on the Effective Date in accordance with Section 5.03 of the Plan and:

(a) first, its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds until the earlier of (i) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) or (ii) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any);

(b) second, if (ii) occurs before (i) as set forth in (a) above, its Pro Rata Share of 100% of the Excess Sale Proceeds until all Allowed General Unsecured Claims (including allowed post-petition interest, if any) are paid in full; and

(c) third, its Pro Rata Share of the recoveries from the Litigation Trust, if any, until such Allowed General Unsecured Claim (including allowed post-petition interest, if any) is paid in full.

Class 5: Section 510(b) Claims Estimated Recovery: 0%

On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Section 510(b) Claim, if any, shall receive beneficial interests in the Litigation Trust entitling each Holder of Allowed Section 510(b) Claims to receive its Pro Rata Share of any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date in accordance with Section 5.03 of the Plan and:

(a) first, after (i) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (ii) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any), if such Allowed Section 510(b) Claim has not been paid in full on account of any other distributions pursuant to this section or otherwise, its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Interests in Synergy Pharmaceuticals in the manner set forth below, until the earlier of payment in full of (1) the Allowed Term Loan Claims (plus Term Loan Interest, if any) and (2) such Allowed Section 510(b) Claim;

(b) after (i) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (ii) payment in full of all Allowed Term Loan Claims (plus Term Loan Interest, if any), if such Allowed Section 510(b) Claim has not been paid in full on account of any other distributions pursuant to this section or otherwise, its Pro Rata Share of the Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Interests in Synergy Pharmaceuticals in the manner set forth below, until such Allowed Section 510(b) Claim is paid in full; and

Class Description	Proposed Treatment

(c) after payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any), if such Allowed Section 510(b) Claim has not been paid in full on account of any other distributions pursuant to this section or otherwise, its Pro Rata Share of the recoveries from the Litigation Trust, if any, shared ratably with Holders of Allowed Interests in Synergy Pharmaceuticals in the manner set forth below, until such Allowed Section 510(b) Claim is paid in full.

With respect to distributions, if any, of Excess Sale Proceeds or recoveries from the Litigation Trust, to be shared ratably between Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, each holder of an Allowed Section 510(b) Claim shall be entitled to its Pro Rata Share of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed to Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, multiplied by the quotient of the value of all Allowed Section 510(b) Claims as determined by a Final Order divided by the sum of (x) the value of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed and (y) the value of all Allowed Section 510(b) Claims as determined by a Final Order.

Class 6: Intercompany Claims Estimated Recovery: 0%	On the Effective Date, all Intercompany Claims shall be eliminated and the Holders of Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.
Class 7: Intercompany Interests Estimated Recovery: 0%

On the Effective Date, all Intercompany Interests held by the Debtors shall be deemed automatically cancelled, released, and extinguished without further action by the Debtors or the Plan Administrator, and the Holders of Allowed Intercompany Interests shall not receive or retain any property under the Plan on account of such Interests.

Class 8: Interests Estimated Recovery: 0%

On the Effective Date, Allowed Interests in Synergy Pharmaceuticals, including the Old SP Common Stock, shall be deemed automatically cancelled, released, and extinguished without further action by the Debtors or the Plan Administrator, and each Holder of Allowed Interests in Synergy Pharmaceuticals shall receive beneficial interests in the Litigation Trust entitling each Holder of Allowed Interests in Synergy Pharmaceuticals to receive its Pro Rata Share of any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date in accordance with Section 5.03 of the Plan:

(a) after (i) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (ii) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any), its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Section 510(b) Claims in the manner set forth below, until payment in full of the Allowed Term Loan Claims (plus Term Loan Interest, if any);

Class Description	Proposed Treatment

(b) after (i) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (ii) payment in full of all Allowed Term Loan Claims (plus Term Loan Interest, if any), its Pro Rata Share of the Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Section 510(b) Claims in the manner set forth below, until all Allowed Section 510(b) Claims are paid in full; and

(c) after payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any), its Pro Rata Share of the recoveries from the Litigation Trust, if any, shared ratably with Holders of Allowed Section 510(b) Claims in the manner set forth below, until all Allowed Section 510(b) Claims are paid in full.

With respect to distributions, if any, of Excess Sale Proceeds or recoveries from the Litigation Trust, to be shared ratably between Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, each holder of an Allowed Interest in Synergy Pharmaceuticals shall be entitled to its Pro Rata Share of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed to Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, multiplied by the quotient of the value of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed divided by the sum of (x) the value of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed and (y) the value of all Allowed Section 510(b) Claims as determined by a Final Order.

The Debtors’ estimate that there will be approximately $26.1 million of Excess Sale Proceeds, which under the Plan will be split on a 50-50 basis between the Holders of Allowed Term Loan Claims and Holders of Allowed General Unsecured Claims. Accordingly, each Holder of an Allowed Term Loan Claim will receive its Pro Rata Share of a total of approximately $13.05 million to be distributed to Holders of Allowed Term Loan Claims and each Holder of an Allowed General Unsecured Claim will receive its Pro Rata Share of a total of approximately $13.05 million to be distributed to Holders of Allowed General Unsecured Claims.

Any recoveries from the Causes of Action and Avoidance Actions vested in the Litigation Trust will be distributed pro rata to Holders of Allowed General Unsecured Claims until all Allowed General Unsecured Claims are paid in full. After all Allowed General Unsecured Claims are paid in full, any recoveries from the Litigation Trust will be shared ratably between Holders of Allowed Section 510(b) Claims until paid in full and Holders of Allowed Interests in Synergy Pharmaceuticals.

With respect to distributions, if any, of recoveries from the Litigation Trust to be shared ratably between Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy

Pharmaceuticals, (1) each Holder of an Allowed Section 510(b) Claim shall be entitled to its Pro Rata Share of the recoveries from the Litigation Trust, multiplied by the quotient of the value of all Allowed Section 510(b) Claims as determined by a Final Order divided by the sum of (x) the value of the recoveries from the Litigation Trust to be distributed and (y) the value of all Allowed Section 510(b) Claims as determined by a Final Order; and (2) each holder of an Allowed Interest in Synergy Pharmaceuticals shall be entitled to its Pro Rata Share of the recoveries from the Litigation Trust multiplied by the quotient of the value of the recoveries from the Litigation Trust divided by the sum of (x) the value of the recoveries from the Litigation Trust and (y) the value of all Allowed Section 510(b) Claims as determined by a Final Order.

For purposes of illustration, assume that (1) there are $10 million of recoveries from the Litigation Trust to be distributed ratably to Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals and (2) $1 million in Section 510(b) Claims are Allowed by a Final Order.  In this scenario, each Holder of an Allowed Section 510(b) Claim will receive its Pro Rata Share of $10,000,000 x ($1,000,000 ÷ ($10,000,000 + $1,000,000)), or its Pro Rata Share of $909,090 to be distributed to Holders of Allowed Section 510(b) Claims. Each Holder of an Allowed Interest in Synergy Pharmaceuticals will receive its Pro Rata Share of $10,000,000 x ($10,000,000 ÷ ($10,000,000 + $1,000,000)), or it Pro Rata Share of $9,090,909 to be distributed to Holders of Allowed Interests in Synergy Pharmaceuticals.

E.                                    Global Settlement

Pursuant to Bankruptcy Rule 9019, the provisions of the Plan constitute a good faith compromise and settlement among the Debtors, the Creditors’ Committee, CRG, and, solely (a) with respect to Sections 5.03, 5.09(a), 5.09(c), 5.10(c), 5.14, 5.16, 5.17, 9.04, 9.05, 9.06, 9.08, 9.09 (solely to the extent that Section 9.09 relates to or otherwise implicates the terms of the settlement or the other Specified Provisions), 9.14, and 12.03 of the Plan (the “Specified Provisions”); or (b) any defined terms, including any component thereof, used in the Specified Provisions, solely to the extent of their application to the Specified Provisions, the Equity Committee.

Upon approval of the Plan, Holders of Allowed General Unsecured Claims, Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals will receive beneficial interests in a litigation trust to be formed on the Effective Date (the “Litigation Trust”). An entity acceptable to the Debtors, the Creditors’ Committee and the Equity Committee will serve as the trustee of the Litigation Trust (the “Litigation Trustee”). An oversight committee comprised of members designated by the Creditors’ Committee and the Equity Committee will oversee the activities of the Litigation Trust and the Litigation Trustee. On the Effective Date, all Avoidance Actions and Causes of Action of the Debtors that are neither (x) acquired by the Purchaser or otherwise released pursuant to the Asset Purchase Agreement nor (y) released pursuant to the Plan or the Final DIP Order, including without limitation, all derivative claims held by the Debtors against current directors and officers of the Debtors, shall be vested in the Litigation Trust. Any recoveries from the Causes of Action and Avoidance Actions that vest in the Litigation Trust will be distributed pro rata to Holders of Allowed General Unsecured Claims until all Allowed General Unsecured Claims are paid in full. After all Allowed General Unsecured Claims are paid in full, any recoveries from the Litigation Trust will be shared ratably between Holders of Allowed Section 510(b) Claims until paid in full and Holders of Allowed Interests in Synergy Pharmaceuticals.

Under the terms of the global settlement, current officers and directors of the Debtors (the “Specified Individuals”) will not be “Released Parties” under the Plan. However, the Plan provides that the Litigation Trust will not enforce any judgment or settlement obtained against the Specified Individuals unless such judgment or settlement is actually paid from any available insurance coverage under the Debtors’ D&O Policies; provided that such prohibition shall not apply to any Specified Individual in the event such Specified Individual (a) fails to reasonably cooperate with any D&O Insurer to the fullest extent requested by such D&O Insurer in the defense and/or settlement of any Cause of Action brought against such Specified Individual or any other party, (b) knowingly or unreasonably takes any action that has the effect of impairing, or knowingly or unreasonably fails to take any action necessary to preserve, coverage under the D&O Policies for any Cause of Action brought against such Specified Individual or any other party (provided that a Specified Individual’s election to satisfy these conditions and take steps to qualify such Specified Individual for the protections of the injunction described above shall not under any circumstances be deemed to be knowingly or unreasonably taking an action or failing to take an action for purposes of this subsection (b)), (c) fails to satisfy any required co-insurance obligations, if any, under the D&O Policies arising from any Cause of Action brought against such Specified Individuals or (d) asserts any Claim relating to any prepetition Indemnification Obligations in violation of the Claims Assertion Protocol set forth in Section 9.14 of the Plan, without prejudice to any subrogation or other rights of any D&O Insurer under the D&O Policies. For the avoidance of doubt, each Specified Individual may, in his/her sole discretion, elect to satisfy the foregoing conditions that qualify such Specified Individual to the protections of the injunction described in Section 9.08 of the Plan and the decision and/or acts or omissions of one Specified Individual shall have no impact on any other Specified Individual. The Claims Assertion Protocol set forth in Section 9.14 of the Plan will govern the assertion and allowance of indemnification claims by the Debtors’ current directors and officers.

An entity acceptable to Debtors, the Creditors’ Committee and the Equity Committee, will serve as the Plan Administrator under the Plan. The Plan Administrator’s rights and duties shall include, among others, (1) making distributions to Holders of Allowed Claims and Interests as provided for in the Plan, (2) administering, reconciling and resolving Administrative Claims, Professional Claims, Priority Tax Claims and Other Priority Claims, subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, (3) filing tax returns and paying taxes, (4) administering the Debtors’ 401(k) benefit plans, (5) defending the Debtors in the Securities Litigation and any other pending or future securities litigation against the Debtors and (6) dissolving the Liquidating Debtors. All material decisions of the Plan Administrator, including the settlement of the Securities Litigation, shall be subject to the approval of the Oversight Committee. The Debtors, the Liquidating Debtors and the Plan Administrator shall have no direct or indirect control, influence or authority over the Litigation Trust, the Litigation Trustee or the Oversight Committee or any of their respective decisions. The Litigation Trust shall be a legally separate and distinct Entity from the Debtors and/or the Liquidating Debtors, and the Litigation Trustee shall be a separate and distinct Entity from the Plan Administrator. Upon dissolution of the Liquidating Debtors, the Plan Administrator will transfer any remaining funds in the Wind-Down Reserve to the Litigation Trust. The post-Effective Date structure and governance of the Liquidating Debtors and the Litigation Trust is set forth on Exhibit B to the Plan.

The Confirmation Order shall provide that, on the Effective Date, all of the Debtors’ privileges and work product, including but not limited to any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral), related to Avoidance Actions and Causes of Action that vest in the Litigation Trust, shall be vested in the Litigation Trust, which — except as expressly set forth below — will have exclusive authority to waive or not waive the Debtors’ privileges in its sole discretion. Notwithstanding the foregoing and for the avoidance of doubt, the privileges transferred to the Litigation Trust do not include any privileges (including but not limited to attorney-client privilege or work-product privilege) of the current and former individual directors and officers of the Debtors, including but not limited to any such privilege attaching to any documents or communications (whether written or oral) between the directors and officers of the Debtors and Davis Polk & Wardwell LLP (“Davis Polk”). Each individual director or officer shall retain all privileges and work product, including but not limited to any attorney-client privilege or work-product privilege attaching to any personal documents or communications (whether written or oral) between such director or officer, on the one hand, and Davis Polk, on the other hand. The foregoing description of the treatment of privileges does not purport to be complete and is qualified in its entirety by reference to Section 5.16 of the Plan.

Pursuant to the terms of the global settlement, the Creditors’ Committee has agreed to send a letter to holders of General Unsecured Claims recommending that such holders vote in favor of the Plan, and to affirmatively and actively support confirmation of, and not object to, the Plan.

F.                                     Releases and Exculpation

Article IX of the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties, subject to certain limitations and the ability of holders of voting claims to “opt-in” to the third party release. The releases by the Debtors, the third party release, and the exculpation provisions included in the Plan are an integral part of the Debtors’ overall restructuring efforts and are an essential element of the Plan.

All of the Released Parties are being consensually released, the Debtors have decided in their business judgment that they should be released, and all of the Released Parties have made substantial and valuable contributions to the Debtors’ restructuring through efforts to negotiate and implement the Plan, which will maximize and preserve value for the benefit of all parties in interest. Only holders of claims that vote to accept the Plan, and holders of claims entitled to vote on the Plan who abstain from voting on the Plan and “opt-in” to the third party release will be bound by the third party release. Accordingly, each of the Released Parties and the Exculpated Parties is entitled to the benefit of the release and exculpation provisions. Moreover, the release and exculpation provisions contain carve-outs for gross negligence, willful misconduct, and fraud.

As discussed below, certain of the Debtors’ directors and officers are defendants in the Shareholder Derivative Actions (as defined herein). The Debtors believe that the derivative claims asserted in the Shareholder Derivative Actions are meritless, that there are no colorable bases to assert fiduciary-duty claims against the current directors and officers, and the retention and prosecution of derivative claims against the Debtors’ current directors and officers would yield no incremental distributable value for stakeholders and result only in the unnecessary incurrence of significant legal fees and expenses. However, the Committees have alleged certain breach of fiduciary duty claims against the Debtors’ current directors and officers, which allegations the Debtors vehemently dispute and believe are wholly without merit. The Debtors determined in their business judgment to appoint an independent director to conduct an independent review of potential claims against the Debtors’ current directors and officers in the belief that the independent investigation by the independent director would assist stakeholders and, ultimately, the Court in assessing the merits of potential claims against the Debtors’ current directors and officers and the propriety of releasing such claims under the Plan. To that end, the Debtors established a special committee of the Board of Synergy Pharmaceuticals, consisting of Mr. Joseph Farnan, an independent director not interested in the outcome of the Shareholder Derivative Actions (the “Special Committee”), to investigate and evaluate the Debtors’ potential claims against the current directors and officers of the Debtors arising from the Shareholder Derivative Actions and whether the release of such claims under the Plan represented a reasonable exercise of the Debtors’ business judgment. Prior to and after the appointment of the Independent Director, the Debtors continued to discuss the proposed release of the Debtors’ current directors and officers with the Committees and CRG. To that end, since filing the Independent Director Motion (as defined below), the Debtors have engaged in intensive, good-faith negotiations with the Committees and CRG concerning the scope of the Debtor releases in the Plan. As noted above those discussions have resulted in a global settlement which provides, among other things, for the Debtors’ causes of action against their current officers and directors to vest in the Litigation Trust on the Effective Date, provided that the Litigation Trust’s recourse on account of such claims will be limited to the available insurance coverage under the Debtors’ D&O Policies, subject to each Specified Individual’s compliance with the conditions set forth above. Upon approval of the Stipulation and Order (as defined below), the Debtors will terminate the Independent Director’s investigation. Under the Plan:

•                  The Released Parties means, collectively, each of the following in their respective capacities as such: (a) the Prepetition Secured Parties; (b) the DIP Secured Parties; (c) the Debtors’ Professionals; (d) the Creditors’ Committee and each of its current and former members, but solely in their capacities as such; (e) the Equity Committee and each of its current, former and ex-officio members, but solely in their capacities as such; and (f) with respect to each of the foregoing entities in clauses (a) through (e), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, participants, successors, assigns, Affiliates, subsidiaries, divisions, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, managing members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case solely in their capacity as such. For the avoidance of doubt, and notwithstanding anything in the Plan to the contrary, in no event shall holders of Interests in Synergy Pharmaceuticals (other than current, former and ex-officio members of the Equity Committee, but solely in their capacities as such), be considered “Released Parties”.

•                  The Releasing Parties means, collectively, each of the following in their respective capacities as such: (a) the Released Parties; (b) all Holders of Claims that vote to accept the Plan; (c) all Holders of Claims entitled to vote on the Plan who abstain from voting on the Plan and elect on their ballot to opt-in to the Third Party Release; and (d) with respect to each of the foregoing entities in clauses (a) through (c), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, participants, successors, assigns, Affiliates, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, managing members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such; provided, however, that Entities identified in this subsection (d) shall not be considered “Releasing Parties” where their respective Holder has not checked the box on the ballot and returned the ballot in accordance with the Disclosure Statement Order to opt in to the Third Party Release contained in Section 9.05 of the Plan; provided, further, that holders of Interests in Synergy Pharmaceuticals (other than current, former and ex-officio members of the Equity Committee, but solely in their capacities as such) shall not be considered “Releasing Parties”.

•                  The Exculpated Parties means, collectively, each of the following in their respective capacities as such: (a) the Debtors; (b) the Liquidating Debtors; (c) the Plan Administrator; (d) the Litigation Trustee; (e) the Debtors’ current officers, directors, and managers; (f) the Prepetition Secured Parties; (g) the DIP Secured Parties; (h) the Creditors’ Committee and each of its current and former members, but solely in their capacities as such; (i) the Equity Committee and each of its current, former and ex-officio members, but solely in their capacities as such; and (j) with respect to each of the foregoing entities in clauses (a) through (i) (excluding, in each case, the Debtors’ former officers and directors), such Entity and its current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), predecessors, participants, successors, assigns, Affiliates, subsidiaries, divisions, managed accounts or funds, and each of their respective current and former equity holders, officers, directors, managers, principals, shareholders, members, managing members, management companies, fund advisors, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case in their capacity as such; provided that Holders of Interests in Synergy Pharmaceuticals

(other than current, former and ex-officio members of the Equity Committee, but solely in their capacities as such) shall not be Exculpated Parties.

Based on the foregoing, the Debtors believe that the releases and exculpations in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Second Circuit. Moreover, the Debtors will present evidence at the Confirmation Hearing (as defined below) to demonstrate the basis for and propriety of the release and exculpation provisions. The release, exculpation, injunction, and related provisions that are contained in the Plan are copied in Article IV.G. of this Disclosure Statement, entitled “Effect of Plan on Claims and Interests.”

G.                                   Voting Procedures and Voting Deadline

If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. To ensure your vote is counted, you must (i) complete the Ballot, (ii) indicate your decision either to accept or reject the Plan in the boxes provided, and (iii) sign and return the Ballot(s) in the envelope provided.

The Ballot also contains an election to opt in to the release provisions contained in Section 9.05 of the Plan. All persons who have voted to accept the plan shall be deemed to have consented to and provided the release contained in Section 9.05 of the Plan. All persons who are entitled to vote to accept or reject the plan who abstain from voting and elect to opt in to the release contained in Section 9.05 of the Plan shall be deemed to have consented to and provided the release contained in Section 9.05 of the Plan. All persons who have voted to reject the Plan shall be deemed to have not opted in to the release contained in Section 9.05 of the Plan.

TO BE COUNTED, YOUR BALLOT WITH YOUR ORIGINAL SIGNATURE INDICATING YOUR ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 P.M. (EASTERN TIME) ON APRIL 11, 2019 (THE “VOTING DEADLINE”).

The following Ballots will not be counted or considered for any purpose in determining whether the Plan has been accepted or rejected:

(i)            any Ballot or Master Ballot received after the Voting Deadline (as extended by the Debtors as provided in the Solicitation Procedures Order);

(ii)           any Ballot or Master Ballot that is illegible or contains insufficient information to permit the identification of the claimant;

(iii)          any Ballot cast by a person or entity that does not hold a Claim in a Class that is entitled to vote to accept or reject the Plan;

(iv)          any Ballot cast for a Claim (i) scheduled as contingent, unliquidated, or disputed or as zero or as unknown in amount and (ii) for which no proof of claim is timely filed and no Rule 3018(a) Motion has been filed by the Rule 3018(a) Motion Deadline (as such terms are defined in the Solicitation Procedures Motion);

(v)           any Ballot that indicates neither an acceptance nor a rejection, or indicates both an acceptance and rejection, of the Plan;

(vi)          any Ballot (other than a Master Ballot) that casts part of its vote in the same Class to accept the Plan and part to reject the Plan;

(vii)         any form of Ballot or Master Ballot other than the official form sent by Prime Clerk LLC (“Prime Clerk” or the “Voting Agent”), or a copy thereof;

(viii)        any Ballot received that the Voting Agent cannot match to an existing database record;

(ix)          any Ballot or Master Ballot that does not contain an original signature if submitted by mail, courier, or hand delivery;

(x)           any Ballot or Master Ballot that does not contain an electronic signature if submitted through the E-Ballot platform on Prime Clerk’s website; or

(xi)          any Ballot or Master Ballot that is submitted by facsimile, email, or by any means of electronic submission other than the E-Ballot platform on Prime Clerk’s website.

In order for the Plan to be accepted by an Impaired Class of Claims, more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the Claims voting in such Class must vote to accept the Plan. At least one Voting Class, excluding the votes of insiders, must actually vote to accept the Plan.

YOU ARE URGED TO COMPLETE, DATE, SIGN, AND PROMPTLY MAIL OR SUBMIT THROUGH THE E-BALLOTING PORTAL THE BALLOT ENCLOSED WITH THE NOTICE. PLEASE BE SURE TO COMPLETE THE BALLOT PROPERLY AND LEGIBLY, AND IDENTIFY THE EXACT AMOUNT OF YOUR CLAIM AND THE NAME OF THE CREDITOR. IF YOU ARE A HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN AND YOU DID NOT RECEIVE A BALLOT, YOU RECEIVED A DAMAGED BALLOT OR YOU LOST YOUR BALLOT, OR IF YOU HAVE ANY QUESTIONS CONCERNING THE DISCLOSURE STATEMENT, THE PLAN OR PROCEDURES FOR VOTING ON THE PLAN, PLEASE CONTACT THE VOTING AGENT PRIME CLERK, AT 855-388-4579 OR AT SYNERGYBALLOTS@PRIMECLERK.COM. THE VOTING AGENT IS NOT AUTHORIZED TO AND WILL NOT PROVIDE LEGAL ADVICE.

H.                                   Confirmation Hearing

The Court has scheduled a hearing to consider confirmation of the Plan for April 23, 2019 at 11:00 a.m. (Eastern Time) in the United States Bankruptcy Court for the Southern District of New York, One Bowling Green, New York, New York 10004 (the “Confirmation Hearing”). The Court has directed that objections, if any, to confirmation of the Plan be filed and served on or before April 11, 2019 at 4:00 p.m. (Eastern Time) in the manner described in the Notice accompanying this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by way of announcement of such continuance in open Court or otherwise, without further notice to parties in interest.

THE DEBTORS URGE ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN.

ARTICLE II

GENERAL INFORMATION REGARDING THE DEBTORS

A.                                    Overview

As described in further detail herein, prior to the filing of the Chapter 11 Cases, the Debtors entered into the Stalking-Horse Agreement with the Stalking-Horse Bidder (each as defined herein). The keystone of the Plan was a competitive process pursuant to which the Debtors would sell all or substantially all of their assets. This competitive process resulted in the sale of substantially all of their assets to the Stalking-Horse Bidder. The premise of the Plan is to distribute the proceeds of that sale.

B.                                    The Debtors’ Formation

Synergy Pharmaceuticals was incorporated in Delaware in 1992. Synergy Advanced was incorporated in Delaware in 2007.

C.                                    The Debtors’ Business and Employees

1.                                      TRULANCE (Plecanatide)

Synergy is a biopharmaceutical company focused on the development and commercialization of novel gastrointestinal (“GI”) therapies. The Company has pioneered discovery, research, and development efforts around analogs of uroguanylin, which can be used for the treatment of GI diseases and disorders. Uroguanylin is a naturally occurring human GI peptide. Synergy’s proprietary GI platform includes one commercial product, TRULANCE, and a second product candidate, dolcanatide.

The Company’s only commercial product, plecanatide, is available and being marketed by the Company in the United States, under the trademark name TRULANCE, for the treatment of adults with chronic idiopathic constipation (“CIC”) and irritable bowel syndrome with constipation (“IBS-C”). CIC and IBS-C are chronic, functional GI disorders that afflict millions of people worldwide.

People with CIC have persistent symptoms of difficult-to-pass and infrequent bowel movements, including abdominal bloating and discomfort. Irritable bowel syndrome (“IBS”) is characterized by recurrent abdominal pain associated with two or more of the following criteria: related to defecation, associated with a change in the frequency of stool, or associated with a change in the form (appearance) of the stool. IBS can be subtyped by the predominant stool form as measured by the Bristol Stool Form Scale: constipation (IBS-C), diarrhea (IBS-D), or mixed (IBS-M).

TRULANCE is structurally identical to human uroguanylin (except for a single amino acid substitution) and is the only treatment thought to replicate the pH-sensitive activity of uroguanylin. Uroguanylin acts in the small intestine to stimulate fluid secretion and maintain stool consistency necessary for regular bowel function.

In January 2017, the FDA approved TRULANCE three milligram tablets for the once-daily treatment of adults with CIC. The Company began commercializing TRULANCE in the United States in March 2017. In January 2018, the FDA approved TRULANCE for the treatment of adults with IBS-C. TRULANCE is the only prescription medication for adults with CIC and IBS-C that can be taken once daily, with or without food, at any time of the day. TRULANCE is packaged in a unique, 30-day calendar blister pack.

On February 27, 2018, the Company entered into a definitive licensing, development and commercialization agreement (the “Cipher Agreement”) with Cipher Pharmaceuticals Inc. (“Cipher”) under which Cipher was granted the exclusive right to develop, market, distribute, and sell TRULANCE in Canada. Under the terms of the Cipher Agreement, Synergy received an upfront payment of $5 million and is eligible for an additional regulatory milestone payment, as well as royalties from product sales in Canada. In addition, Cipher is responsible for the costs and expenses associated with the development and commercialization of TRULANCE in Canada (including the costs of obtaining regulatory approval) and is required to purchase exclusively from Synergy in Canada.

On August 6, 2018, the Company entered into a definitive licensing, development and commercialization agreement (the “Luoxin Agreement”) with Shandong Luoxin Pharmaceutical Group Stock Co., Ltd. (“Luoxin”) granting Luoxin the exclusive right to develop and commercialize TRULANCE in mainland China, Hong Kong, and Macau. Under the terms of the Luoxin Agreement, Synergy received an upfront payment of $10.1 million (net of China withholding tax and VAT) and is eligible for additional regulatory and commercial milestone payments, as well as royalties from product sales. In addition, Luoxin is responsible for the costs and expenses associated with the development and commercialization of TRULANCE in China, Hong Kong, and Macau (including the costs of obtaining regulatory approval) and is required to purchase exclusively from Synergy its requirements of TRULANCE in China, Hong Kong, and Macau.

Synergy does not manufacture or distribute TRULANCE itself. Instead, Synergy manages its production and distribution of TRULANCE through third-party contract manufacturers. TRULANCE production and distribution consists of several phases: (a) manufacturing the raw ingredients for the Debtors’ products (i.e., the active pharmaceutical ingredient (the “API”)), (b) manufacturing the API into consumable pharmaceuticals, (c) testing the pharmaceuticals to conduct both analytical release studies and stability samples, (d) packaging the Debtors’ commercial product, and (e) distribution to ensure that the Debtors’ commercial products and samples make their way to end-users.

2.                                      Dolcanatide

Dolcanatide is the Company’s development-stage compound. Dolcanatide is designed to be an analog of uroguanylin with enhanced resistance to standard digestive breakdown by proteases in the intestine. The Company has demonstrated proof-of-concept in treating patients with ulcerative colitis. In addition, the Company has shown proof-of-concept with dolcanatide in treating patients with opioid-induced constipation (“OIC”). Synergy is considering OIC as a potential life-cycle growth opportunity for TRULANCE and has been exploring potential business development opportunities to further advance dolcanatide development in ulcerative colitis. In April 2018, the Company initiated a partnership with the National Cancer Institute (“NCI”) on a NCI-funded clinical biomarker study designed to evaluate the potential for dolcanatide to prevent colorectal cancer.

3.                                      Patents and Proprietary Rights

Patents and other proprietary rights are an essential element of the Company’s business. As of the Petition Date, the Company has approximately 33 issued United States patents related to TRULANCE, dolcanatide, various derivatives and analogs of TRULANCE and dolcanatide, and their uses and manufacture. Each of the existing U.S. patents expires between 2022 and 2034. In addition, Synergy has numerous granted foreign patents, which cover TRULANCE and dolcanatide, certain analogs, and their uses. Each of the foreign patents expires between 2022 and 2030. The Company also has patent applications relating to TRULANCE and dolcanatide pending in the United States and foreign jurisdictions.

4.                                      The Debtors’ Corporate Headquarters

The Company’s corporate headquarters is currently located at 420 Lexington Avenue, New York, NY 10170. The Company’s New York office lease expires in March 2022 with a total monthly rent of approximately $80,000 on a straight line basis, prospectively. In addition, the Company currently leases office space for operations in Chesterbrook, Pennsylvania under a lease through December 2022, at a monthly rate of approximately $31,000. The Court entered an order on February 27, 2019, authorizing the Debtors to reject the Company’s New York office lease at 420 Lexington Avenue [Docket No. 459].

5.                                      The Debtors’ Employees

As of the Petition Date, the Debtors had approximately 280 full-time employees and one part-time temporary employee. Of these employees, approximately 12 worked in the Debtors’ scientific and drug development organization, nine worked in technical operations and quality assurance, 238 worked in the sales and commercial team, and 21 worked in general and administrative functions. The Debtors’ salesforce employees work from home when they are not in the field. The Debtors’ other employees generally work out of one of the Debtors’ two corporate offices in New York, New York and Chesterbrook, Pennsylvania. As of the Petition Date, the Debtors utilized approximately 26 individuals and firms who were engaged through various agreements as contractors, scientific collaborators, and advisors. The Debtors did not have any unionized employees.

The Debtors provide severance pay to employees under a company-wide severance plan (the “Severance Plan”). The Debtors’ CEO and CFO both participate in the Debtors’ Severance Plan. Under the Severance Plan, severance pay and benefits may be granted to eligible full-time employees in particular circumstances.

Under the Severance Plan, in the context of a change-in-control transaction (a “Change in Control”), including a sale of substantially all of the Debtors’ assets as provided in the Stalking-Horse Agreement, eligible employees are entitled to receive as a lump-sum cash payment (a) an amount equal to the eligible employee’s pay for between two and 12 months, depending on the employee’s seniority (the “Severance Duration”), and (b) a monthly payment to help the employee pay for health insurance for the Severance Duration (collectively, the “Change in Control Severance”). Notably, an employee is not eligible for Change in Control Severance if the employee is terminated after declining to accept an offer of employment from the Company or any affiliate or successor employer that (a) does not (i) materially reduce the employee’s duties, authority or responsibilities; (ii) materially reduce the employee’s annual compensation; or (iii) require a relocation of the employee to a facility or a location that increases the one-way commute of the employee by more than 50 miles or, in the case of sales employee, require a relocation of the employee’s personal residence to a location that is more than 50 miles from the location of the employee’s personal residence at the time of the employment offer, or (b) is offered to the employee in connection with the Change in Control and which the employee accepts (a “Comparable Position”). All Change in Control Severance payments are subject to the eligible employee’s execution of a release of claims in favor of the Debtors.

The Debtors estimate that following a Change in Control, and after accounting for those employees who will receive an offer from the buyer of the Debtors’ assets, total liabilities for Change in Control Severance would be $15 million or less. This amount aligns with the $15 million of cash consideration in the Stalking-Horse Agreement that may only be used for employee Change in Control Severance payments. The Company’s CEO, Mr. Troy Hamilton, has voluntarily elected to forgo a $550,000 severance payment to increase the sale proceeds available for distribution to all stakeholders. This concession reduces the $15 million severance cap noted above to $14.45 million and results in a corresponding increase in the cash component of the purchase price for the Debtors’ assets by $0.55 million, thereby adding $550,000 of value to the Debtors’ estates for the benefit of all stakeholders.

The applicable Severance Duration for eligible employees is summarized in the chart below:

Sales Job Level Title	Severance Duration
GI Account Specialist (GIAS)	2 months
Regional GI Account Specialist (RGIAS)	3 months
Regional Business Director (RBD) / Sr. RBD	6 months
Senior Area Business Director	8 months

Non-Sales Job Level Title	Severance Duration
Professional I / Support	2 months
Prof II / Manager	3 months
Senior Manager / Associate Director	4 months

Director / MSL / Sr. MSL	6 months
Senior Director	6 months
Vice President	9 months
Senior Vice President and above	12 months

The Debtors received approval to pay obligations arising under the Severance Plan in connection with the sale to the Purchaser.

D.                                    The Debtors’ Corporate and Capital Structure

The Debtors’ organizational structure is comprised of two entities: Synergy Pharmaceuticals and its wholly owned subsidiary, Synergy Advanced, both Delaware corporations. As of the Petition Date, Synergy Pharmaceuticals was publicly traded on the NASDAQ Global Select Market under the symbol SGYP. As of the Petition Date, the Debtors had two issuances of debt outstanding of: (i) approximately $110 million of outstanding principal and accrued but unpaid interest including PIK interest under Synergy Pharmaceuticals’ senior secured term loan; and (ii) approximately $19 million in aggregate principal amount of 7.50% senior convertible notes due 2019. In addition, the Prepayment Premium (as defined herein) under the senior secured term loan was triggered upon the filing of the Chapter 11 Cases and became due and payable in the amount of approximately $35.0 million upon the filing.

1.                                      Secured Term Loan

Synergy Pharmaceuticals is party to a senior secured term loan (the “Prepetition Term Loan”) under that certain Term Loan Agreement (as amended, restated, modified, or supplemented from time to time, the “Prepetition Term Loan Agreement”),(4) with CRG Servicing LLC (“CRG”), as administrative agent and collateral agent (in such capacity, the “Prepetition Term Loan Agent”), and the lenders named therein (the “Prepetition Term Lenders”). Synergy Pharmaceuticals’ obligations under the Prepetition Term Loan are guaranteed by Synergy Advanced and secured by liens on and security interests in (a) substantially all of the Company’s tangible and intangible assets, other than certain customary excluded collateral, and (b) certain capital stock owned by the Company.

Synergy Pharmaceuticals borrowed $100 million under the Prepetition Term Loan on September 1, 2017, the closing date of the facility. Pursuant to Amendment No. 1 and Amendment No. 2, Synergy Pharmaceuticals had the ability to borrow an additional principal amount of $25 million on or before October 31, 2018 (“Second Borrowing”); if the Second Borrowing had been completed, Synergy could have borrowed an additional principal amount of $25 million on or before December 31, 2018 (“Third Borrowing”); and if the Second Borrowing and Third Borrowing had been completed, Synergy could have borrowed an additional principal amount of $50 million on or before February 28, 2019. Synergy elected not

(4)         The Prepetition Term Loan Agreement was amended on February 26, 2018 (“Amendment No. 1”), August 28, 2018 (“Amendment No. 2”), October 30, 2018, November 13, 2018, and November 16, 2018.

to draw down the Second Borrowing, and as a result there are no additional principal borrowings available under the Prepetition Term Loan Agreement.

Between October 30, 2018 and November 16, 2018, the Company entered into four waivers (the “Term Loan Waivers”), pursuant to which the Prepetition Term Lenders waived compliance with the Minimum Market Capitalization Covenant (defined below). As consideration for the Prepetition Term Lenders’ entry into the last two Term Loan Waivers, the Company paid the Prepetition Term Lenders $300,000 in fees.

On November 21, 2018, the Company entered into that certain Limited Forbearance Agreement (the “Forbearance Agreement”) with the Prepetition Term Loan Agent and the Prepetition Term Lenders. Under the Forbearance Agreement, the Company acknowledged and agreed that it was in default under the Prepetition Term Loan Agreement based on its failure to maintain an Average Market Capitalization (as defined in the Prepetition Term Loan Agreement), calculated on a trailing five trading day basis, in an amount equal to at least 200% of the aggregate outstanding principal amount of the Prepetition Term Loan (excluding PIK Loans (as defined in the Prepetition Term Loan Agreement)). Pursuant to the Forbearance Agreement, the Prepetition Term Lenders agreed to temporarily forbear from exercising their respective rights and remedies in connection with a default relating to the Prepetition Term Loan Agreement for the period commencing on November 20, 2018 and ending on the earlier to occur of (a) December 5, 2018 (11:59 p.m. Central Time) and (b) the occurrence of any additional default or Event of Default (as defined in the Prepetition Term Loan Agreement) other than a Liquidity Covenant Default (as defined in the Forbearance Agreement) under the Prepetition Term Loan Agreement. On December 5, 2018, the Company delivered a notice of default with respect to the Minimum Liquidity Covenant (defined below). The Forbearance Agreement was amended on December 5, 2018, to extend the forbearance period until the earliest to occur of (a) December 14, 2018 (11:59 p.m. Central time), (b) the occurrence of any additional default or Event of Default (as defined in the Prepetition Term Loan Agreement) other than a Liquidity Covenant Default (as defined in the Forbearance Agreement) or with respect to the Average Market Capitalization (as defined in the Prepetition Term Loan) covenant, and (c) the filing of a petition in bankruptcy if the first-day motions fail to include a motion for approval of debtor-in-possession financing and use of cash collateral acceptable to the Prepetition Term Loan Agent and Prepetition Term Lenders.

The Prepetition Term Loan matures on June 30, 2025. Prior to November 20, 2018, the Prepetition Term Loan bore interest at a rate equal to 9.5% per annum, with quarterly, interest-only payments, a portion of which, at the Company’s option, were paid in kind. Under the terms of the Forbearance Agreement, the Prepetition Term Loan bears interest at the Default Rate of 13.5%, which must be paid in cash.

The Prepetition Term Loan is subject to a prepayment premium (the “Prepayment Premium”), upon the occurrence of certain events including the commencement of these Chapter 11 Cases and the prepayment of the Prepetition Term Loan. The Prepayment Premium steps down each year. For the period July 1, 2018 to June 30, 2019, the Prepayment Premium is equal to 32.5% of the aggregate outstanding principal amount of Prepetition Term Loan being prepaid. In addition, upon any prepayment or repayment of the Prepetition Term Loans (including at maturity), there is a back-end facility fee equal to two percent (2.0%) of (a) in the case of a partial optional or mandatory prepayment, the aggregate principal amount of Prepetition Term Loans (including PIK Loans (as defined in the Prepetition Term Loan Agreement)) prepaid or (b) in the case of any other payment for any other reason, the aggregate principal amount of the maximum amount of Prepetition Term Loans (including PIK Loans (as defined in the Prepetition Term Loan Agreement)) advanced or deemed advanced (the “Back-End Facility Fee”).

As of the Petition Date, approximately $110 million is outstanding under the Prepetition Term Loan Agreement, inclusive of accrued but unpaid interest. The Prepayment Premium was triggered upon the filing of the Chapter 11 Cases and became due and payable in the amount of approximately $35.0 million upon the filing. In addition, the Back-End Facility Fee of approximately $2.2 million will apply upon payment of the Prepetition Term Loan at maturity or prepayment on any earlier date.

2.                                      7.50% Senior Convertible Notes

Pursuant to that certain Indenture dated as of November 3, 2014, by and among Wells Fargo Bank, National Association, as Trustee and Synergy Pharmaceuticals,(5) Synergy Pharmaceuticals issued $200 million aggregate principal amount of 7.50% Senior Convertible Notes with a maturity date of November 1, 2019 (the “Prepetition Notes”). The obligations under the Prepetition Notes are unsecured and are not guaranteed.

In several transactions from January 2015 through March 2017, approximately $181.4 million in aggregate principal amount of the Prepetition Notes were converted pursuant to the terms of the Prepetition Notes, or pursuant to the terms of various privately negotiated exchanges, into shares of Synergy Pharmaceuticals’ common stock, including shares issued in satisfaction of accrued and unpaid interest. As of the Petition Date, the Prepetition Notes had an outstanding principal balance of approximately $18.6 million.

3.                                      Synergy Pharmaceuticals’ Common Stock

As of November 9, 2018, there were 248,037,301 shares of Synergy Pharmaceuticals’ common stock outstanding. On December 11, 2018, the closing price of Synergy Pharmaceuticals’ stock was $0.34 cents/share. In connection with its November 13, 2017 issuance of 21,705,426 shares of common stock, Synergy Pharmaceuticals also issued warrants to purchase 21,705,426 shares of Synergy Pharmaceuticals’ common stock at an exercise price equal to $2.86 per share.

On December 12, 2018, the Company received a Staff Delisting Determination letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC indicating that, in accordance with NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1 (the

(5)         On February 28, 2017, Synergy received consents from certain holders of its Prepetition Notes to enter into that certain Supplemental Indenture with Wells Fargo, N.A., as trustee, which eliminated certain restrictive covenants (i.e., Limitation on Indebtedness, Future Financing Rights for Certain Investors, and Licensing Limitations). The Company paid an assignee approximately $1.6 million for such consent.

“Listing Rules”), the Staff has determined that the Company’s securities will be delisted from NASDAQ unless the Company requests an appeal of such determination. The letter provides that, should the Company fail to request a hearing before the NASDAQ Hearings Panel (the “Panel”) by December 19, 2018, trading of the Company’s securities will be suspended at the opening of business on December 21, 2018, and a Form 25-NSE will be filed with the Securities and Exchange Commission thereafter, which will remove the Company’s securities from listing and registration on NASDAQ. The Debtors have requested that their equity securities remain listed on NASDAQ during the pendency of the Chapter 11 Case and timely requested a hearing to that effect before the Panel; that hearing was held on January 24, 2019. By letter dated February 4, 2019, the Panel granted the Company’s request to continue its listing on the NASDAQ Stock Market, subject to the following conditions:

(1) On or before March 1, 2019, the Company must update the Panel regarding the results of the auction process. If the winning bid is for a merger with an operating entity, the Company shall on this date provide information regarding the timeline for completion of the transaction and support for the claim that the emerging entity will meet initial listing standards.

(2) On or before April 11, 2019, the Company shall have completed the merger and emerged from the bankruptcy, and have obtained approval from the Staff for initial listing for the post-merger entity.

The Panel has advised the Company that April 11, 2019 represents the full extent of the Panel’s discretion to grant continued listing while it is non-compliant. Should the Company fail to demonstrate compliance with that rule by that date, the Panel will issue a final delist determination and the Company will be suspended from trading on the Nasdaq Stock Market.

On March 6, 2019, the Panel determined to delist the shares of Synergy Pharmaceuticals from the NASDAQ Stock Market. Suspension of trading in the shares of Synergy Pharmaceuticals was effective at the open of business on March 8, 2019.

The Plan provides for distributions on account of the shares of common stock of Synergy Pharmaceuticals as set forth in the Plan. The Plan effects the cancellation of Synergy Pharmaceuticals’ common stock on the effective date of the Plan (the “Effective Date”).

E.                                    Summary of Events Leading to the Chapter 11 Filings

1.                                      Challenges Faced by the Debtors and Restructuring Efforts

As noted above, Synergy first obtained FDA approval for TRULANCE in January 2017 for the treatment of adults with CIC. The Debtors began commercializing TRULANCE in the United States in March 2017. In January 2018, the FDA also approved TRULANCE for the treatment of adults with IBS-C.

The Company has faced several headwinds in its efforts to increase sales volume, and, as a result, sales growth for TRULANCE has been slower than anticipated. Market access is highly competitive. The companies that sell products that compete with TRULANCE have more capital, significantly larger operations and infrastructure, and thus, have been able to provide larger discounts for managed care organizations and negotiate better terms with payors. In addition, the overall market growth for branded CIC and IBS-C products has been slower than anticipated.

Furthermore, the Company has been severely limited in its ability to obtain additional capital via public markets due to (a) the Company’s shareholders voting not to approve any increase in authorized shares and (b) restrictive debt covenants in the Prepetition Term Loan Agreement, including without limitation restrictions imposed on additional capital raised through a debt financing. Due to its inability to access additional capital on reasonable terms, the Company has been unable to effectively address the impediments it has faced in the past year.

The Company’s commercialization and research and development efforts have required significant investments. To fund these investments, the Company has engaged in several capital-raising transactions in the last several years, including entering into the Prepetition Term Loan Agreement in September 2017. The Prepetition Term Loan Agreement, however, contains restrictive financial covenants, including:

•                  a minimum liquidity covenant (the “Minimum Liquidity Covenant”) requiring the Company to maintain liquidity at the end of each day in an amount exceeding the greater of (i) $10 million plus the aggregate principal amount of outstanding Prepetition Notes and (ii) to the extent Synergy incurred Permitted Priority Debt (as defined in the Prepetition Term Loan Agreement), the minimum cash balance, if any, required of the Company by the Permitted Priority Debt creditors plus the aggregate principal amount of outstanding Prepetition Notes, which as of the Petition Date, required the Company to maintain a daily liquidity of approximately $28.6 million;

•                  a minimum market capitalization covenant (the “Minimum Market Capitalization Covenant”) requiring the Company to maintain at all times an average market capitalization of 200% of the aggregate outstanding principal amount of the Prepetition Term Loan (excluding PIK Loans (as defined in the Prepetition Term Loan Agreement)), which is equal to $200 million,(6) calculated on a trailing five trading day basis; and

•                  a minimum revenue covenant (the “Minimum Revenue Covenant”), which is subject to an equity cure or a permitted debt cure, requiring minimum revenues from sales of TRULANCE of $61 million for the twelve-month period beginning January 1, 2018 (i.e., January 1, 2018 through December 31, 2018).(7)

(6)         The Minimum Market Capitalization Covenant was initially set at $300 million. However, in connection with the Amendment No. 1, the Minimum Market Capitalization Covenant was revised to an amount equal to 200% of the aggregate outstanding principal amount of the Term Loan (excluding PIK Loans (as defined in the Prepetition Term Loan Agreement)).

(7)         The Minimum Revenue Covenant also contains minimum revenue requirements for the twelve month periods beginning January 1, 2017, January 1, 2019, January 1, 2020, January 1, 2021, and January 1, 2022.

At the time at which the Company entered into the Prepetition Term Loan Agreement—six months after the Company began commercializing TRULANCE—the Company’s sales forecasts supported (and exceeded) the thresholds at which these financial covenants were set.

As a result of its lower-than-expected sales performance through June 2018 and from additional analysis done in the third quarter of 2018, the Company forecasted that it could be at risk of defaulting on its 2018 Minimum Revenue Covenant. The Company projected that total net sales for 2018 would be between $42 million and $47 million, which would be below the $61 million threshold in the Minimum Revenue Covenant, which, absent an equity cure, would trigger a default.

Anticipating potential defaults under the Prepetition Term Loan Agreement, Synergy entered into discussions with CRG in an attempt to renegotiate the terms of the Prepetition Term Loan Agreement; however, Synergy was unable to further amend the Prepetition Term Loan Agreement with respect to the financial covenants.

Simultaneously, the Company pursued potential alternative financing options and engaged in a marketing process for a sale of the Company (which is described below in more detail). Ultimately, only one party was identified that was potentially willing to provide alternative financing (the “Alternative Financing Source”), and the Company and one of its financial advisors commenced preliminary discussions regarding the terms of that potential alternative financing. However, the Company, in consultation with its legal and financial advisors, determined that the alternative financing that was offered by the Alternative Financing Source did not align with the Company’s strategic objectives, because the proposal was non-binding and provided the Company with very little liquidity to implement its strategic objectives before incremental financing would be needed. Moreover, as of October 2018, the Company had not identified any strategic transactions that were reasonably executable outside of a chapter 11 proceeding.

On October 25, 2018, after negotiations to amend the Prepetition Term Loan Agreement had proven unsuccessful to date, and in light of its financial situation, the Company issued a press release updating its stakeholders about its strategic-review process (described in greater detail below), liquidity situation, and sales projections for 2018. Subsequently, Synergy Pharmaceuticals’ stock price fell, reducing its market capitalization to approximately $107 million. Synergy Pharmaceuticals’ common stock continued to trade at approximately the same levels over the next four trading days and, as a result, Synergy’s market capitalization fell below the $200 million covenant threshold for five trading days, which would have triggered a default on the Minimum Market Capitalization Covenant had the Company not entered into the Term Loan Waivers.

Between October 30, 2018, and November 16, 2018, the Prepetition Term Lenders entered into the four Term Loan Waivers, agreeing to waive compliance with the Minimum Market Capitalization Covenant through November 20, 2018. On November 21, 2018, Synergy and the Prepetition Term Lenders entered into the Forbearance Agreement, pursuant to which the Prepetition Term Lenders agreed to temporarily forbear from exercising rights and remedies in connection with defaults under the Prepetition Term Loan Agreement through December 5, 2018, which was subsequently extended to December 14, 2018.

On or about November 13, 2018, the Company engaged FTI Consulting (“FTI”) to provide financial advisory services in connection with the Company’s operational efforts and a potential restructuring transaction.

2.                                      Consideration of Strategic Alternatives and Sale Process

In parallel with its efforts to obtain relief under the Prepetition Term Loan and/or source alternative financing, Synergy continued to run a strategic review process to explore potential strategic alternatives to maximize value, including a sale, restructuring, or other transaction. That review process commenced in May 2018 (the “2018 Strategic Review Process”) when Synergy directed Centerview Partners LLC (“Centerview”) to conduct buyer outreach. The 2018 Strategic Review Process followed an extensive buyer outreach process conducted by Centerview over the prior three-year period beginning with Synergy’s engagement of Centerview in 2015.

During that three-year period, Centerview, at the Company’s direction, contacted over 30 pharmaceutical companies and financial buyers in order to assess their interest level in a strategic transaction with Synergy. During that outreach effort, several companies expressed interest in a potential transaction with Synergy and conducted due diligence. However, that process yielded no reasonable offers to acquire the Company, nor any other attractive strategic transactions.

During the 2018 Strategic Review Process conducted since the second quarter of 2018, at the direction of the Company, Centerview contacted the third parties that had previously expressed interest in the Company, as well as several additional potential buyers, including pharmaceutical companies and potential financial buyers. In parallel, the Company continued its efforts to (a) identify a corporate partner with the commercial infrastructure and capabilities to augment Synergy’s efforts to maximize sales of TRULANCE and (b) identify commercial products to in-license to further leverage Synergy’s commercial infrastructure. In connection with these discussions, a virtual data room containing extensive information about the Company, including documents describing the Company’s business and financial results in considerable detail, was established for those parties who entered into non-disclosure agreements.

Over the course of the 2018 Strategic Review Process, Synergy and Centerview held in-depth conversations with various potential interested parties, including Bausch Health Companies Inc. (“BH”), with whom they had been speaking since 2017, regarding potential commercial partnerships or an acquisition of the Company. As described above, Cipher was granted the exclusive right to develop, market, distribute, and sell TRULANCE in Canada and the Company entered into a definitive licensing, development, and commercialization agreement with Luoxin granting it exclusive rights to develop and commercialize TRULANCE in mainland China, Hong Kong, and Macau. However, as of October 25, 2018, the Company was unable to execute any other partnering or in-licensing transaction, and only BH had submitted a written non-binding offer subject to due diligence to acquire the Company. The non-binding BH offer contemplated an out-of-court sale, but valued Synergy significantly below the Company’s market capitalization. After receiving the non-binding BH offer, the Company engaged actively with BH in pursuit of facilitating a value-maximizing transaction.

Following the Company’s October 25, 2018 press release and the decline in the Company’s market capitalization, BH reaffirmed its interest in pursuing an acquisition of the Company with a non-binding offer to purchase all of Synergy Pharmaceuticals’ stock in an out-of-court sale. The Company remained committed to pursuing a strategic or alternative financial transaction that would maximize value. Accordingly, the Company continued to engage in extensive negotiations with BH regarding a sale transaction, while simultaneously seeking out other potential strategic partners and alternative financial transactions. Centerview, at the direction of the Company, continued its outreach effort to other potential buyers, including several other third parties not previously contacted and the Alternative Financing Source previously contacted. Ultimately, the Company’s outreach to potential buyers did not result in further written offers. Further, the Company, in consultation with its legal and financial advisors, determined that the alternative financing that was offered by the Alternative Financing Source was unlikely to provide greater value than the Stalking-Horse Agreement and was not reasonably executable.

As conversations with BH and outreach to other potential buyers progressed, the Company, in consultation with its financial advisors and counsel, determined that, given the Company’s difficulties in achieving sales projections and its deteriorating liquidity position, a sale of the Company to BH was the best available option to maximize value, and that an in-court sale pursuant to Bankruptcy Code section 363 was the only reasonably executable structure through which a transaction with BH could be completed.

The Debtors subsequently continued negotiations with BH. These negotiations resulted in substantial improvements in value over BH’s initial section 363 sale offer, and ultimately culminated in the Debtors entering into that certain Asset Purchase Agreement, dated as of December 12, 2018 (the “Stalking-Horse Agreement”), with BH and its wholly-owned subsidiary Bausch Health Ireland Limited (“Purchaser”). The Stalking-Horse Agreement contemplates a section 363 sale (the “Sale”) subject to higher and better offers, and pursuant to which BH and Purchaser, together, would serve as stalking-horse bidder (the “Stalking-Horse Bidder”). The Stalking-Horse Agreement contemplates the transfer of substantially all of the assets of the Debtors (including the Debtors’ intellectual property, certain customer and vendor contracts, accounts receivable, and goodwill) and, to that end, provides for, among other things, the assumption and assignment to the Stalking-Horse Bidder of certain contracts material to the operation of the business.

The Debtors’ board of directors (the “Board”) met regularly throughout the Debtors’ process of considering strategic and financial alternatives and was kept apprised of the status of proposals and options available to the Debtors. In addition to numerous other meetings that were regularly held throughout the strategic alternatives process, at a meeting of the Board held on December 11, 2018, the Board, after full deliberation, determined that entering into the Stalking-Horse Agreement, filing these Chapter 11 Cases, and pursuing the sale process contemplated in the Stalking-Horse Agreement (which subjects the Stalking-Horse Agreement to higher and better offers) as part of these Chapter 11 Cases would be the appropriate means by which to pursue a value maximizing transaction.

The Debtors believe that the transaction negotiated with the Stalking-Horse Bidder represents the highest and best offer available to the Debtors at this time, subject to higher and better offers received during the marketing process contemplated by the Debtors’ filed motion to approve the Sale. The transaction negotiated with the Stalking-Horse Bidder is the culmination of a comprehensive marketing process that transpired over a multi-year period. This prepetition marketing process will be supplemented during the postpetition marketing period contemplated by the bidding procedures, thereby providing further opportunity for interested bidders to formally bid for the Debtors’ assets and business operations.

3.                                      DIP Financing

Once the Debtors determined that the Sale would be executed through a section 363 process, Centerview, at the direction of the Debtors, reached out to the Debtors’ prepetition lenders, regarding the terms of potential debtor-in-possession (“DIP”) financing. The Debtors received two DIP proposals: (1) a proposal furnished on December 3, 2018, from CRG, the Debtors’ existing secured lender,(8) and (2) a proposal dated November 23, 2018, from funds managed by Highbridge Capital Management, LLC (“Highbridge”), a holder of the Debtors’ Prepetition Notes. Both proposals contemplated a “priming” DIP facility with the DIP lender receiving priming liens and superpriority claims. The Debtors carefully considered the Highbridge proposal before determining to proceed with a DIP facility from CRG (the “DIP Facility”). Ultimately, the Debtors concluded that the Highbridge proposal was not viable because Highbridge—whose existing securities are junior to the Prepetition Term Loan—was only willing to provide financing on a senior, priming basis. CRG indicated it would not consent to the subordination of its prepetition liens, and the Debtors concluded that efforts to prime the Prepetition Term Loan without CRG’s consent would be costly, disruptive, and likely futile.

Centerview also approached three traditional lending institutions for postpetition financing proposals. None of the parties contacted were willing to provide postpetition financing on a junior basis or participate in a priming fight under these circumstances. Ultimately, Synergy determined that the debtor-in-possession financing (the “DIP Financing”) provided by the Prepetition Term Lenders represented the best available alternative for debtor-in-possession financing. The DIP Financing will facilitate the section 363 sale process, providing the Debtors with new capital—in the form of a senior secured, priming, superpriority debtor-in-possession term loan facility in the aggregate principal amount of approximately $155 million (including $45 million in “new money” loans)—needed to allow the Debtors to continue operations through the closing of the Sale and facilitate an orderly post-closing wind-down.(9)

(8)         Although CRG did not transmit a formal DIP financing term sheet until December 3, 2018, discussion between the Debtors and CRG concerning DIP financing had been in process for several weeks prior.

(9)         On January 2, 2019, JMB Capital Partners Master Fund, L.P. (“JMB”) furnished an unsolicited, non-binding indication of interest in providing the Debtors with $150 million in debtor-in-possession financing on a senior, priming basis. A copy of that non-binding indication of interest was appended to the Declaration of Ryan T. Jareck, Esq. in Support of Ad Hoc Committee of Equity Holders’ Objection to the Debtors’ Bidding Procedures and Joinder to the Official Committee of Unsecured Creditors’ Objection Thereto [Docket No. 158]. Upon receiving JMB’s non-binding indication of interest, the Debtors executed a non-disclosure agreement with JMB, entered into preliminary discussions with JMB to assess JMB’s potential interest in providing postpetition financing, and provided JMB access to an electronic dataroom and other due-diligence materials. As of the date hereof, JMB has not indicated that it is prepared to proceed further with respect to its non-binding indication of interest.

F.                                     Summary of Material Pre-Petition Legal Proceedings

1.                                      David Lee and Related Litigation

On February 8, 2018, a federal securities action, captioned David Lee v. Synergy Pharmaceuticals Inc. et al., was filed in the U.S. District Court for the Eastern District of New York (the “District Court”). Two similar, related lawsuits—Eileen Countryman v. Synergy Pharmaceuticals Inc. et al. and Wendell Rose v. Synergy Pharmaceuticals Inc. et al—were subsequently filed in the District Court. On June 11, 2018, plaintiffs voluntarily dismissed the Countryman complaint. On June 22, 2018, the District Court consolidated the remaining Lee and Rose actions into a single action under the caption In re Synergy Pharmaceuticals, Inc. Securities Litigation (the “Securities Action”). On August 31, 2018, plaintiffs in the consolidated action filed a consolidated amended complaint that seeks to recover on behalf of a putative class of purchasers of Synergy Pharmaceuticals’ common stock between November 10, 2016 and November 13, 2017. The consolidated amended complaint alleges that Synergy Pharmaceuticals and certain of its officers and directors made false and misleading statements, including in connection with the Prepetition Term Loan and in connection with TRULANCE’s side-effect profile. The consolidated amended complaint asserts claims under the federal securities laws and seeks to recover unspecified damages, legal fees, interest, and costs. On January 17, 2019, the District Court entered an order staying the action following the commencement of Synergy Pharmaceuticals’ Chapter 11 Case.

2.                                      Solak Shareholder Derivative Action

On April 20, 2018, a shareholder derivative action captioned Solak v. Jacob et al. was filed in the Supreme Court of the State of New York for New York County (the “Supreme Court”). Three substantially identical shareholder derivative actions, captioned Ecker et al. v. Jacob et al., Harding v. Jacob et al., and Buker v. Jacob et al., were subsequently filed in the Supreme Court. On June 19, 2018, the Supreme Court consolidated these four actions into a single action captioned Solak v. Jacob et al. (the “Solak Shareholder Action”). On September 28, 2018, plaintiffs in the consolidated action filed a consolidated amended complaint that names Synergy Pharmaceuticals’ directors and certain of its officers as defendants, as well as Synergy Pharmaceuticals itself as nominal defendant, and seeks to recover on behalf of Synergy Pharmaceuticals. It asserts claims for breach of fiduciary duty, unjust enrichment and gross mismanagement, alleging that the individual defendants caused Synergy Pharmaceuticals to issue allegedly false and misleading statements in connection with the Prepetition Term Loan and TRULANCE’s side-effect profile. The consolidated amended complaint seeks to recover unspecified damages on behalf of Synergy Pharmaceuticals, as well as declaratory relief, equitable remedies, costs, and expenses.

3.                                      Davydov Shareholder Derivative Action

On June 8, 2018, a shareholder derivative action captioned Davydov v. Hamilton et al. was filed in the U.S. District Court for the Eastern District of New York (the “Davydov Shareholder Action”). The complaint names Synergy Pharmaceuticals’ directors and certain of its officers as defendants, as well as the Company itself as nominal defendant, and seeks to recover on behalf of Synergy Pharmaceuticals. The complaint alleges that the individual defendants violated the federal securities laws and breached their fiduciary duties to Synergy Pharmaceuticals by causing it to issue allegedly false and misleading statements in connection with the Prepetition Term Loan, TRULANCE’s side-effect profile, and the responsibilities of Synergy Pharmaceuticals’ directors. The complaint also asserts claims for alleged waste of corporate assets and unjust enrichment based on the same allegations. The complaint seeks to recover unspecified damages on behalf of Synergy Pharmaceuticals, as well as equitable remedies, costs, and expenses.

4.                                      Pierro Action

On October 2, 2018, a civil action, captioned Dominick Pierro et al. v. Nicholas Stefano et al., was filed in the Supreme Court of the State of New York for Westchester County. The complaint alleges that Synergy Pharmaceuticals was the owner or lessee of an automobile that allegedly collided with one of the plaintiffs on June 13, 2018, thereby causing the plaintiffs to allegedly sustain serious personal injuries and economic loss greater than basis economic loss, as defined in Section 5102(a) and (d) of the Insurance Law of the State of New York. On December 3, 2018, the defendants filed a verified answer admitting, denying, and denying having knowledge or information sufficient to form a belief regarding certain of the allegations in the complaint. In addition, on December 3, 2018, the defendants filed certain demands and notices on the plaintiffs. The plaintiffs seek to recover unspecified damages, interest, and costs.

5.                                      Cantor Fitzgerald Action

On November 20, 2017, a civil action, captioned Cantor Fitzgerald & Co. v. Synergy Pharmaceuticals Inc. et al., was filed in the Supreme Court of the State of New York for New York County. The complaint names Synergy Pharmaceuticals, Royalty/Revenue Interest Capital Advisors, LLC (“RRICA”), and Lionel Leventhal (“Leventhal”) as defendants and alleges, among other claims, breach of contract for failing to pay Cantor Fitzgerald & Co. (“Cantor”) financial advisory and investment banking fees in the amount of $5.25 million that Cantor alleges were owed upon the closing of the Company’s debt financing in September 2017. On January 5, 2018, Synergy Pharmaceuticals filed an answer to the complaint denying all the allegations against Synergy Pharmaceuticals, including the allegations that Synergy Pharmaceuticals entered into any agreement with Cantor. On March 7, 2018, the Supreme Court approved a stipulation between RRICA and Leventhal on the one hand, and Cantor on the other hand, pursuant to which the action was voluntarily discontinued with prejudice to defendants RRICA and Leventhal. The complaint seeks to recover compensatory and punitive damages of no less than $5.25 million, plus interest and costs. On January 2, 2019, the Supreme Court entered an order staying the action following the commencement of Synergy Pharmaceuticals’ Chapter 11 Case.

As a consequence of the bankruptcy filings (as discussed below), all pending litigation against the Debtors was stayed automatically by section 362 of the Bankruptcy Code and, absent further order of the Court, no party may take any action in any such litigation to recover on prepetition Claims against the Debtors.

ARTICLE III

THE CHAPTER 11 CASES

A.                                    Commencement of the Chapter 11 Cases

As set forth above, on the Petition Date the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the Court. By order dated December 14, 2018 [Docket No. 52], the Debtors’ cases are being jointly administered for procedural purposes only. No trustee or examiner has been appointed in the Chapter 11 Cases.

Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors and debtors-in-possession.

B.                                    “First Day” Motions and Related Applications

On the Petition Date, the Debtors filed a number of “first-day” motions and applications designed to ease the Debtors’ transition into chapter 11, maximize the Debtors’ assets and minimize the effects of the commencement of the Chapter 11 Cases. Since then, the Court has entered orders providing various first-day relief, including:

(i)            granting the Debtors an extension of time to file their schedules of assets and liabilities and statements of financial affairs (order entered December 14, 2018) [Docket No. 55];

(ii)           authorizing the establishment of certain notice, case management and administrative procedures in the Chapter 11 Cases (order entered December 14, 2018) [Docket No. 60], (amended order entered February 7, 2019) [Docket No. 317];

(iii)          authorizing the Debtors to pay prepetition wages, compensation, and employee benefits (interim order entered December 14, 2018) [Docket No. 61], (final order entered January 24, 2019) [Docket No. 265];

(iv)          authorizing payment of prepetition claims of certain critical vendors (interim order entered December 14, 2018) [Docket No. 63], (final order entered January 8, 2019) [Docket No. 184];

(v)           authorizing the Debtors to honor certain prepetition obligations to customers and to continue customer programs (interim order entered December 14, 2018) [Docket No. 64], (final order entered January 23, 2019) [Docket No. 254];

(vi)          authorizing continued use of the Debtors’ existing cash-management system, bank accounts, and business forms, and payment of related prepetition obligations, (ii) modifying certain deposit requirements, and (iii) authorizing continuance of intercompany transactions and honoring certain related prepetition obligations (interim order entered December 14, 2018) [Docket No. 65], (final order entered January 23, 2019) [Docket No. 253];

(vii)         establishing notice and hearing procedures for trading in, or claims of worthlessness with respect to, equity securities in the Debtors (interim order entered December 14, 2018) [Docket No. 66], (final order entered January 24, 2019) [Docket No. 266];

(viii)        authorizing the Debtors to file a single consolidated list of top 20 unsecured creditors; authorizing the Debtors to use corporate addresses for individual creditors on the creditor list; authorizing the Debtors to establish procedures for notifying parties of the commencement of the Chapter 11 Cases; waiving the requirement to file the list of equity security holders; and modifying the requirement to provide notice of commencement to equity security holders, nunc pro tunc to the Petition Date (order entered December 27, 2018) [Docket No. 125];

(ix)          authorizing the Debtors to pay certain prepetition taxes and obligations (interim order entered December 27, 2018) [Docket No. 124], (final order entered January 23, 2019) [Docket No. 257];

(x)           approving the Debtors’ proposal for adequate assurance of payment to utility companies; establishing procedures for resolving objections by utility companies; and prohibiting utility companies from altering, refusing or discontinuing service to the Debtors (interim order entered December 27, 2018) [Docket No. 123], (final order entered January 24, 2019) [Docket No. 261];

(xi)          authorizing the Debtors to (a) maintain existing insurance policies and pay all insurance obligations arising thereunder and (b) renew, revise, extend, supplement, change or enter into new insurance policies (order entered January 23, 2019) [Docket No. 256]; and

(xii)         authorizing the Debtors to obtain postpetition financing; authorizing the Debtors to use cash collateral; granting liens and providing superpriority administrative expense status; granting adequate protection; modifying the automatic stay; scheduling a final hearing; and granting related relief (first interim order entered December 13, 2018) [Docket No. 50], (second interim order entered December 24, 2018) [Docket No. 113], (third interim order entered January 22, 2019) [Docket No. 250], (final order entered February 26, 2019) [Docket No. 454].

C.                                    Retention of Professionals and Appointment of the Creditors’ Committee and Equity Committee

1.                                      Retention of Debtors’ Professionals

The Debtors were authorized to retain (i) Skadden, Arps, Slate, Meagher & Flom LLP as their bankruptcy counsel (order entered January 28, 2019) [Docket No. 276], (ii) Togut, Segal & Segal LLP as their bankruptcy counsel (order entered February 27, 2019) [Docket No. 458], (iii) FTI Consulting as their financial advisor (order entered January 24, 2019) [Docket No. 263], and (iv) Centerview as their investment banker and financial advisor (order entered February 7, 2019) [Docket No. 318] (the “Centerview Order”), as described further below.

The Debtors also were authorized to retain certain professionals utilized by the Debtors in the ordinary course of business prior to the Petition Date pursuant to an order [Docket No. 255] entered by the Court on January 23, 2019.

a.                                      Retention of Centerview

On December 28, 2018, the Debtors filed the Debtors’ Application for Entry of an Order (I) Authorizing the Employment and Retention of Centerview Partners LLC as Investment Banker and Financial Advisor to the Debtors Effective Nunc Pro Tunc to the Petition Date, (II) Approving the Terms of the Centerview Engagement Letter, (III) Waiving Certain Time-keeping Requirements, and (IV) Granting Related Relief [Docket No. 135] (the “Centerview Application”). In support of the relief requested in the Centerview Application, the Debtors also filed the Declaration of Samuel Greene [Docket No. 135-2]. On January 10, 2019, the U.S. Trustee filed an objection [Docket No. 194] to the Centerview Application, to which the Debtors filed a reply [Docket No. 231] and supplemental declaration by Mr. Greene [Docket No. 231-1] on January 16, 2019, and on January 17, 2019, the Court held a hearing to consider, among other matters, the Centerview Application. At the January 17th hearing, the Court sought additional disclosures regarding potential conflicts of interest and adjourned consideration of the Centerview Application to January 30, 2019. In advance of the January 30th hearing, the Debtors filed a supplemental reply [Docket No. 252] and an additional declaration by Mr. Greene [Docket No. 252-1] and the U.S. Trustee filed a response [Docket No. 273]. At the January 30th hearing, the Court postponed its decision on the Centerview Application to February 6, 2019, and directed the Debtors to provide certain supplemental information in further support of the Centerview Application, including information concerning Centerview’s connections to Ironwood Pharmaceuticals, Inc. Prior to the hearing on February 6th, and in further support of the Centerview Application, the Debtors filed the declarations of Mr. Gary Gemignani of Synergy [Docket No. 298], and Ms. Amanda Kosowsky of Centerview [Docket No. 299]. At the February 6th hearing, the Court approved the Centerview Application, and on February 7, 2019, the Court entered the Centerview Order.

2.                                      Retention of Claims and Noticing Agent and Administrative Agent

By order entered on December 14, 2018 [Docket No. 58], the Court authorized the Debtors to retain Prime Clerk as their claims and noticing agent in the Chapter 11 Cases. By order entered January 24, 2019 [Docket No. 264], the Court also authorized the Debtors to retain Prime Clerk as their administrative advisor in the Chapter 11 Cases.

3.                                      Appointment of Creditors’ Committee and Retention of Creditors’ Committee Professionals

On December 20, 2018, William K. Harrington, United States Trustee for Region 2 (the “U.S. Trustee”), appointed an Official Committee of Unsecured Creditors in the Chapter 11 Cases (the “Creditors’ Committee”) pursuant to section 1102(a) of the Bankruptcy Code [Docket No. 92]. The initial members of the Creditors’ Committee (the “Creditors’ Committee Members”) were: (i) Wilmington Savings Fund Society, FSB, (ii) 1992 MSF International Ltd., (iii) Healix Global, Inc., (iv) McKesson Corporation and (v) Sudler & Hennessy, LLC.

By orders entered February 26, 2019, the Creditors’ Committee was authorized to retain (i) Latham & Watkins, LLP as its counsel [Docket No. 448] and (ii) Alvarez & Marsal as its financial advisor [Docket No. 451].

4.                                      Appointment of Equity Committee

On January 29, 2019, the U.S. Trustee appointed an Official Committee of Equity Security Holders in the Chapter 11 Cases (the “Equity Committee” and together with the Creditors’ Committee, the “Committees”) pursuant to section 1102(a) of the Bankruptcy Code [Docket No. 279]. The initial members of the Equity Committee (the “Equity Committee Members”) were: (i) Samuel Goldstein, (ii) Jerome Lewis Jennings, (iii) John J. Sastry, (iv) Michael L. Meyer, (v) Dorin Toderas, (vi) Rohit Sharma and (vii) Logan J. Reed. On February 14, 2019, the Equity Committee filed applications seeking to retain (i) Gibson, Dunn & Crutcher LLP as its counsel [Docket No. 354] and Houlihan Lokey Capital, Inc. (“Houlihan”) as its financial advisor [Docket No. 355] (the “Houlihan Retention Application”). The Houlihan Retention Application contemplates the following fee structure: (1) a nonrefundable monthly cash fee of $100,000, (2) a cash fee of (i) $2,000,000 if the terms of the Plan are approved by the Equity Committee or (ii) $600,000 if the terms of the Plan are not approved by the Equity Committee and (3) a cash fee equal to the sum of (i) $600,000 plus (ii) 5% of Total Consideration (as defined in the Houlihan Retention Application) upon the closing of a sale transaction. The Debtors intend to object to Houlihan’s proposed fee structure.

D.                                    Significant Events During the Chapter 11 Cases

In addition to the first-day relief sought and received in the Chapter 11 Cases, the Debtors have sought and received authority with respect to various matters designed to assist in the administration of the Chapter 11 Cases and to maximize the value of the Debtors’ Estates. Material events since the commencement of the Chapter 11 Cases are summarized below and include:

1.                                      Cash Collateral and Debtor-In-Possession Financing

a.                                      Cash Collateral and DIP Motion

In the weeks leading up to the Petition Date, the Debtors and their advisors engaged in extensive, hard-fought negotiations with their prepetition lenders regarding potential proposals for debtor-in-possession financing that would provide the Debtors with (a) critical liquidity to fund their operations and these Chapter 11 Cases and (b) the best path forward for their reorganization. This process proved successful, culminating in a postpetition financing facility provided by the Debtors’ secured prepetition lenders and the consensual use of cash collateral during these Chapter 11 Cases.

The Debtors required immediate access to cash collateral to ensure that they were able to continue operating during these Chapter 11 Cases and preserve the value of their estates for the benefit of all parties-in-interest. In addition, ample post-petition financing was necessary to send a strong signal to the market that these Chapter 11 Cases were well-funded, which was particularly important to provide vendors and customers with comfort regarding the Debtors’ liquidity and ability to facilitate their restructuring efforts, including the Debtors’ intention to market and sell substantially all of their assets during these Chapter 11 Cases.

Accordingly, on the Petition Date, among other first-day relief sought, the Debtors filed the Debtors’ Motion for Interim and Final Orders (I) Authorizing the Debtors to Obtain Postpetition Financing, (II) Authorizing the Debtors to Use Cash Collateral, (III) Granting Liens and Providing Superpriority Administrative Expense Status, (IV) Granting Adequate Protection, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief [Docket No. 16] (the “Cash Collateral and DIP Motion”).

As part of this motion, the Debtors requested authorization, pursuant to a binding term sheet dated December 11, 2018 (the “DIP Term Sheet”) by and among the Company, as debtor-in-possession, Synergy Advanced, as guarantor, CRG, as DIP administrative agent (“DIP Agent”), and certain affiliates of CRG (collectively, the “DIP Lenders”), (1) to use cash collateral and (2) to obtain a senior secured superpriority debtor-in-possession term loan facility in an aggregate principal amount equal to $155,000,000, comprised of $45,000,000 of “new money” loans (the “New Money DIP Loans”), plus $110,000,000 of loans representing a “roll up” of a portion of the Prepetition Obligations (as defined in the DIP Term Sheet) equal to the sum of (i) outstanding principal, plus (ii) accrued and unpaid interest, including accrued and unpaid postpetition interest at the Default Rate (as defined in the DIP Term Sheet) specified in the Prepetition Term Loan Agreement from the petition date through and including the date of the entry of the Second Interim Order (as defined in the DIP Term Sheet), plus (iii) any and all unreimbursed costs, fees and expenses of the Prepetition Secured Parties (as defined in the DIP Term Sheet) (the “Roll Up DIP Loans” and together with the New Money DIP Loans, the “DIP Loans”) on the terms set forth in the DIP Term Sheet and the definitive documentation to be negotiated, executed and delivered by the Debtors and the DIP Lenders related to the DIP Term Sheet, including credit, security, collateral and guarantee agreements (collectively, the “DIP Documents”).

The DIP Lenders sought various conditions precedent related to the provision of their loans, which are generally customary for debtor-in-possession financings of this type, including (i) entry of interim and final orders by the Court, in form and substance satisfactory to the DIP Agent, approving the Debtors’ execution and performance of the DIP Term Sheet and the DIP Documents (such orders, the “DIP Order”), (ii) the Debtors’ and DIP Lenders’ execution and delivery of the DIP Documents, in form and substance satisfactory to the DIP Agent, on or prior to December 18, 2018, (iii) the filing by the Debtors of an Acceptable Plan (as defined in the DIP Term Sheet) and disclosure statement no later than December 21, 2018, and (iv) the bid procedures motion, sale motion and “stalking horse” asset purchase agreement not being modified in a manner adverse in any material respect to the rights and interests of the DIP Secured Parties (as defined in the DIP Term Sheet) without the prior written consent of the DIP Agent.(10)

The DIP Loans shall be used by the Company in accordance with the initial budget agreed upon between the Debtors and the DIP Lenders, which budget may be modified by the Debtors with the consent of the DIP Lenders (the “Budget”). The Company’s variance from the Budget cannot exceed: (i) 20% for the first four-week period (and each week thereof), (ii) 15% for the first five-week period, and (iii) 10% for the first six-week period and all subsequent weeks for various operating categories and 10% for bankruptcy-related disbursements, with certain exceptions as set forth in the DIP Term Sheet (including fees of the DIP Lenders and their professionals).

The DIP Loans will mature on the earliest of (a) April 9, 2019; (b) the consummation of a sale of all or substantially all of the Company’s assets; (c) the acceleration of the DIP Loans; and (d) such later date as the DIP Lenders in their sole discretion may agree in writing with the Company (such earliest date, the “Maturity Date”).

Upon the occurrence of certain mandatory prepayment events, including the consummation of an Acceptable 363 Sale (as defined in the DIP Term Sheet) or upon the effectiveness of an Acceptable Plan (as defined in the DIP Term Sheet), the Acceptable 363 Sale order or the Acceptable Plan, as applicable, shall provide for the indefeasible payment in full in cash of the DIP Loans upon consummation of the sale, or at emergence, as applicable. Once the Company has repaid or prepaid any amounts under the DIP Loans, such amounts may not be reborrowed.

The obligations of the Debtors under the DIP Term Sheet and DIP Documents will have priority over all other allowed Chapter 11 or Chapter 7 administrative expenses under the Bankruptcy Code, subject to a carveout as specified in the DIP Order, and shall be secured by a lien on and a security interest in all assets and property of the Company. The proceeds of the DIP Loans will be used by the Debtors, as permitted by the DIP Order, the Budget, and the DIP Documents, for working capital and general corporate purposes, the pursuit of an Acceptable

(10)                          On December 18, 2018, the Debtors executed and delivered the DIP Documents to the DIP Agent. On December 21, 2018, the Debtors filed an Acceptable Plan and disclosure statement, thereby satisfying the applicable conditions set forth above.

Sale (as defined in the DIP Term Sheet) and bankruptcy-related costs and expenses, subject to the Carve Out (as defined in the DIP Term Sheet).

In consideration of the DIP Lenders’ provision of the DIP Loans, upon entry of the Final Order (as defined in the DIP Term Sheet) the Debtors will pay an upfront fee of 2% of the total amount of the New Money DIP Loans. In addition, on the Maturity Date, the Debtors will pay an exit fee of 3% of the total amount of the New Money DIP Loans. The Company will also pay all reasonable and documented professional fees and expenses of the DIP Lenders in connection with the matters contemplated by the DIP Term Sheet and the DIP Documents.

Interest on the amounts borrowed under the DIP Loans will accrue and be payable monthly at a rate of LIBOR + 9.50% per annum; an additional 4.00% per annum will apply during the continuance of an Event of Default (as defined in the DIP Term Sheet).

b.                                      First Interim Hearing on Cash Collateral and DIP Motion

At the December 13, 2018 hearing, the Debtors sought approval of the Cash Collateral and DIP Motion on an interim basis, solely with respect to the Debtors’ use of cash collateral during the interim period between the commencement of the Chapter 11 Cases and the second interim hearing on the Cash Collateral and DIP Motion.  Shortly before the hearing, 1992 MSF International Ltd. (“1992 MSF”) and 1992 Tactical Credit Master Fund, L.P. (“1992 Tactical” and together with 1992 MSF, the “Highbridge Funds”), filed the Preliminary Objection to the Cash Collateral and DIP Motion [Docket No. 48].  By its objection, the Highbridge Funds raised issues with the Cash Collateral and DIP Motion’s proposed timeline, releases, superpriority liens, and the DIP Term Sheet.

At the December 13, 2018, hearing, the Debtors vigorously disputed the Highbridge Funds’ assertions. The Court also expressed some concerns about the DIP Term Sheet, including with respect to the proposed Roll Up DIP Loans. The parties were able to negotiate a consensual resolution at the hearing, resulting in an agreement that (i) upon entry of the first interim order, the Debtors are authorized to use cash collateral and (ii) at the second interim hearing to be held on December 21, 2018, the Company will seek $8 million of New Money DIP Loans and to roll up only $16 million of Prepetition Obligations into Roll Up DIP Loans.(11) With some slight modifications to the order to reflect the parties’ agreement, on December 13, 2018, the Court entered an order [Docket No. 50] (the “First Interim DIP Order”) approving the relief requested in the Cash Collateral and DIP Motion on an interim basis until the next interim hearing.

(11)                          The DIP Term Sheet had proposed that, upon entry of the second interim order, (i) the DIP Lenders would advance $11,500,000 of New Money DIP Loans and (ii) 100% of the Roll Up DIP Loans would be used to discharge all outstanding Prepetition Obligations (as defined in the DIP Term Sheet), other than the Prepayment Premium and the Back-End Facility Fee.

c.                                       Second Interim Hearing on Cash Collateral and DIP Motion

On December 21, 2018, the Court held a second interim hearing on the Debtors’ Cash Collateral and DIP Motion, and ultimately approved the relief requested therein on a second interim basis, with certain modifications described below. In advance of the hearing (the “Second Interim DIP Hearing”), the Debtors filed the Senior Secured, Priming and Superiority Debtor-in-Possession Credit Agreement, dated as of December 21, 2018, by and among Synergy Pharmaceuticals, as borrower, Synergy Advanced, as guarantor, and the DIP Lenders from time to time party thereto [Docket No. 87] (the “DIP Credit Agreement”). In support of the relief requested in the Cash Collateral and DIP Motion, the Debtors also filed the declarations of Mr. Samuel Greene of Centerview [Docket No. 87] and Mr. Sean Gumbs of FTI [Docket No. 87]. In granting the Debtors’ requested relief, the Court overruled objections filed by the Highbridge Funds [Docket No. 79], the Ad Hoc Committee of Equity Holders [Docket No. 80], the Creditors’ Committee [Docket No. 102] and various equity security holders [Docket Nos. 73, 89, 90, and 91]. The Court’s approval of the Cash Collateral and DIP Motion on a second interim basis allowed the Debtors to access $8 million of New Money DIP Loans and roll up $16 million of Prepetition Obligations into Roll Up DIP Loans until the following hearing on the motion. The Court declined to approve on an interim basis the proposed case milestones in the DIP Credit Agreement, reserving consideration of such milestones until the final hearing, as well as the provision in the DIP Credit Agreement providing that the failure of the Debtors to file an Acceptable Plan by December 21, 2018 would constitute an event of default under the DIP Credit Agreement. The Debtors submitted a revised proposed second interim order to incorporate the Court’s ruling and certain other revisions agreed to by the parties at the Second Interim DIP Hearing, and on December 24, 2018, the Court entered an order [Docket No. 113] (the “Second Interim DIP Order”) approving the relief requested on an interim basis until the following hearing. On January 11, 2019, the Debtors entered into the First Amendment to DIP Credit Agreement, which reflects certain amendments agreed to in connection with the resolution of the objections to the Sale and Bidding Procedures Motion.

d.                                      Third Interim Hearing on Cash Collateral and DIP Motion

On January 17, 2019, the Court held a third interim hearing (the “Third Interim DIP Hearing”) on the Debtors’ Cash Collateral and DIP Motion. In advance of the Third Interim DIP Hearing, the Debtors filed the Form of Amendment No. 2 to the DIP Credit Agreement, which incorporated certain changes agreed to by the Debtors, the DIP Agent, the Creditors’ Committee, the Ad Hoc Equity Committee, and the Stalking-Horse Bidder. The Court’s approval of the Cash Collateral and DIP Motion on a third interim basis (i) authorized the Debtors to borrow $12 million in incremental New Money DIP Loans and roll up $36 million of Prepetition Obligations into Roll Up DIP Loans and (ii) provides for the challenge period to commence on the date the third interim order is entered, rather than the date any final order is entered, except that with regard to the Ad Hoc Committee of Equity Holders as well as any official equity committee if one is appointed, the challenge period will begin on January 29, 2019. On January 22, 2019, the Court entered an order [Docket No. 250] (the “Third Interim DIP Order”) approving the relief requested on a third interim basis until the final Cash Collateral and DIP Motion hearing. Under the Second Interim DIP Order and the Third Interim DIP Order, the Debtors have, on a cumulative basis, borrowed $20 million in New Money DIP Loans and $52 million of Roll Up DIP Loans. The balance of the Prepetition Obligations (including the Prepayment Premium and the Back-End Facility Fee) remain outstanding, and interest thereon is accruing at the default rate specified in the Prepetition Term Loan Agreement.

e.                                       DIP Settlement

On February 6, 2019, the Debtors filed a motion [Docket No. 312] (the “DIP Settlement Motion”)(12) seeking approval of a settlement (the “DIP Settlement”) between the Debtors, the Creditors’ Committee and the Prepetition Secured Parties of, among other things, potential objections to the Prepetition Secured Obligations and the Prepetition Liens, including the Prepayment Premium and the Back-End Facility Fee, on substantially the terms set forth in the term sheet attached hereto as Exhibit C (the “Settlement Term Sheet”).

The key terms of the DIP Settlement include, among other things, the following:

•                  The Prepayment Premium and the Back-End Fee—which together constitute the Remaining Prepetition Secured Claims under the Third Interim DIP Order and proposed Final DIP Order—will be deemed allowed secured Term Loan Claims in the aggregate amount of approximately $37.1 million.  From the date of entry of the Final DIP Order until the earlier of the Effective Date and May 8, 2019, the Prepetition Secured Parties will receive monthly cash pay interest at 13.5% on the allowed Term Loan Claims;

•                  Excess Sale Proceeds will be shared as follows:

•                  First, on a 50—50 basis between the Prepetition Secured Parties and general unsecured creditors (excluding any deficiency claim of the Prepetition Secured Parties) until: (a) the Prepetition Secured Parties have recovered $36 million (plus certain interest) in respect of the Remaining Prepetition Secured Claims or (b) General Unsecured Claims (including postpetition interest thereon) have been paid in full;

•                  Second, once the Prepetition Secured Parties or general unsecured creditors have received a distribution equal to the threshold amount set forth in clause (a) or (b), respectively, of the preceding paragraph, 100% of the remaining Excess Sale Proceeds will be distributed to the other party until it has received a distribution equal to the threshold amount set forth in clause (a) or (b) of the preceding paragraph; and

•                  Third, after the Prepetition Secured Parties and general unsecured creditors have received distributions equal to the threshold amounts set forth in clause (a) and (b) above, respectively, the Excess Sale Proceeds will be shared on a 50—50 basis between the Prepetition Secured Parties,

(12)                          Capitalized terms used in this section but not otherwise defined herein have the meanings ascribed to such terms in the DIP Settlement Motion.

on the one hand, and holders of Section 510(b) Claims and Interests in Synergy Pharmaceuticals, on the other hand, until the Prepetition Secured Parties have recovered $37.1 million (plus certain interest) in respect of the Remaining Prepetition Secured Claims; and

•                  A litigation trust will be established and funded for the benefit of general unsecured creditors (and, if general unsecured creditors are paid in full, holders of Section 510(b) Claims and Interests in Synergy Pharmaceuticals) to prosecute estate causes of action that are neither released nor acquired by the successful bidder. The proceeds of the litigation trust will be distributed first to general unsecured creditors until all General Unsecured Claims (including postpetition interest thereon) are paid in full, and thereafter ratably to holders of Section 510(b) Claims and Interests in Synergy Pharmaceuticals.(13)

The foregoing description of the Settlement Term Sheet does not purport to be complete and is qualified in its entirety by reference to the Settlement Term Sheet.

The Court held hearings on the DIP Settlement Motion on February 21, 2019, and February 22, 2019. In the days leading up to the hearings, objections were filed by the Equity Committee [Docket No. 351] and the lead plaintiffs in the Securities Action [Docket No. 348], the latter of which was consensually resolved prior to the hearing. By its objection, the Equity Committee raised issues, among other things, regarding the Debtors’ settlement authority under Bankruptcy Rule 9019 to abridge the Equity Committee’s right to challenge the Prepetition Secured Obligations, including the Prepayment Premium and the Back-End Facility Fee. At the February 21 hearing, the Court overruled the Equity Committee’s objection and found the DIP Settlement to be within the range of reasonableness. On February 26, 2019, the Court entered an order approving the DIP Settlement Motion [Docket No. 450] (the “DIP Settlement Order”).

On March 12, 2019, the Equity Committee appealed the DIP Settlement Order [Docket No. 537] and the Final DIP Order [Docket No. 538]. The Debtors and CRG believe these appeals have no merit and the Debtors and CRG anticipate defending against these appeals vigorously. Moreover, notwithstanding the pendency of these appeals, the Debtors expect to move forward with (1) solicitation, (2) confirmation, and (3) subject to satisfaction of the conditions set forth in Section 10.01 of the Plan, emergence from chapter 11. The Equity Committee reserves all of its rights related thereto. In addition, CRG believes, among other things, that the Equity Committee (a) lacks standing to appeal the DIP Settlement Order and the Final DIP Order, (b) is not an aggrieved party, (c) has violated various agreements and orders approved in the Chapter 11 Cases and (d) any appeal of the Final DIP Order is moot. The Equity Committee disputes the Debtors’ and CRG’s characterizations of the merits of the Equity Committee’s appeals of the DIP Settlement Order and the Final DIP Order and intends to prosecute those appeals vigorously.  The Equity Committee disputes CRG’s position regarding the Equity Committee’s ability to bring the appeals.

(13)                          As set forth in the Settlement Term Sheet, the Prepetition Secured Parties and the Creditors’ Committee have reserved their rights to object to the release provisions of the Plan.

f.                                        Final Hearing on Cash Collateral and DIP Motion

On February 22, 2019, the Court held a final hearing (the “Final DIP Hearing”) on the Debtors’ Cash Collateral and DIP Motion. The Court’s approval of the Cash Collateral and DIP Motion on a final basis authorized the Debtors to have access to the remaining availability under the DIP Facility, specifically allowing (i) the borrowing of an incremental $25 in New Money DIP Loans and (ii) the rolling up of approximately $58 million of Prepetition Obligations into Roll Up DIP Loans. In advance of the Final DIP Hearing, the Equity Committee filed an objection [Docket No. 349] containing similar concerns to its objection to the DIP Settlement. However, upon the Court’s ruling granting the Debtors’ DIP Settlement Motion, the Equity Committee did not pursue its objection to the Debtors’ Cash Collateral and DIP Motion. On February 26, 2019, the Court entered an order [Docket No. 454] approving the relief requested on a final basis (the “Final DIP Order”). On March 12, 2019, the Equity Committee appealed the Final DIP Order [Docket No. 538].

Assuming the Plan is confirmed and becomes effective by May 8, 2019, the use of cash collateral and the DIP Facility provides the Debtors with ample liquidity to fund the Debtors’ business operations and administrative expenses during these Chapter 11 Cases.

2.                                      Sale Process

a.                                      Prepetition Sale Process

As described above, on December 12, 2018, the Debtors entered into the Stalking-Horse Agreement with the Stalking-Horse Bidder. The Stalking-Horse Agreement contemplates the sale of substantially all of the Debtors’ assets to the Stalking-Horse Bidder for a total of (i) $185 million in cash, minus the Cure Costs Deduction, minus the GTN Adjustment Amount, net of any Deposit Funds (each such term as defined in the Stalking-Horse Agreement) paid to the Debtors at Closing (the “Cash Consideration”) and (ii) up to $15 million in cash to pay the severance obligations of each employee of the Debtors who is eligible to receive severance under the terms of the severance policy and in accordance with the Stalking-Horse Agreement (the “Severance Consideration,” and together with the Cash Consideration, the “Purchase Price”). The Stalking-Horse Agreement also contemplates that the Purchaser would assume the Assumed Liabilities (as defined in the Stalking-Horse Agreement). The Stalking-Horse Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including, among others, (i) the approval by the Court in the Chapter 11 Cases; (ii) the accuracy of representations and warranties of the parties; and (iii) material compliance with the obligations set forth in the Stalking-Horse Agreement. The transactions contemplated by the Stalking-Horse Agreement are expected to be conducted through a supervised sale under Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures, receipt of higher and better offers at auction and approval of the Court.

During the Second Interim DIP Hearing, the Company’s CEO, Mr. Troy Hamilton, voluntarily elected to forgo a $550,000 severance payment to increase the sale proceeds available for distribution to all stakeholders. This concession reduces the $15 million severance cap noted

above to $14.45 million and results in a corresponding increase in the cash component of the purchase price from $185 million to $185.55 million, thereby adding $550,000 of value to the Debtors’ estates.

b.                                      The Sale Motion and Bidding Procedures Order

On the Petition Date, the Debtors filed a motion [Docket No. 17] (the “Sale and Bidding Procedures Motion”) requesting entry of an order authorizing and approving (i) the proposed auction and bidding procedures (the “Bidding Procedures”) for soliciting other bids for the Acquired Assets, including approval of the Break-Up Fee and the Expense Reimbursement Amount (each as defined in the Stalking-Horse Agreement), (ii) establishing notice procedures and approving the form of notice and manner of all procedures, protections, schedules, and agreements in connection with the proposed sale, (iii) approving procedures for the assumption and assignment of certain executory contracts and unexpired leases, (iv) scheduling a hearing (the “Sale Hearing”) to approve the Sale, and (v) granting related relief, including authorizing and approving the Debtors’ entry into the Stalking-Horse Agreement.

The Stalking-Horse Agreement calls for the Debtors to pay a break-up fee to Purchaser equal to $7,000,000 in certain circumstances, including the entry into or consummation of an alternative transaction involving the sale of a material portion of the Debtors’ assets to any person or entity other than Purchaser. The Stalking-Horse Agreement also provides for the reimbursement of specified expenses of Purchaser incurred in connection with the Asset Purchase Agreement equal to the lesser of (i) $1,950,000 and (ii) the aggregate amount of all reasonable and documented professional fees, out of pocket costs and expenses incurred by BH and the Purchaser.

c.                                       The Bidding Procedures Hearing

On January 4, 2019, the Court held a hearing on the Debtors’ Sale and Bidding Procedures Motion and ultimately approved the relief requested therein, with certain modifications as described below. In the days leading up to the hearing, the Debtors received objections filed by the Creditors’ Committee [Docket No. 140], the Ad Hoc Committee of Equity Holders [Docket No. 158], and the U.S. Trustee [Docket No. 166]. In support of the relief requested in the Sale and Bidding Procedures Motion, the Debtors filed the Debtors’ Omnibus Reply to Objections to the Debtors’ Motion for (I) an Order (A) Approving the Bidding Procedures for the Sale of Substantially All of the Debtors’ Assets, (B) Establishing the Notice Procedures and Approving the Form and Manner of Notice Thereof, (C) Approving Procedures for the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, (D) Scheduling a Sale Hearing, and (E) Granting Related Relief and (II) an Order (A) Approving the Sale of the Debtors’ Assets Free and Clear of All Liens, Claims, Encumbrances, and Other Interests, (B) Approving the Assumption and Assignment of Certain Executory Contracts and Unexpired Leases Related Thereto, and (C) Granting Related Relief [Docket No. 149] (the “Omnibus Reply”) as well as the declarations of Mr. Sean Gumbs of FTI [Docket No. 150], Mr. Gary Gemignani, Chief Financial Officer of the Company [Docket No. 151], and Mr. Joshua Thornton of Centerview [Docket No. 153].

In advance of the hearing, the Debtors, the Creditors’ Committee, the Stalking-Horse Bidder, the DIP Agent, and the Ad Hoc Committee of Equity Holders negotiated a consensual resolution to the objections to the Sale and Bidding Procedures Motion as memorialized in a revised proposed Bidding Procedures Order [Docket No. 174] filed by the Debtors that, among other things, (i) extends the sale timeline by approximately two weeks; (ii) modifies the mechanics regarding payment of the break-up fee, including timing and the source of funds; (iii) clarifies how the severance consideration is treated for purposes of qualifying bids for participation in the auction and determining the starting bid, the successful bid, and the back-up bid at the auction; and (iv) amends the Bidding Procedures to provide additional flexibility as to the form of a qualifying bid by permitting bids (A) in the form of a proposed Chapter 11 plan rather than an asset purchase agreement and (B) that seek to acquire only a portion of the Debtors’ assets.

At the hearing, the U.S. Trustee withdrew its objection to the Sale and Bidding Procedures Motion. On January 7, 2019, the Court entered an order [Docket No. 181] (the “Bidding Procedures Order”) approving the requested relief. They key dates for the sale process are as follows:

February 15, 2019 at 4:00 p.m. EST(14)	Sale Objection Deadline(15)
February 22, 2019 at 4:00 p.m. EST	Sale Objection Response Deadline
February 23, 2019 at 4:00 p.m. EST	Bid Deadline
February 26, 2019 at 10:00 a.m. EST	Auction
February 28, 2019 at 4:00 p.m. EST	Supplemental Limited Sale Objection Deadline
March 1, 2019 at 9:00 a.m. EST	Supplemental Limited Sale Objection Response Deadline
March 1, 2019 at 11:00 a.m. EST	Sale Hearing

The foregoing description of the Stalking-Horse Agreement and the Bidding Procedures does not purport to be complete and is qualified in its entirety by reference to the Stalking-Horse Agreement and the Bidding Procedures, as applicable.

(14)            The Equity Committee’s deadline to file a response to the Sale was extended to February 17, 2019 at 4:00 p.m. (Prevailing Eastern Time).  Cardinal Health’s deadline to file a response to the Sale was extended to February 18, 2019 at 4:00 P.M. (Prevailing Eastern Time).

(15)            Capitalized terms used in this chart but not otherwise defined herein have the meanings ascribed to such terms in the Bidding Procedures Order.

The auction scheduled for February 26, 2019 did not proceed, as no party submitted a higher and better bid than the bid submitted by the Stalking-Horse Bidder. A hearing to consider approval of the sale to the Stalking-Horse Bidder pursuant to the terms and conditions of the Stalking-Horse Agreement was held at 11:00 a.m. (Prevailing Eastern Time) on March 1, 2019. At the March 1 hearing, the Court approved the sale to the Stalking-Horse Bidder. The Sale to the Stalking-Horse Bidder closed on March 6, 2019.

3.                                      Key Employee Incentive Program

a.                                      KEIP Motion

Prior to the Petition Date, after substantial deliberation and consultation with compensation experts from Mercer (US), Inc. (“Mercer”), the independent members of the Debtors’ Board of Directors (the “Board”) developed and approved the Key Employee Incentive Plan (the “KEIP”), which was designed to incentivize the executives likely to have the most measurable impact on the Sale to facilitate a competitive auction for the Debtors’ assets and create additional value for their stakeholders. On December 31, 2018, the Debtors filed the Debtors’ Motion for Entry of an Order Approving the Implementation of the Debtors’ Key Employee Incentive Plan [Docket No. 144] (the “KEIP Motion”).

The KEIP, as initially designed, proposed to award the Chief Executive Officer (the “CEO”) and the Chief Financial Officer (the “CFO”) variable payouts based on the total value that the Sale yields (“Total Value”) for the Debtors’ Estates.(16) After discussions with the Creditors’ Committee, the Debtors determined to add three additional key employees that could play an important role in the Debtors’ Sale process, specifically: (a) the Senior Vice President of Medical Affairs, (b) the Senior Vice President of Sales and Market Access, and (c) the Senior Vice President of Marketing (collectively, the “SVPs,” and together with the CEO and CFO, the “KEIP Participants”).

The KEIP has a Threshold (approximately $214 million), Turning Point ($350 million), and Maximum ($600 million) Total Value metric for the Sale. The KEIP Participants will only receive a payout under the KEIP (i.e., the Threshold level) if a competing bidder participates at an auction and increases the Total Value that the Debtors will receive from the Sale process by approximately $14 million from the total amount of consideration offered by the Stalking-Horse Bidder, which represents the Purchase Price plus the expense reimbursement and break-up fee plus $5 million. The payouts increase linearly between the Threshold and the Turning Point and between the Turning Point and the Maximum, with awards in the latter circumstances incrementally greater to reward KEIP Participants for the enhanced stakeholder recovery. The maximum total cost of the KEIP is (i.e., payouts at the Maximum Total Value equal) approximately $2.68 million.

On January 10, 2019, the Office of the United States Trustee and the Ad Hoc Committee of Equity Holders filed objections to the KEIP [Docket Nos. 195, 207] (together, the “KEIP

(16)         Total Value is defined in the KEIP Motion and means the total amount of aggregate consideration received by the Debtors in a Sale.

Objections”). The Debtors’ filed a reply to the KEIP Objections and in support of the KEIP [Docket No. 237]. A hearing on the KEIP Motion was held on January 30, 2019, and on January 31, 2019, the Court entered an order approving the KEIP Motion [Docket No. 291].

As of February 28, 2019, the Debtors intend to close on the sale to the Staking-Horse Bidder, subject to Court approval, and therefore, no amounts are anticipated to be payable under the KEIP.

4.                                      Motion to Lift Automatic Stay to Permit Payment of Defense Expenses Under Insurance Policy

On February 6, 2019, the Debtors filed a motion seeking relief from the automatic stay, to the extent it applies, to advance and/or pay under an insurance policy with Berkley Insurance Company (“Berkley”) those defense expenses being incurred by insured persons of the Debtors (the “D&O Motion”). Prior to the Petition Date, on February 4, 2018, Berkley issued the Directors, Officers and Corporate Liability Insurance Policy, No. BPRO8030598 (the “Policy”),(17) which is in effect for the period January 31, 2018 to July 31, 2019. Subject to all of its terms and conditions, the Policy affords coverage up to a maximum aggregate limit of liability of $5,000,000, including Costs of Defense (as defined in the Policy). Prior to the Petition Date, certain of the Debtors’ directors and officers who are Insured Persons (as defined in the Policy) under the Policy were named defendants in federal securities and shareholder derivative lawsuits discussed above. Although each of the relevant proceedings are currently subject to a stay as to the Debtors, certain of the Debtors’ directors and officers who are Insured Persons have incurred unreimbursed defense costs as a result of the litigations and can be expected to incur additional costs of defense in connection with the litigations and otherwise going forward. By the D&O Motion, the Debtors seek the entry of an order granting relief from the automatic stay, to the extent it applies, to allow Berkley to advance Costs of Defense to the Defendants and to any other Insured Person who has or might come to have an insurance claim, in each case, as permitted under the Policy. Objections to the D&O Motion were filed by the Creditors’ Committee [Docket No. 340], the Equity Committee [Docket No. 345] and the lead plaintiffs in the Securities Action [Docket No. 347]. The Debtors filed a reply to the objections on February 18, 2019 [Docket No. 384]. A hearing on the D&O Motion was held on February 21, 2019, and on March 6, 2019 the Court entered an order approving the D&O Motion [Docket No. 506].

5.                                      Appointment of Independent Director

As discussed above, certain of the Debtors’ directors and officers are defendants in the Solak Shareholder Action and the Davydov Shareholder Action (collectively, the “Shareholder Derivative Actions”). The Debtors consider the derivative claims asserted in the Shareholder Derivative Actions meritless and believe that there are no colorable bases to assert fiduciary-duty claims against their directors and officers. The Debtors believe that the retention and prosecution

(17)         The Debtors maintain several directors and officers liability insurance policies providing $55 million in coverage.  The Debtors moved for relief from the automatic stay, to the extent it applies, only as to the Policy, but reserve all rights to move before the Court at a later time should the need arise to access additional insurance proceeds.

of derivative claims against their directors and officers would yield no incremental distributable value for stakeholders and would result only in the unnecessary incurrence of significant legal fees and expenses and drain the Debtors’ insurance policies. Because the Debtors’ current directors and officers are defendants in the Shareholder Derivative Actions and potentially the subject of the putative derivative claims that the Creditors’ Committee and the Equity Committee are investigating, the Debtors determined that the appointment of an independent fiduciary to independently investigate and evaluate the Debtors’ potential claims against their current directors and officers was prudent. The Debtors believed that an independent review of potential claims against the current directors and officers would assist stakeholders and, ultimately, the Court in assessing whether the Debtors’ release of claims against their current directors and officers represented a reasonable exercise of the Debtors’ business judgment and was in the best interests of their estates and stakeholders.

To that end, on January 15, 2019, the Debtors filed a motion [Docket No. 373] (the “Independent Director Motion”) seeking entry of an order authorizing the Debtors to appoint Mr. Joseph Farnan to Synergy Pharmaceuticals’ board of directors as an independent director (the “Independent Director”) nunc pro tunc to February 13, 2019 and to compensate and indemnify Mr. Farnan for his service in such capacity in accordance with the terms of an Independent Director Services Agreement substantially in the form attached to the Independent Director Motion (the “IDSA”). The Debtors sought to employ Mr. Farnan as an independent director to investigate and evaluate potential claims the Debtors may hold against their current directors and officers and to render an informed and impartial conclusion as to whether the release of such claims under the Plan represents a reasonable exercise of the Debtors’ business judgment (the “Independent Investigation”). The Debtors anticipated that the Independent Investigation would be completed in advance of the scheduled Plan confirmation hearing.

The Debtors propose to employ and compensate the Independent Director pursuant to an IDSA. The principal terms of the IDSA include the following:(18)

•                                          Fee. The Debtors will pay the Independent Director a fee of: (a) $25,000 if the Independent Investigation is terminated on or before March 1, 2019; (b) $75,000 if the Independent Investigation is terminated during the period commencing on March 2, 2019 and ending on March 22, 2019; and (c) $150,000 if the Independent Investigation is completed or terminated, or the Plan is confirmed, after March 22, 2019.

•                                          Expenses. The Independent Director will be entitled to reimbursement of his reasonable and necessary out-of-pocket expenses incurred in connection with his services.

•                                          Indemnification. The Independent Director will be entitled to indemnification in accordance with the terms of Synergy Pharmaceuticals’ Corporate Governance Documents and the form of Indemnification Agreement appended to the IDSA. The

(18)            The following summary does not purport to describe all of the material terms of the IDSA and is qualified in its entirety by reference to the provisions of the IDSA. Capitalized terms not otherwise defined in the following summary shall have the meanings ascribed to such terms in the IDSA. In the event of any inconsistency between the provisions of the IDSA and the terms herein, the terms of the IDSA shall control.

Indemnification Agreement contains customary carve-outs for fraud and willful misconduct.

•                                          Insurance. The Independent Director will be insured under the Synergy Pharmaceuticals’ directors’ and officers’ insurance policies to the same extent as the Synergy Pharmaceuticals’ other directors.

•                                          Exculpation. The Independent Director shall be exculpated to the maximum extent permitted by applicable law for acts taken by the Independent Director under the IDSA.

In addition, the Independent Director will retain independent counsel to advise him on the Independent Investigation and the Independent Director’s service as an independent director of the Board. On February 25, 2019, the Debtors filed an application to retain Kirkland & Ellis LLP  and Kirkland & Ellis International LLP (collectively, “Kirkland”) as counsel to the Independent Director (“Kirkland Retention Application”).

Objections to the Independent Director Motion and the Kirkland Retention Application were filed by the U.S. Trustee [Docket No. 481], the Creditors’ Committee [Docket No. 498], the Equity Committee [Docket No. 499], and CRG [Docket No. 502]. As discussed above, the Debtors, the Creditors’ Committee, the Equity Committee and CRG have reached agreement in principle on the terms of settlement reflected in a stipulation and order (the “Stipulation and Order”) and the Plan, pursuant to which the Debtors will withdrawal without prejudice the Independent Director Motion and the Kirkland Retention Application, and the Creditors’ Committee, the Equity Committee and CRG will withdraw without prejudice their respective objections, in each case, upon approval by the Court of the Stipulation and Order. The Debtors will pay (1) the fees and expenses of the Independent Director and Kirkland, provided that such fees and expenses do not exceed $195,000 in the aggregate, (2) the fees and expenses of Davis Polk, counsel to the Debtors’ directors and officers, incurred through the date of entry of the Stipulation and Order, provided that any fees and expenses related to the negotiation of the settlement set forth in the Stipulation and Order and preparing proofs of claim for the Debtors’ directors and officers through and including the filing of the Stipulation and Order do not exceed $145,000; and (3) the fees and expenses of Davis Polk incurred after the entry of the Stipulation and Order promptly following the Effective Date. At a hearing on the Independent Director Motion and the Kirkland Retention Application held on March 12, 2019 at 11:00 a.m. (Prevailing Eastern Time), the Court approved the Stipulation and Order, as modified to provide the U.S. Trustee with the opportunity to review the fees and expenses of the Independent Director, Kirkland and Davis Polk for reasonableness. The Debtors intend to seek Court approval of the Stipulation and Order at that time.

6.                                      The Claims Process

a.                                      Schedules

On December 21, 2018, the Debtors filed their Schedules of Assets and Liabilities [Docket Nos. 106 and 108] and Statements of Financial Affairs [Docket Nos. 107 and 109] (collectively, the “Schedules”). Among other things, the Schedules set forth the claims of known creditors against the Debtors as of the Petition Date, based upon the Debtors’ books and records.

The Debtors retain the right to amend the Schedules during the pendency of the Chapter 11 Cases.

b.                                      Bar Date Order

On December 17, 2018, the Debtors filed a motion seeking to establish bar dates for filing claims against the Debtors and approving the form and manner of notice thereof [Docket No. 72] (the “Bar Date Motion”). On January 7, 2019, the Court entered an amended order [Docket No. 185] (the “Bar Date Order”) establishing the below deadlines for filing claims against the Debtors (the “Bar Dates”).

General Bar Date. Each entity holding or asserting a claim against one or more of the Debtors that arose (or is deemed to have arisen) on or before the Petition Date (including any claims arising under section 503(b)(9) of the Bankruptcy Code) is required to file a proof of claim form so that it is actually received by Prime Clerk on or before February 8, 2019 at 5:00 p.m. (Eastern Time) (the “General Bar Date”).

Foreign Creditors Bar Date. Each entity with a foreign address holding or asserting a claim against one or more of the Debtors that arose (or is deemed to have arisen) on or before the Petition Date (including any claims arising under section 503(b)(9) of the Bankruptcy Code) is required to file a proof of claim form so that it is actually received by Prime Clerk on or before February 8, 2019 at 5:00 p.m. (Eastern Time) (the “Foreign Creditors Bar Date”).

Governmental Bar Date. Each governmental unit holding or asserting a claim against one or more of the Debtors that arose (or is deemed to have arisen) on or before the Petition Date must file a proof of claim form so that it is actually received by Prime Clerk on or before June 10, 2019 at 5:00 p.m. (Eastern Time) (the “Governmental Bar Date”).

Amended Schedules Bar Date. In the event a Debtor amends or supplements its Schedules to reduce, delete, change the classification of, or add a Claim, the Debtors shall give notice of any such amendment or supplement to the claimants affected thereby, and such holders must file a proof of claim form so that it is actually received by Prime Clerk on or before the later of (i) thirty (30) days from the date on which such notice is given or (ii) the General Bar Date, the Foreign Creditors Bar Date or the Governmental Bar Date, as applicable (the “Amended Schedules Bar Date”).

Rejection Bar Date. If the Debtors reject pursuant to section 365 of the Bankruptcy Code any executory contract or unexpired lease, each person or entity holding or asserting a claim arising from such rejection must file a proof of claim form so that it is actually received by Prime Clerk on or before the later of (i) thirty (30) days after the effective date of rejection of such agreement as provided by an order of the Court or pursuant to a notice under procedures approved by the

Court, (b) any date set by another order of the Court, or (c) the General Bar Date (the “Rejection Bar Date”).

ARTICLE IV

SUMMARY OF PLAN

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN AND THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN. THIS SECTION IS QUALIFIED IN ITS ENTIRETY BY AND IS SUBJECT TO THE PLAN AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN. THE PLAN IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN. REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN. UPON OCCURRENCE OF THE EFFECTIVE DATE, THE PLAN AND ALL SUCH DOCUMENTS WILL BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND THEIR ESTATES AND ALL OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN, THE PLAN ADMINISTRATOR AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN, THE PLAN ADMINISTRATOR AGREEMENT AND SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

A.                                    Classification, Treatment, and Voting of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims, DIP Claims and Priority Tax Claims, which pursuant to section 1123(a)(1) of the Bankruptcy Code need not be and have not been classified). The Debtors also are required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in, the Debtors (except for certain claims classified for administrative convenience) into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtors believe that they have complied with such standard. If the Court finds otherwise, however, it could deny confirmation of the Plan if the Holders of Claims or Interests affected do not consent to the treatment afforded them under the Plan.

The Plan, though proposed jointly, constitutes a separate plan for each of the Debtors for voting purposes and, except as set forth in Section 5.01 of the Plan, does not constitute a substantive consolidation of the Debtors’ Estates. Therefore, all Claims against and Interests in a particular Debtor are placed in the Classes set forth below with respect to such Debtor. Classes that are not applicable as to a particular Debtor shall be eliminated as set forth more fully in Section 4.03 of the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, DIP Claims, and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code have not been classified.

A Claim or Interest is placed in a particular Class for all purposes, including voting, Confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, however, that a Claim or Interest is placed in a particular Class for the purpose of voting on the Plan and, to the extent applicable, receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Allowed Claim or Allowed Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

The Debtors believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law. It is possible that a holder of a Claim or Interest may challenge the Debtors’ classification of Claims and Interests and that the Court may find that a different classification is required for the Plan to be confirmed. If such a situation develops, the Debtors intend, in accordance with the terms of the Plan, to make such permissible modifications to the Plan as may be necessary to permit its confirmation. Any such reclassification could adversely affect holders of Claims by changing the composition of one or more Classes and the vote required of such Class or Classes for approval of the Plan. UNLESS SUCH MODIFICATION OF CLASSIFICATION MATERIALLY ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER ULTIMATELY IS DEEMED TO BE A MEMBER.

The amount of any Impaired Claim that ultimately is Allowed by the Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims that are ultimately Allowed by the Court with respect to each Impaired Class of Claims may also vary from any estimates contained in the Plan with respect to the aggregate Claims in any Impaired Class. Thus, the value of property that ultimately will be received by a particular Holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims Allowed in the applicable Class.

The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Court must find, however, that a number of statutory tests are met before it may confirm the Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Court.

1.                                      Administrative Claims, DIP Claims, and Priority Tax Claims

a.                                      Administrative Claims

Except to the extent that the Debtors or the Plan Administrator (and the Litigation Trustee, as applicable, in accordance with Section 5.11(b) of the Plan), and a Holder of an Allowed Administrative Claim agree to a less favorable treatment, a Holder of an Allowed Administrative Claim (other than a Professional Claim, which shall be subject to Section 2.03 of the Plan) shall receive, in full satisfaction, settlement, and release of, and in exchange for, such Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim either (a) on the later of (i) the Initial Distribution Date or (ii) the first Periodic Distribution Date occurring after the later of (1) 30 days after the date when the Administrative Claim becomes an Allowed Administrative Claim; or (2) 30 days after the date when the Administrative Claim becomes payable pursuant to any agreement between the Debtors or the Plan Administrator (and the Litigation Trustee, as applicable, in accordance with Section 5.11(b) of the Plan) and the Holder of the Administrative Claim; or (b) if the Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim, without any further action by the Holder of such Allowed Administrative Claim; provided, however, that other than the Holder of (v) a DIP Claim, (w) a Professional Claim, (x) an Administrative Claim Allowed by a Final Order of the Bankruptcy Court on or before the Effective Date, (y) an Administrative Claim that is not Disputed and arose in the ordinary course of business and was paid or is to be paid in accordance with the terms and conditions of the particular transaction giving rise to such Administrative Claim, or (z) an Administrative Claim arising under chapter 123 of title 28 of the United States Code, the Holder of any Administrative Claim shall have filed a proof of Claim form no later than the Administrative Claim Bar Date and such Claim shall have become an Allowed Claim. Except as otherwise provided in the Plan and as set forth in Section 2.02 and Section 2.03 of the Plan, all requests for payment of an Administrative Claim must be filed, in substantially the form of the Administrative Claim Request Form contained in the Plan Supplement, with the Claims and Solicitation Agent and served on counsel for the Debtors, the Plan Administrator and the Litigation Trustee, no later than the Administrative Claim Bar Date. Any request for payment of an Administrative Claim pursuant to Section 2.01 of the Plan that is not timely filed and served shall be Disallowed automatically without the need for any objection from the Debtors, the Plan Administrator or the Litigation Trustee. The Plan Administrator (and the Litigation Trustee, as applicable, in accordance with Section 5.11(b) of the Plan) may settle any Administrative Claim without further Bankruptcy Court approval. In the event that the

Debtors or the Plan Administrator (and the Litigation Trustee, as applicable, in accordance with Section 5.11(b) of the Plan) object to an Administrative Claim and there is no settlement, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. For the avoidance of doubt, any payments made by the Distribution Agent on account of Allowed Administrative Claims (other than Professional Claims) shall be paid solely from the Administrative and Priority Claims Reserve.

b.                                      DIP Claims

Except to the extent that a Holder of a DIP Claim agrees to less favorable treatment, or has been paid in full prior to the Effective Date, in full and final satisfaction, settlement, and release of and in exchange for each and every DIP Claim, each Holder of an Allowed DIP Claim shall be paid in full in Cash on the Effective Date, with such payments to be distributed to the DIP Agent for the ratable benefit of the Holders of the DIP Claims.

Upon the date the DIP Claims are paid in full, in Cash, all Liens and security interests granted to secure the DIP Facility shall attach to the proceeds of the sale of substantially all of the Debtors’ assets for the benefit of Holders of the Allowed Term Loan Claims to secure the distribution to the Holders of Allowed Term Loan Claims set forth in Section 3.02(c)(iii) of the Plan. To the extent that the DIP Lenders or the DIP Agent have filed or recorded publicly any Liens and/or security interests to secure the Debtors’ obligations under the DIP Facility, the DIP Lenders or the DIP Agent, as the case may be, shall take any commercially reasonable steps requested by the Debtors that are necessary to cancel and/or extinguish such publicly-filed Liens and/or security interests.

c.                                       Professional Claims

Final Fee Applications. All final requests for payment of Professional Claims must be filed no later than 45 days after the Effective Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and prior orders of the Bankruptcy Court, the Allowed amounts of such Professional Claims shall be determined by the Bankruptcy Court.

Payment of Interim Amounts. Subject to the Holdback Amount, on the Effective Date, the Plan Administrator on behalf of the Liquidating Debtors shall pay all amounts owing to Professionals for all outstanding amounts billed relating to prior periods through the Effective Date as to which no objection has been filed. No later than two days prior to the Effective Date, the Professionals shall estimate fees and expenses due for periods that have not or will not have been billed as of the Effective Date and shall deliver such estimate to the Notice Parties (as defined in the Interim Compensation Order) and such estimate shall be included in the Professional Claim Estimate. As soon as reasonably practicable after the Effective Date, a Professional seeking payment for estimated amounts as of the Effective Date shall submit a detailed invoice covering such period to the Notice Parties (as defined in the Interim Compensation Order). Each Notice Party will have 15 days after service of the invoice to review the invoice and object to the requested fees and expenses in accordance with the procedures set forth in the Interim Compensation Order (the “Objection Deadline”). Upon expiration of the Objection Deadline, each Professional may file with the Court a certificate of no objection or a certificate of partial objection, whichever is applicable, after which the Debtors shall pay such Professional from the Professional Claims Reserve an amount equal to 80% of the invoiced fees and 100% of the invoiced expenses not subject to an objection.

Professional Claims Reserve. On the Effective Date, the Plan Administrator shall fund the Professional Claims Reserve with Cash equal to the aggregate Professional Claim Estimate for all Professionals. The Plan Administrator shall hold the Professional Claims Reserve in trust for all Professionals with respect to whom fees have been held back pursuant to the Interim Compensation Order. Such funds shall not be considered property of the Debtors, the Liquidating Debtors, the Litigation Trust, the Plan Administrator, the Litigation Trustee or the Estates, as applicable. Following any payments from the Professional Claims Reserve as set forth in Section 2.03(b) above, the remaining amount of Professional Claims owing to the Professionals shall be paid to such Professionals by the Plan Administrator from the Professional Claims Reserve when such Claims are finally Allowed by the Bankruptcy Court.

Post-Effective Date Retention. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for services rendered after the Effective Date shall terminate, and the Plan Administrator shall be permitted to employ and pay Professionals in its discretion (including the fees and expenses incurred by professionals in preparing, reviewing, prosecuting, defending, or addressing any issues with respect to final fee applications).

d.                                      Priority Tax Claims

On the later of (a) the Initial Distribution Date or (b) the first Periodic Distribution Date occurring after the later of (i) 30 days after the date when a Priority Tax Claim becomes an Allowed Priority Tax Claim or (ii) 30 days after the date when a Priority Tax Claim becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of such Priority Tax Claim, except to the extent that the Debtors (or Plan Administrator) and a Holder of an Allowed Priority Tax Claim agree to a less favorable treatment, each Holder of an Allowed Priority Tax Claim due and payable on or before the Effective Date shall receive, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Priority Tax Claim, one of the following treatments on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim, (2) Cash in an amount agreed to by the Debtors (or the Plan Administrator) and such Holder, provided, however, that the parties may further agree for the payment of such Allowed Priority Tax Claim to occur at a later date, or (3) at the sole option of the Debtors, Cash in the aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of not more than five years after the Petition Date pursuant to section 1129(a)(9)(C) of the Bankruptcy Code. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. For the avoidance of doubt, any payments made by the Plan Administrator on account of Allowed Priority Tax Claims shall be paid solely from the Administrative and Priority Claims Reserve.

2.                                      Classification of Claims and Interests

a.                                      Class 1: Other Priority Claims

Classification. Class 1 consists of all Other Priority Claims.

Treatment. Except as otherwise provided in and subject to Section 8.05 of the Plan, and except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Other Priority Claim, each such Holder of an Allowed Other Priority Claim shall be paid in full in Cash on the later of (A) the Initial Distribution Date or (B) the first Periodic Distribution Date occurring after the later of (1) 30 days after the date when an Other Priority Claim becomes an Allowed Other Priority Claim or (2) 30 days after the date when an Other Priority Claims becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of such Other Priority Claim; provided, however, that Other Priority Claims that arise in the ordinary course of the Debtors’ business and which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

Voting. Class 1 is Unimpaired, and Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan.

b.                                      Class 2: Other Secured Claims

Classification. Class 2 consists of all Other Secured Claims.

Treatment. Except as otherwise provided in and subject to Section 8.05 of the Plan, and except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Other Secured Claim, each such Holder of an Allowed Other Secured Claim shall be paid in full in Cash in an amount equal to such Allowed Other Secured Claim, including postpetition interest, if any, on such Allowed Other Secured Claim required to be paid pursuant to section 506 of the Bankruptcy Code, on the later of (A) the Initial Distribution Date or (B) the first Periodic Distribution Date occurring after the later of (1) 30 days after the date such Other Secured Claim becomes an Allowed Other Secured Claim, or (2) 30 days after the date when such Other Secured Claim becomes payable pursuant to any agreement between the Debtors (or the Plan Administrator) and the Holder of such Other Secured Claim; provided, however, that nothing in Section 3.02 of the Plan or elsewhere in the Plan shall preclude the Debtors or the Litigation Trustee, as applicable, from challenging the validity of any alleged Lien on any asset of the Debtors or the value of the property that secures any alleged Lien.

Voting. Class 2 is Unimpaired, and Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan.

c.                                       Class 3: Term Loan Claims

Classification. Class 3 consists of all Term Loan Claims.

Allowance. The Term Loan Claims shall be Allowed in the aggregate amount of $37,105,161.21 plus (A) unpaid interest on the Allowed amount of the Term Loan Claims accruing at 13.5% per month from the date of entry of the Final DIP Order until the earlier of the Effective Date and May 8, 2019 and (B) unpaid fees and expenses incurred by the Term Loan Agent and Term Loan Lenders in connection with their participation in these Chapter 11 Cases.

Treatment.

(A)                               Except to the extent that a Holder of an Allowed Term Loan Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed Term Loan Claim, on the Initial Distribution Date and each applicable Periodic Distribution Date thereafter, each Holder of an Allowed Term Loan Claim shall receive:

(1) first, from the Administrative and Priority Claims Reserve, unpaid expenses that become due and payable from time to time, which shall not exceed the estimated amount of such expenses included in the Administrative and Priority Claims Reserve;

(2) second, its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds until the earlier of (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) or (y) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any);

(3) third, if (x) occurs before (y) as set forth in Section 3.02(c)(iii)(A)(2) above, its Pro Rata Share of 100% of the Excess Sale Proceeds until payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any); and

(4) fourth, after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any), its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds until all Allowed Term Loan Claims (plus Term Loan Interest, if any) are paid in full.

(B)                               On the Effective Date, in return for the distributions set forth in Section 3.02(c)(iii)(A) of the Plan, the Term Lenders shall release any and all security interests and Liens, including without limitation security interests and Liens on Sale proceeds, Avoidance Actions and/or the proceeds thereof, and other Causes of Action of the Debtors, to the Debtors.

(C)                               On the Effective Date, in return for the distributions set forth in Section 3.02(c)(iii)(A) of the Plan, all Liens and security interests granted to secure the Term Loan shall be deemed cancelled and released and shall be of no further force and effect. To the extent that the Prepetition Secured Parties have filed or recorded publicly any Liens and/or security interests to secure the Debtors’ obligations under the Term Loan, the Prepetition

Secured Parties shall take any commercially reasonable steps requested by the Debtors or the Plan Administrator that are necessary to cancel and/or extinguish such publicly-filed Liens and/or security interests.

Voting. Class 3 is Impaired, and Holders of Allowed Term Loan Claims are entitled to vote to accept or reject the Plan.

d.                                      Class 4: General Unsecured Claims

Classification. Class 4 consists of all General Unsecured Claims.

Treatment. Except as otherwise provided in and subject to Section 8.05 of the Plan, and except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, and release of and in exchange for each and every Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall receive beneficial interests in the Litigation Trust entitling each Holder of an Allowed General Unsecured Claim to receive its Pro Rata Share of any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date in accordance with Section 5.03 of the Plan and:

(A) first, its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds until the earlier of (1) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) or (2) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any);

(B) second, if (2) occurs before (1) as set forth in Section 3.02(d)(ii)(A) above, its Pro Rata Share of 100% of the Excess Sale Proceeds until all Allowed General Unsecured Claims (including allowed post-petition interest, if any) are paid in full; and

(C) third, its Pro Rata Share of the recoveries from the Litigation Trust, if any, until such Allowed General Unsecured Claim (including allowed post-petition interest, if any) is paid in full.

Voting. Class 4 is Impaired, and Holders of Allowed General Unsecured Claims are entitled to vote to accept or reject the Plan.

e.                                       Class 5: Section 510(b) Claims

Classification. Class 5 consists of all Section 510(b) Claims.

Allowance. Notwithstanding anything to the contrary in the Plan, a Section 510(b) Claim, if any such Claim exists, may only become Allowed by Final Order.

Treatment. On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Section 510(b) Claim, if any, shall receive beneficial interests in the Litigation Trust entitling each Holder of Allowed Section 510(b) Claims to receive its Pro Rata

Share of any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date in accordance with Section 5.03 of the Plan and:

(A) first, after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any), if such Allowed Section 510(b) Claim has not been paid in full on account of any other distributions pursuant to this section or otherwise, its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Interests in Synergy Pharmaceuticals in the manner set forth below, until the earlier of payment in full of (1) the Allowed Term Loan Claims (plus Term Loan Interest, if any) and (2) such Allowed Section 510(b) Claim;

(B) after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment in full of all Allowed Term Loan Claims (plus Term Loan Interest, if any), if such Allowed Section 510(b) Claim has not been paid in full on account of any other distributions pursuant to this section or otherwise, its Pro Rata Share of the Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Interests in Synergy Pharmaceuticals in the manner set forth below, until such Allowed Section 510(b) Claim is paid in full; and

(C) after payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any), if such Allowed Section 510(b) Claim has not been paid in full on account of any other distributions pursuant to this section or otherwise, its Pro Rata Share of the recoveries from the Litigation Trust, if any, shared ratably with Holders of Allowed Interests in Synergy Pharmaceuticals in the manner set forth below, until such Allowed Section 510(b) Claim is paid in full.

With respect to distributions, if any, of Excess Sale Proceeds or recoveries from the Litigation Trust, to be shared ratably between Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, each holder of an Allowed Section 510(b) Claim shall be entitled to its Pro Rata Share of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed to Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, multiplied by the quotient of the value of all Allowed Section 510(b) Claims as determined by a Final Order divided by the sum of (x) the value of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed and (y) the value of all Allowed Section 510(b) Claims as determined by a Final Order.

Voting. Class 5 is Impaired, and Holders of Allowed Section 510(b) Claims are deemed to have rejected the Plan.

f.                                        Class 6: Intercompany Claims

Classification. Class 6 consists of all Intercompany Claims.

Treatment. On the Effective Date, all Intercompany Claims shall be eliminated and the Holders of Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.

Voting. Class 6 is Impaired, and Holders of Allowed Intercompany Claims are deemed to have rejected the Plan.

g.                                       Class 7: Intercompany Interests

Classification. Class 7 consists of all Intercompany Interests.

Treatment. On the Effective Date, all Intercompany Interests held by the Debtors shall be deemed automatically cancelled, released, and extinguished without further action by the Debtors or the Plan Administrator, and the Holders of Allowed Intercompany Interests shall not receive or retain any property under the Plan on account of such Interests.

Voting. Class 7 is Impaired, and Holders of Allowed Intercompany Interests are deemed to have rejected the Plan.

h.                                      Class 8: Interests

Classification. Class 8 consists of all Interests in Synergy Pharmaceuticals.

Treatment. On the Effective Date, Allowed Interests in Synergy Pharmaceuticals, including the Old SP Common Stock, shall be deemed automatically cancelled, released, and extinguished without further action by the Debtors or the Plan Administrator, and each Holder of Allowed Interests in Synergy Pharmaceuticals shall receive beneficial interests in the Litigation Trust entitling each Holder of Allowed Interests in Synergy Pharmaceuticals to receive its Pro Rata Share of any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date in accordance with Section 5.03 of the Plan:

(A) after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment of $36 million of the Allowed Term Loan Claims (plus Term Loan Interest, if any), its Pro Rata Share of the amount equal to 50% of Excess Sale Proceeds, if any, shared ratably with Holders of Allowed Section 510(b) Claims in the manner set forth below, until payment in full of the Allowed Term Loan Claims (plus Term Loan Interest, if any);

(B) after (x) payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any) and (y) payment in full of all Allowed Term Loan Claims (plus Term Loan Interest, if any), its Pro Rata Share of the Excess Sale Proceeds, if any, shared ratably with

Holders of Allowed Section 510(b) Claims in the manner set forth below, until all Allowed Section 510(b) Claims are paid in full; and

(C) after payment in full of all Allowed General Unsecured Claims (including allowed post-petition interest, if any), its Pro Rata Share of the recoveries from the Litigation Trust, if any, shared ratably with Holders of Allowed Section 510(b) Claims in the manner set forth below, until all Allowed Section 510(b) Claims are paid in full.

With respect to distributions, if any, of Excess Sale Proceeds or recoveries from the Litigation Trust, to be shared ratably between Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, each holder of an Allowed Interest in Synergy Pharmaceuticals shall be entitled to its Pro Rata Share of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed to Holders of Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, multiplied by the quotient of the value of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed divided by the sum of (x) the value of the Excess Sale Proceeds or recoveries from the Litigation Trust to be distributed and (y) the value of all Allowed Section 510(b) Claims as determined by a Final Order.

Voting. Class 8 is Impaired, and Holders of Allowed Interests in Synergy Pharmaceuticals are deemed to have rejected the Plan.

B.                                    Acceptance

1.                                      Classes Entitled to Vote

Classes 3 and 4 are Impaired and are entitled to vote to accept or reject the Plan. By operation of law, Classes 1 and 2 are Unimpaired and are conclusively presumed to have accepted the Plan and, therefore, are not entitled to vote. By operation of law, Classes 5, 6, 7 and 8 are deemed to have rejected the Plan and are not entitled to vote.

2.                                      Acceptance by Impaired Classes

An Impaired Class of Claims shall have accepted the Plan if (a) the Holders of at least two-thirds (2/3) in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

3.                                      Elimination of Classes

To the extent applicable, any Class that does not contain any Allowed Claims or any Claims temporarily allowed for voting purposes under Bankruptcy Rule 3018 as of the date of commencement of the Confirmation Hearing for all Debtors or with respect to any particular Debtor shall be deemed to have been deleted from the Plan for all Debtors or for such particular Debtor, as applicable, for purposes of (a) voting to accept or reject the Plan and (b) determining whether it has accepted or rejected the Plan under section 1129(a)(8) of the Bankruptcy Code.

4.                                      Deemed Acceptance if No Votes Cast

If no Holders of Claims eligible to vote in a particular Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims in such Class.

5.                                      Cramdown

To the extent necessary, the Debtors shall request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify, amend, or withdraw the Plan, with respect to all Debtors or any individual Debtor, to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

C.                                    Means of Implementation of the Plan

1.                                      Substantive Consolidation

The Plan contemplates and is predicated upon the deemed substantive consolidation of the Estate and Chapter 11 Case of each Debtor with the Estate and Chapter 11 Case of each other Debtor for distribution purposes only. On the Effective Date, each Claim filed or to be filed against any Debtor shall be deemed filed only against Synergy Pharmaceuticals and shall be deemed a single Claim against and a single obligation of Synergy Pharmaceuticals for distribution purposes only and the claims register shall be updated accordingly. This limited substantive consolidation effected pursuant to Section 5.01 of the Plan shall not otherwise affect the rights of any Holder of any Claim, or affect the obligations of any Debtor with respect to such Claim.

2.                                      Merger and Dissolution of Debtors.

Immediately following the occurrence of the Effective Date, (a) the respective boards of directors of the Debtors shall be terminated and the members of the boards of directors of the Debtors shall be deemed to have resigned and (b) the Debtors shall continue to exist as the Liquidating Debtors after the Effective Date in accordance with the laws of the State of Delaware and pursuant to their respective certificates of incorporation, by-laws, articles of formation, operating agreements, and other organizational documents in effect prior to the Effective Date, except to the extent such organizational documents are amended under the Plan, for the limited purposes of liquidating all of the assets of the Estates and making distributions in accordance with the Plan.

On the Effective Date, and without further order of the Bankruptcy Court, Synergy Advanced shall be deemed merged with and into Synergy Pharmaceuticals, without the necessity of any other or further actions to be taken by or on behalf of the Debtors or payments to be made in connection therewith; provided, however, that the Debtors or the Plan Administrator, on behalf of the Liquidating Debtors, may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate actions under the laws of the State of Delaware and, in such event, all applicable regulatory or governmental agencies shall take all steps necessary to allow and effect the prompt merger of the Debtors as provided in the Plan, without the payment of any fee, tax or charge and without the need for the filing of reports or certificates.

Moreover, on and after the first day following the Effective Date, Synergy Pharmaceuticals and Synergy Advanced (i) shall be deemed to have withdrawn their business operations from any state in which they were previously conducting, or are registered or licensed to conduct, their business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, and (ii) shall not be liable in any manner to any taxing or other authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

As soon as practicable after the conclusion of all litigation relating to the Debtors and/or the Debtors’ directors and officers, the Plan Administrator shall at the expense of the Debtors’ Estates (i) provide for the retention and storage of the books, records and files that shall have been delivered to or created by the Plan Administrator until such time as all such books, records and files are no longer required to be retained under applicable law, and file a certificate informing the Bankruptcy Court of the location at which such books, records and files are being stored; provided that any tax records shall be turned over to the Purchaser in accordance with the Asset Purchase Agreement no later than the issuance of the Final Decree in the Chapter 11 Cases; (ii) file a certificate stating that the assets of the Debtors’ Estates have been exhausted and final distributions of Cash have been made under the Plan; (iii) file the necessary paperwork in the state of Delaware to effectuate the dissolution of the Liquidating Debtors in accordance with the laws of such jurisdiction; and (iv) resign as the sole officer and manager, as applicable, of the Liquidating Debtors. Upon the filing of the certificate described in clause (ii) of the preceding sentence, Synergy Pharmaceuticals and Synergy Advanced shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Liquidating Debtors or payments to be made in connection therewith other than the filing of a motion for final decree.

3.                                      Litigation Trust.

On the Effective Date, a litigation trust will be established for the benefit of Holders of Allowed General Unsecured Claims, Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals, as applicable, pursuant to documentation, including the Litigation Trust Agreement, approved by the Liquidating Debtors, the Litigation Trustee, and the Oversight Committee, for the primary purpose of (1) receiving Causes of Action and Avoidance Actions vested in the Litigation Trust, and distributing the proceeds of such Causes of Action and Avoidance Actions pursuant to the Plan and (2) administering, reconciling and resolving Claims ((A) other than (i) Professional Claims and (ii) Administrative Claims, Priority Tax Claims and Other Priority Claims that are not subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan and (B) with respect to Administrative Claims, Priority Tax Claims and Other Priority Claims that are subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, subject to such protocol), with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to and consistent with, the liquidating purpose of the trust (any such trust, the “Litigation Trust”). On the Effective Date, the Litigation Trust Cash Contribution will be transferred by the Debtors or the Plan Administrator on behalf of the Liquidating Debtors to the Litigation Trust. Holders of Allowed Class 3 Term Loan Claims shall not receive any interest in, and shall not be entitled to any distributions from Causes of Action or Avoidance Actions transferred to the Litigation Trust. The Litigation Trust will be controlled by the Oversight Committee and administered by the

Litigation Trustee. The Debtors, the Liquidating Debtors and the Plan Administrator shall have no direct or indirect control, influence or authority over the Litigation Trust, the Litigation Trustee or the Oversight Committee or any of their respective decisions. The Litigation Trust shall be a legally separate and distinct Entity from the Debtors and/or the Liquidating Debtors, and the Litigation Trustee shall be a separate and distinct Entity from the Plan Administrator. In no event shall the Litigation Trust be deemed a successor of either the Debtors or the Liquidating Debtors. The post-Effective Date structure and governance of the Liquidating Debtors and the Litigation Trust is set forth on Exhibit B to the Plan.

On the Effective Date, all Avoidance Actions and Causes of Action belonging to the Debtors that are neither (x) acquired by the Purchaser or otherwise released pursuant to the Asset Purchase Agreement nor (y) released pursuant to the Plan or the Final DIP Order, shall be vested in the Litigation Trust. For the avoidance of doubt, all derivative Causes of Action that have been, or may be, brought on behalf of the Debtors, including any pending or future derivative Causes of Action against the Specified Individuals, will be vested in the Litigation Trust on the Effective Date. The Confirmation Order will provide with respect to each pending derivative action on behalf of the Debtors that either (a) such action shall be deemed to be dismissed on and as of the Effective Date or (b) the Litigation Trustee shall be deemed to be the plaintiff in such matter solely with respect to the pending derivative action on behalf of the Debtors. Any recovery from Causes of Action or Avoidance Actions that vest in the Litigation Trust on the Effective Date (1) shall become available for Pro Rata distribution (x) first, to Holders of Allowed Class 4 General Unsecured Claims until such Claims are paid in full in cash and (y) second, ratably to Holders of Allowed Class 5 Section 510(b) Claims until such Claims are paid in full and Holders of Allowed Class 8 Interests in Synergy Pharmaceuticals. Notwithstanding anything to the contrary herein, the Oversight Committee and the Litigation Trustee shall collectively have the exclusive control over all aspects of the Causes of Action that vest in the Litigation Trust, including the investigation, prosecution and disposition of same, in accordance with the terms of the Litigation Trust Agreement, and the Liquidating Debtors and the Plan Administrator shall have no rights, powers or duties with respect to any aspect of any of the Causes of Action that vest in the Litigation Trust.

It is intended that the Litigation Trust qualify as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d). In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor” trust (i.e., a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Litigation Trust will be structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Litigation Trustee and the holders of beneficial interests in the Litigation Trust) would be required to treat for U.S. federal income tax purposes the Litigation Trust as a grantor trust of which the Holders of Allowed General Unsecured Claims, Allowed Section 510(b) Claims and Allowed Interests in Synergy Pharmaceuticals are the owners and grantors. The Litigation Trustee is hereby appointed in such instance pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to handle all of the Litigation Trust’s tax matters, including without limitation, the filing of all tax returns, and the handling of tax audits and proceedings, of the Litigation Trust. Notwithstanding the forgoing, the Litigation Trustee, after consultation with the Oversight Committee, may make an election under Treasury Regulations

Section 1.468B-9(c)(2)(ii) to treat the Litigation Trust (or any portion thereof) as a disputed ownership fund. The Litigation Trustee shall be responsible for filing information on behalf of the Litigation Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a) or as a disputed ownership fund.

4.                                      General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests or Causes of Action that (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Section 9.04 of the Plan; (c) have been released pursuant to Section 9.05 of the Plan; (d) are subject to the exculpation pursuant to Section 9.06 of the Plan; or (e) are otherwise stayed or terminated pursuant to the terms of the Plan.

5.                                      Plan Funding

Distributions under the Plan and the Plan Administrator’s and the Litigation Trustee’s post-Effective Date operations will be funded from the proceeds of the sale of substantially all of the Debtors’ assets to Purchaser, as contemplated by the Asset Purchase Agreement and approved by the Sale Order and Cash existing in the Estates as of the Effective Date, and as otherwise set forth in the Litigation Trust Agreement and the Plan Administrator Agreement.

6.                                      Certificate of Incorporation and By-Laws

The certificate and articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, a provision (a) prohibiting the issuance of non-voting equity securities under section 1123(a)(6) of the Bankruptcy Code and (b) limiting the activities of the Liquidating Debtors to matters authorized under the Plan.

7.                                      Cancellation of Old SP Securities and Agreements

Except as otherwise provided in the Plan, on and after the Effective Date, all notes, instruments, certificates, agreements, indentures, mortgages, security documents, and other documents evidencing Claims or Interests, including Term Loan Claims, Senior Notes Claims, and Interests in Synergy Pharmaceuticals, shall be deemed canceled and surrendered without any need for further action or approval of the Bankruptcy Court or any Holder or other person and the obligations of the Debtors or the Liquidating Debtors, as applicable, thereunder or in any way related thereto shall be deemed satisfied in full , and the Senior Notes Indenture Trustee and the Term Loan Agent shall be released from all duties thereunder; provided that notwithstanding Confirmation or consummation of the Plan, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of:  (1) allowing Holders to receive distributions under the Plan; (2) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to enforce their rights, claims, and interests vis-à-vis any parties other than the Debtors or the Liquidating Debtors; (3) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to make the distributions in accordance with the Plan (if any), as applicable; (4) preserving any rights of the Senior Notes Indenture Trustee and the Term Loan Agent to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the Holders under the relevant indenture or the relevant credit agreement, including any rights to priority of payment and/or to exercise charging liens; (5) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to enforce any obligations owed to each of them under the Plan; (6) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to exercise rights and obligations relating to the interests of the Holders under the relevant indentures and credit agreements; (7) allowing the Senior Notes Indenture Trustee and the Term Loan Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court, including, but not limited, to enforce the respective obligations owed to such parties under the Plan; and (8) permitting the Senior Notes Indenture Trustee and the Term Loan Agent to perform any functions that are necessary to effectuate the foregoing; provided, further, that except as provided in the Plan, the preceding proviso shall not affect the settlement and release of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, as applicable, or result in any expense or liability to the Debtors or the Liquidating Debtors, as applicable.

8.                                      Compliance with the Asset Purchase Agreement

Notwithstanding anything in the Plan to the contrary, nothing in the Plan shall eliminate any post-closing obligations of the Debtors or the Purchaser under the Asset Purchase Agreement.

9.                                      The Plan Administrator

a.                                      Appointment of the Plan Administrator

From and after the Effective Date, an Entity to be designated by the Debtors, and acceptable to the Creditors’ Committee and the Equity Committee, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement and the Plan. The Debtors shall file a notice providing the information set forth in sections 1129(a)(4) and (5) of the Bankruptcy Code on a date that is not less than ten days prior to the hearing to consider confirmation of the Plan designating the Entity who the Debtors have selected as Plan Administrator. The appointment of the Plan Administrator shall be approved in the Confirmation Order, and such appointment shall be effective as of the Effective Date. The Plan Administrator shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and the Plan Administrator Agreement. The Oversight Committee shall oversee, and have the right to replace for good cause or resignation, the Plan Administrator.

b.                                      The Plan Administrator Agreement

Prior to or on the Effective Date, the Debtors shall execute a Plan Administrator Agreement in substantially the same form as set forth in the Plan Supplement. Any nonmaterial modifications to the Plan Administrator Agreement made by the Debtors prior to the Effective Date are hereby ratified. The Plan Administrator Agreement will contain provisions permitting the amendment or modification of the Plan Administrator Agreement as necessary to implement the provisions of the Plan.

c.                                       Rights, Powers, and Duties of the Liquidating Debtors and the Plan Administrator

The Liquidating Debtors shall retain and have all the rights, powers and duties necessary to carry out their responsibilities under the Plan, which for the avoidance of doubt, shall exclude any aspect of the Causes of Action or their investigation, prosecution or disposition that vest in the Litigation Trust. The Plan Administrator shall seek to preserve and protect all applicable privileges of the Liquidating Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral) as set forth in more detail in Section 5.16 of the Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of the Liquidating Debtors and the Estates pursuant to the Plan and the Plan Administrator Agreement, shall include, among others, (1) making distributions to Holders of Allowed Claims and Interests as provided for in the Plan, (2) administering, reconciling and resolving Administrative Claims, Professional Claims, Priority Tax Claims and Other Priority Claims, subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, (3) filing tax returns and paying taxes, (4) administering the Debtors’ 401(k) benefit plans, (5) defending the Debtors in the Securities Litigation and any other pending or future securities litigation against the Debtors and (6) dissolving the Liquidating Debtors. All material decisions of the Plan Administrator, including the settlement of the Securities Litigation, shall be subject to the approval of the Oversight Committee.

d.                                      Compensation of the Plan Administrator

The Plan Administrator shall be compensated from the Wind-Down Reserve pursuant to the terms of the Plan Administrator Agreement. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Wind-Down Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court; provided, however, that any disputes related to such fees and expenses shall be brought before the Bankruptcy Court.

e.                                       Indemnification

The Liquidating Debtors shall indemnify and hold harmless (i) the Plan Administrator (in its capacity as such and as officer and director of the Liquidating Debtors), (ii) such individuals that may serve as officers and directors of the Liquidating Debtors, if any, and (iii) the Plan Administrator Professionals (collectively, the “Indemnified Parties”), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than acts or omissions resulting from such Indemnified Party’s willful misconduct or gross negligence, with respect to the Liquidating Debtors or the implementation or administration of the Plan or the Plan Administrator Agreement. To the extent an Indemnified Party asserts a claim for indemnification as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the asserted right of indemnification shall be advanced to such Indemnified Party (and such Indemnified Party undertakes to repay such amounts if it ultimately shall be determined that such Indemnified Party is not entitled to be indemnified therefore) out of the Wind-Down Reserve or any insurance purchased using the Wind-Down Reserve. The indemnification provisions of the Plan Administrator Agreement shall remain available to and be binding upon any former Plan Administrator or the estate of any decedent of the Plan Administrator and shall survive the termination of the Plan Administrator Agreement.

f.                                        Exculpation

The organizational documents of the Liquidating Debtors shall provide for the exculpation of the Plan Administrator to the fullest extent permitted by applicable law.

g.                                       Insurance

The Plan Administrator shall be authorized to obtain and pay for out of the Wind-Down Reserve all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and the Liquidating Debtors, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Liquidating Debtors or their Estates and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administrator Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may remain in effect for a reasonable period of time as determined by the Plan Administrator after the termination of the Plan Administrator Agreement.

h.                                      Revesting of Assets

Except as expressly provided elsewhere in the Plan, on the Effective Date, the property of each Debtor’s Estate, if any, shall revest in the applicable Liquidating Debtor and be distributed according to the Plan.

10.                               Distributions to Holders of General Unsecured Claims

a.                                      Initial Distributions

On the Initial Distribution Date, the Plan Administrator shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the distributions required to be made under the Plan to Holders of Allowed General Unsecured Claims, if any. The Distribution Agent shall not make any distributions to the Holders of Allowed General Unsecured Claims unless the Distribution Agent retains and reserves in the Disputed Claims Reserve such amounts as are required under Section 8.05(c) of the Plan.

b.                                      Interim Distributions

The Distribution Agent shall make interim distributions of Cash in accordance with the Plan (i) to Holders of Allowed General Unsecured Claims at least once each three-month period, unless the aggregate amount of such distributions, except for the last anticipated distributions, is

$50.00 or less, and (ii) from the Disputed Claims Reserve as Disputed General Unsecured Claims become Allowed General Unsecured Claims.

c.                                       Final Distributions

The Liquidating Debtors shall be dissolved and their affairs wound up and the Plan Administrator shall make the final distributions on the date when, in the reasonable judgment of the Plan Administrator, substantially all of the assets of the Liquidating Debtors have been liquidated and there are no substantial potential sources of additional Cash for distribution. The date on which the Plan Administrator determines that all obligations under the Plan and the Plan Administrator Agreement have been satisfied is referred to as the “Plan Termination Date.” On the Plan Termination Date, the Plan Administrator shall, to the extent not already done, request that the Bankruptcy Court enter an order closing the Chapter 11 Cases.

Upon dissolution of the Liquidating Debtors in accordance with Section 5.02 of the Plan, the Plan Administrator shall transfer any remaining Cash in the Wind-Down Reserve to the Litigation Trust.

11.                               Accounts and Reserves

a.                                      Professional Claims Reserve

On or before the Effective Date, the Debtors shall create and fund the Professional Claims Reserve in Cash in the amount of the Professional Claim Estimate. Subject to Section 5.11(e) of the Plan, the Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Claims, and no payments on account of such Claims shall be made from any source other than the Professional Claims Reserve. Notwithstanding anything to the contrary, the Plan Administrator (i) shall segregate and shall not commingle the Cash held in the Professional Claims Reserve and (ii) shall pay each Professional Claim of a Professional employed by the Debtors, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim, upon entry of a Final Order allowing such Claim. After all Professional Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, any remaining Cash in the Professional Claims Reserve shall (1) first, be transferred to the Administrative and Priority Claims Reserve until such time as all Administrative Claims, Priority Tax Claims and Other Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid in full by the Plan Administrator and (2) second, become Excess Sale Proceeds available for Pro Rata distribution in accordance with Section 3.02 of the Plan.  Only Professionals employed in the Chapter 11 Cases by the Debtors, the Creditors’ Committee and the Equity Committee, and whose retention and compensation has been approved by the Bankruptcy Court, shall be entitled to payment from the Professional Claims Reserve.

The Professionals employed by the Debtors shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities authorized by an order of the Bankruptcy Court, the Plan, the Oversight Committee, the Plan Administrator or the Litigation Trustee, including the preparation, filing and prosecution (subject to applicable law) of such Professional’s final fee applications (if applicable), upon the submission of redacted invoices to the Plan Administrator for payment from the Professional Claims Reserve. Any time or expenses incurred in the preparation, filing and prosecution of final fee applications shall be disclosed by each Professional in its final fee application and shall be subject to approval of the Bankruptcy Court.

b.                                      Administrative and Priority Claims Reserve

On or before the Effective Date, the Debtors shall create and fund the Administrative and Priority Claims Reserve in Cash in the amount of the Administrative and Priority Claims Estimate. The Creditors’ Committee will have consent rights over the aggregate amount of the Administrative and Priority Claims Reserve. On or before ten Business Days prior to the Effective Date, the Debtors will provide the Creditors’ Committee with a schedule of estimated Administrative Claims, Priority Tax Claims and Other Priority Claims to be funded from the Administrative and Priority Claims Reserve (the “Administrative and Priority Claims Schedule”). On or before five Business Days prior to the Effective Date, the Creditors’ Committee will provide the Debtors with a schedule which lists the individual Administrative Claims, Priority Tax Claims and Other Priority Claims set forth in the Administrative and Priority Claims Schedule over which the Litigation Trustee shall reserve consent rights (collectively, the “Reserved Claims”). With respect to any Reserved Claim and any other Administrative Claim, Priority Tax Claim and Other Priority Claim that was not included in the Administrative and Priority Claims Schedule, such claim shall only be Allowed (i) upon agreement of the Plan Administrator and the Litigation Trust or (ii) as determined by Final Order of the Bankruptcy Court (the “Administrative Claims Protocol”). The Cash in the Administrative and Priority Claims Reserve shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Claims, which shall be paid from the Professional Claims Reserve), Priority Tax Claims and Other Priority Claims, and, subject to Section 5.11(e), no payments on account of the foregoing Claims shall be made from any source other than the Administrative and Priority Claims Reserve. The Plan Administrator (i) shall segregate and shall not commingle the Cash held in the Administrative and Priority Claims Reserve and (ii) shall pay each Administrative Claim (except Professional Claims, which shall be paid from the Professional Claims Reserve), Priority Tax Claim and Other Priority Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (including Professional Claims), Priority Tax Claims and Other Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Plan Administrator, any remaining Cash in the Administrative and Priority Claims Reserve shall become Excess Sale Proceeds available for Pro Rata distribution in accordance with Section 3.02 of the Plan.

c.                                       Disputed Claims Reserve

On or before the Initial Distribution Date, the Plan Administrator shall create the Disputed Claims Reserve. On each Distribution Date, the Distribution Agent, as applicable, shall fund the Disputed Claims Reserve in Cash in the amount of the Disputed Claims Estimate. Subject to Section 5.11(e), no payments made on account of Disputed General Unsecured Claims that become Allowed General Unsecured Claims after the Effective Date shall be made from any source other than the Disputed Claims Reserve. After all Disputed Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid their respective Pro Rata distribution by the Distribution Agent, any remaining Cash in the Disputed Claims Reserve shall be available for Pro Rata distribution to Holders of Allowed Claims in Class 4.

d.                                      Wind-Down Reserve

On or before the Effective Date, the Debtors shall create and fund the Wind-Down Reserve in Cash in the amount of the Wind-Down Budget. Subject to Section 5.11(e) of the Plan, no payments to the Plan Administrator and Plan Administrator Professionals shall be made from any source other than the Wind-Down Reserve. The Plan Administrator shall segregate and shall not commingle the Cash held in the Wind-Down Reserve. Upon the dissolution of the Liquidating Debtors, any remaining Cash in the Wind-Down Reserve shall be transferred to the Litigation Trust.

e.                                       Other Reserves and Modification to Reserves

Subject to and in accordance with the provisions of the Plan Administrator Agreement and the Wind-Down Budget, the Plan Administrator may establish and administer any other necessary reserves that may be required under the Plan or the Plan Administrator Agreement. Notwithstanding anything to the contrary contained in the Plan, the Plan Administrator may, in consultation with the Oversight Committee, make transfers of money between the reserves established hereunder to satisfy Claims and other obligations in accordance with the Plan and the Wind-Down Budget.

12.                               Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall be directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

13.                               Preservation of Causes of Action

In accordance with section 1123(b)(3) of the Bankruptcy Code, the Debtors and their Estates shall retain all of the Debtors’ Causes of Action other than any Causes of Action that are Acquired Assets under the Asset Purchase Agreement or released pursuant to the terms of the Plan or an order of the Bankruptcy Court, including the Final DIP Order, and such retained Causes of Action of the Debtors shall be vested in the Litigation Trust on the Effective Date. The Litigation Trustee, on behalf of the Litigation Trust, may enforce all rights to commence and pursue any and all Causes of Action that are vested in the Litigation Trust, whether arising before or after the Petition Date, including, without limitation, any actions or categories of actions specifically enumerated in a list of retained Causes of Action contained in the Plan Supplement, and such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or the dissolution of the Debtors. The Litigation Trustee, in its sole and absolute discretion, shall determine whether to bring, settle, release, compromise, or enforce such Causes of Action vested in the Litigation Trust (or decline to do any of the foregoing), and shall not be required to seek further approval of the Bankruptcy Court for such action. The Litigation Trustee may pursue Causes of Action vested in the Litigation Trust in accordance with the best interests of the beneficiaries of the Litigation Trust. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Litigation Trustee will not pursue any and all available Causes of Action against it. The Litigation Trustee expressly reserves all rights to prosecute any and all Causes of Action of the Debtors against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action of the Debtors against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or an order of the Bankruptcy Court, or acquired by the Purchaser or otherwise released pursuant to the Asset Purchase Agreement, the Litigation Trustee expressly reserves all of the Debtors’ Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or consummation of the Plan.

14.                               Oversight Committee

As of the Effective Date, a post-confirmation committee to oversee the administration of the Litigation Trust and the Plan Administrator (the “Oversight Committee”) shall be formed. The Oversight Committee shall be comprised of five (5) members, three (3) of which shall be designated by the Creditors’ Committee and two (2) of which shall be designated by the Equity Committee, subject in each case, to consultation with the Debtors. The members of the Oversight Committee shall be identified in the Plan Supplement. Upon the death or resignation of a member of the Oversight Committee, the remaining designee(s) of the Creditors’ Committee or Equity Committee, as applicable, shall fill the applicable vacancy on the Oversight Committee. After the Effective Date, the Litigation Trustee shall consult with the Oversight Committee regarding Causes of Action and Avoidance Actions vested in the Litigation Trust for which the Litigation Trustee proposes a settlement in the amount of $25,000 and above in accordance with the terms of the Litigation Trust Agreement. The Oversight Committee shall have all of the rights and benefits accorded to it in the Litigation Trust Agreement, including, but not limited to, the rights to: employ and compensate professionals on behalf of the Oversight Committee, receive compensation, indemnification, and replace the Litigation Trustee, all as further set forth in the Litigation Trust Agreement.

The compensation of the members of the Oversight Committee shall be determined by the Debtors, the Creditors’ Committee and the Equity Committee and provided in the Plan Supplement. Upon the closing of the Chapter 11 Cases, the Oversight Committee shall be dissolved and its members shall have no further duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation.

15.                               Insured Claims

Notwithstanding anything to the contrary contained in the Plan, to the extent any Insurance Contract(s) provides coverage with respect to any General Unsecured Claim or Section

510(b) Claim, the Holder of such Claim shall (a) be paid in accordance with the terms of any applicable Insurance Contract(s), and (b) if applicable, receive the treatment provided for in the Plan for Allowed General Unsecured Claims or Allowed Section 510(b) Claims to the extent the applicable Insurance Contract(s) does not provide coverage with respect to any portion of the Claim.

16.                               Preservation of Privilege and Defenses

The Confirmation Order shall provide that, on the Effective Date, all of the Debtors’ privileges and work product, including but not limited to any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral), related to Avoidance Actions and Causes of Action that vest in the Litigation Trust, shall be vested in the Litigation Trust, which — except as expressly set forth below — will have exclusive authority to waive or not waive the Debtors’ privileges in its sole discretion.  Notwithstanding the foregoing and for the avoidance of doubt, the privileges transferred to the Litigation Trust do not include any privileges (including but not limited to attorney-client privilege or work-product privilege) of the current and former individual directors and officers of the Debtors, including but not limited to any such privilege attaching to any documents or communications (whether written or oral) between the directors and officers of the Debtors and Davis Polk & Wardwell LLP (“Davis Polk”).  Each individual director or officer shall retain all privileges and work product, including but not limited to any attorney-client privilege or work-product privilege attaching to any personal documents or communications (whether written or oral) between such director or officer, on the one hand, and Davis Polk, on the other hand.

Although the Liquidating Debtors shall retain the right to maintain and/or access privileged documents and communications between the Debtors and Davis Polk relating to any matter where Davis Polk was representing both the Debtors and individual directors or officers, the Liquidating Debtors and the Plan Administrator shall not provide any such documents or communications to the Litigation Trust.  For the avoidance of doubt, any joint representation of the Debtors and Debtors’ officers and directors (including, but not limited to, representation in connection with the Securities Action) shall not provide a basis for the Litigation Trust to seek to compel the production of any documents or communications to the extent containing or reflecting communications between Davis Polk on the one hand and the Debtors and/or the Debtors’ directors and officers on the other.  Nor shall any joint communications from Davis Polk to both the Debtors and the individual directors and officers be deemed to provide a basis for the Litigation Trust to seek to compel the production of any documents or communications containing or reflecting communications between Davis Polk on the one hand and the Debtors and/or the Debtors’ directors and officers on the other.  Nor shall any production, inadvertent or otherwise, by the Liquidating Debtors or the Plan Administrator of any documents or communications (whether written or oral) between the directors and officers of the Debtors and Davis Polk (if any) to the Litigation Trust, the Litigation Trustee, the Oversight Committee, or any party or person associated with the Litigation Trust, the Litigation Trustee or the Oversight Committee, constitute a waiver of such privileged information, which shall remain privileged.

The Plan Administrator will seek to preserve and protect all applicable privileges and work product vested in the Liquidating Debtors (which for the avoidance of doubt excludes the privileges and work product vested in the Litigation Trust). The Plan Administrator’s receipt of such information shall not waive any privileges and such privileges are preserved. The Litigation Trust, the Liquidating Debtors and the individual directors and officers of the Debtors shall remain in control of all of their respective privileges (subject to the provisions of the foregoing paragraphs), and the Litigation Trust, the Liquidating Debtors, and the individual directors and officers of the Debtors, each as applicable, retain the right to waive their own privileges prospectively. For the avoidance of doubt, nothing herein shall be deemed to permit any party to waive any privilege in connection with a joint representation without the affirmative consent of all parties holding such privilege.

17.                               Books and Records

On the Effective Date, all books and records of the Debtors that have not been transferred to the Purchaser pursuant to the terms of the Asset Purchase Agreement or the Sale Order shall be transferred to the Liquidating Debtors. Until the entry of a final and non-appealable order of judgment or settlement with respect to all defendants now or hereafter named in the Securities Litigation, the Debtors, the Plan Administrator on behalf of the Liquidating Debtors, the Litigation Trust, the Litigation Trustee and any other transferee or custodian of the Debtors’ books, records, documents, files, electronic data (in whatever format, including native format, and from every source and location, including but not limited to all hard drives, servers, and cloud-based storage located in the United States and overseas), or any tangible object or other item of evidence relevant or potentially relevant to the Securities Litigation, wherever stored (collectively, the “Potentially Relevant Books and Records”), shall preserve and maintain the Potentially Relevant Books and Records as if they were the subject of a continuing request for production of documents from an opposing party under the Federal Rules of Civil Procedure, and shall not destroy, abandon, transfer, or otherwise render unavailable such Potentially Relevant Books and Records. For the avoidance of doubt, the Plan Injunction shall not impact in any manner any rights of the lead plaintiffs and the proposed class in the Securities Litigation to seek and obtain Potentially Relevant Books and Records through discovery in the Securities Litigation. Notwithstanding anything herein to the contrary, the Litigation Trust will have access to the Debtors’ books and records for the purpose of investigating and pursuing the Avoidance Actions and Causes of Action that vest in the Litigation Trust; provided that such access by the Litigation Trust shall be subject to the treatment of the Debtors’ privileges set forth in Section 5.16.

D.                                    Unexpired Leases and Executory Contracts

1.                                      Executory Contracts and Unexpired Leases to Be Rejected

Upon the occurrence of the Effective Date, each Executory Contract and Unexpired Lease shall be deemed rejected in accordance with, and subject to, sections 365 and 1123 of the Bankruptcy Code as of the Effective Date, unless any such Executory Contract or Unexpired Lease: (i) is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases contained in the Plan Supplement; (ii) is listed on the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases contained in the Plan Supplement; (iii) has been previously assumed by the Debtors by Final Order of the Bankruptcy Court or has been assumed by the Debtors by order of the Bankruptcy Court as of the Effective Date, which order becomes a Final Order after the Effective Date; (iv) is the subject of a motion to assume pending as of the

Effective Date; (v) is an Insurance Contract; or (vi) is otherwise assumed pursuant to the terms in the Plan. The Confirmation Order will constitute an order of the Bankruptcy Court approving such rejections pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Counterparties to Executory Contracts or Unexpired Leases that are deemed rejected as of the Effective Date shall have the right to assert any Claim on account of the rejection of such Executory Contracts or Unexpired Leases subject to compliance with the requirements in the Plan.

a.                                      Preexisting Obligations to Debtors

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors, the Liquidating Debtors, and the Plan Administrator expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties, or continued maintenance obligations on goods previously purchased by the contracting Debtors from counterparties to rejected or repudiated Executory Contracts.

b.                                      Rejection Damages Claim Procedures

Unless otherwise provided by a Bankruptcy Court order, any proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to the Plan or otherwise must be filed with the Claims and Solicitation Agent no later than 30 days after the later of the Effective Date, the effective date of rejection, or the date notice of such rejection is transmitted by the Debtors or the Plan Administrator, as applicable, to the counterparty to such Executory Contract or Unexpired Lease. Any proofs of Claim arising from the rejection of Executory Contracts or Unexpired Leases that are not timely filed shall be Disallowed automatically and forever barred, estopped, and enjoined from assertion and shall not be enforceable against the Debtors or the Liquidating Debtors, without the need for any objection by the Litigation Trustee or any further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied and released, notwithstanding anything in the Schedules or a proof of Claim to the contrary. All Allowed Claims arising from the rejection of Executory Contracts and Unexpired Leases shall be classified as General Unsecured Claims.

c.                                       Reservation of Rights

Notwithstanding anything to the contrary in the Plan, prior to the Effective Date, the Debtors may amend their decision with respect to the rejection of any Executory Contract or Unexpired Lease.

2.                                      Executory Contracts and Unexpired Leases to Be Assumed

Upon the occurrence of the Effective Date, each Executory Contract and Unexpired Lease that is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases, in each case contained in the Plan Supplement, shall be deemed assumed, or assumed and assigned, as applicable, in accordance with, and subject to, sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

The Confirmation Order will constitute an order of the Bankruptcy Court approving such assumptions, and assumptions and assignments, pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan (including any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Liquidating Debtors’ assumption or assumption and assignment of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by the Plan will not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Each Executory Contract and Unexpired Lease assumed or assumed and assigned pursuant to Article VI of the Plan will revest in and be fully enforceable by the Plan Administrator on behalf of the Liquidating Debtors or the assignee to whom such contract or lease is being assigned in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable law.

a.                                      Modifications, Etc.

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed or assumed and assigned shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or are rejected or repudiated pursuant to the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

b.                                      Proofs of Claim Based on Assumed Contracts or Leases

Any and all proofs of Claim based on Executory Contracts or Unexpired Leases that have been assumed or assumed and assigned in the Chapter 11 Cases, including hereunder, except proofs of Claim asserting Cure Amounts, pursuant to the order approving such assumption or assumption and assignment, including the Sale Order and the Confirmation Order, shall be deemed Disallowed and expunged from the Claims register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court.

c.                                       Cure Proceedings and Payments

With respect to each of the Executory Contracts or Unexpired Leases assumed or assumed and assigned hereunder, the Debtors or the Plan Administrator shall designate a proposed Cure Amount, and the assumption or assumption and assignment of such Executory

Contract or Unexpired Lease shall be conditioned upon the disposition of all issues with respect to the Cure Amount. Except as otherwise set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases, the Cure Amount with respect to each of the Executory Contracts or Unexpired Leases assumed or assumed and assigned hereunder is designated by the Debtors as zero dollars, subject to the determination of a different Cure Amount pursuant to the procedures set forth in the Plan (including Section 6.02(e) of the Plan) and in the Cure Notices. Except with respect to Executory Contracts and Unexpired Leases for which the Cure Amount is zero dollars, or for which the Cure Amount is in dispute, the Cure Amount shall be satisfied by the Liquidating Debtors or their assignee, if any, by payment of the Cure Amount in Cash within 30 days following the occurrence of the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as may be ordered by the Bankruptcy Court or agreed upon by the parties to the applicable Executory Contract or Unexpired Lease without any further notice to or action, order, or approval of the Bankruptcy Court.

Any provisions or terms of the Executory Contracts or Unexpired Leases to be assumed or assumed and assigned pursuant to the Plan that are, or may be, alleged to be in default, shall be satisfied solely by payment of the Cure Amount, or by an agreed-upon waiver of the Cure Amount. If there is a dispute regarding such Cure Amount, the ability of the Liquidating Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, or assumption and assignment, then payment of the Cure Amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors, the Plan Administrator or the assignee, as applicable, and the counterparty to the Executory Contract or Unexpired Lease; provided, however, that the Debtors or the Plan Administrator, as applicable, shall have the right either to reject or nullify the assumption of any Executory Contract or Unexpired Lease after entry of a Final Order determining the Cure Amount or any request for adequate assurance of future performance required to assume such Executory Contract or Unexpired Lease.

Assumption or assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Cure Amount, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed or assumed and assigned Executory Contract or Unexpired Lease at any time prior to the effective date of assumption or assumption and assignment, as applicable.

d.                                      Cure Notice

No later than seven days before the Confirmation Hearing, the Debtors shall serve upon counterparties to such Executory Contracts and Unexpired Leases a Cure Notice that will (i) notify the counterparty of the proposed assumption or assumption and assignment of the applicable Executory Contract or Unexpired Lease, (ii) list the applicable Cure Amount, if any, set forth on the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases, (iii) describe the procedures for filing objections to the proposed assumption or assumption and assignment of the applicable Executory Contract or Unexpired Lease, (iv) describe the procedures for filing objections to the proposed Cure Amount of the applicable Executory Contract or Unexpired Lease, and (v) explain the process by which related disputes will be resolved by the Bankruptcy Court. If no objection is timely received, (A) the non-Debtor party to the assumed or assumed and assigned Executory Contract or Unexpired Lease shall be deemed to have consented to the assumption or assumption and assignment of the applicable Executory Contract or Unexpired Lease and shall be forever barred from asserting any objection with regard to such assumption or assumption and assignment, and (B) the proposed Cure Amount shall be controlling, notwithstanding anything to the contrary in any applicable Executory Contract or Unexpired Lease or other document as of the date of the filing of the Plan, and the non-Debtor party to an applicable Executory Contract or Unexpired Lease shall be deemed to have consented to the Cure Amount and shall be forever barred from asserting, collecting, or seeking to collect any additional amounts relating thereto against the Debtors or the Liquidating Debtors, or the property of any of them.

e.                                       Cure Objections

If a proper and timely objection to the Cure Notice or proposed Cure Amount was filed by the Cure Objection Deadline, the Cure Amount shall be equal to (i) the amount agreed to between the Debtors or Litigation Trustee, as applicable, and the applicable counterparty or (ii) to the extent the Debtors or Plan Administrator and counterparty do not reach an agreement regarding any Cure Amount or any other matter related to assumption or assumption and assignment, the Bankruptcy Court shall determine the Allowed amount of such Cure Amount and any related issues. Objections, if any, to the proposed assumption, assumption and assignment and/or Cure Amount must be in writing, filed with the Bankruptcy Court, and served in hard-copy form on the parties identified in the Cure Notice so that they are actually received by the Cure Objection Deadline.

f.                                        Hearing with Respect to Objections

If an objection to the proposed assumption or assumption and assignment of an Executory Contract or Unexpired Lease and/or to the proposed Cure Amount thereof is timely filed and received in accordance with the procedures set forth in Section 6.02(e) of the Plan, and the parties do not reach a consensual resolution of such objection, a hearing with respect to such objection shall be held at such time scheduled by the Bankruptcy Court or the Debtors or the Litigation Trustee, as applicable. Objections to the proposed Cure Amount or assumption or assumption and assignment of an Executory Contract or Unexpired Lease will not be treated as objections to Confirmation of the Plan.

g.                                       Reservation of Rights

Notwithstanding anything to the contrary in the Plan, prior to the Effective Date, the Debtors may amend their decision with respect to the assumption or assumption and assignment of any Executory Contract or Unexpired Lease and provide a new notice amending the information provided in the applicable notice. In the case of an Executory Contract or Unexpired Lease designated for assumption or assumption and assignment that is the subject of a Cure Amount objection that has not been resolved prior to the Effective Date, the Debtors or the

Litigation Trustee, as applicable, may designate such Executory Contract or Unexpired Lease for rejection at any time prior to the payment of the Cure Amount, as set forth in Section 6.02(c) of the Plan.

3.                                      General Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease on the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that the Debtors, the Liquidating Debtors, the Plan Administrator, or any of their Affiliates, has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Plan Administrator, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

4.                                      Insurance Contracts

Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Supplement, the Plan Administrator Agreement, the Litigation Trust Agreement, the Confirmation Order, any bar date order or notice or claim objection order, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening, grants an injunction or release, or requires a party to opt in to any releases, or any provision that sets a reserve): (a) all Insurance Contracts shall continue in effect after the Effective Date pursuant to their respective terms and conditions and shall be treated as if assumed by the Plan Administrator on behalf of the Liquidating Debtors, and subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute both approval of such assumption pursuant to sections 105 and 365 of the Bankruptcy Code and a finding by the Bankruptcy Court that such assumption is in the best interests of the Estates; (b) all rights and obligations of the Debtors under any Insurance Contracts shall automatically become vested in the Plan Administrator on behalf of the Liquidating Debtors, unaltered and without necessity for further approvals or orders and nothing shall alter the legal, equitable or contractual rights, obligations and defenses of the Debtors and the Insurers under the Insurance Contracts or modify the coverage provided thereunder or the terms and conditions thereof except that on and after the Effective Date, the Plan Administrator on behalf of the Liquidating Debtors, shall become and remain liable for all of the Debtors’ obligations under the Insurance Contracts regardless of whether such obligations arise before or after the Effective Date and without the need or requirement for any Insurer to file a proof of Claim or Administrative Claim. For the avoidance of doubt, the Debtors or the Plan Administrator on behalf of the Liquidating Debtors, as applicable, shall retain the right, if any, to challenge any amounts owed under the Insurance Contracts in accordance with their terms; and (c) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Article IX of the Plan, if and to the extent applicable, shall be deemed lifted without further order of this Court, solely to permit: (I) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; (II) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this

Bankruptcy Court, (A) workers’ compensation claims, (B) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay to proceed with its claim, and (C) all costs in relation to each of the foregoing; and (III) the Insurers to cancel any Insurance Contracts, and take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, and in accordance with the terms of the Insurance Contracts.

The Debtors or the Plan Administrator on behalf of the Liquidating Debtors, as the case may be, shall maintain D&O Policies providing coverage for those insureds currently covered by such policies for the remaining term of such policies and shall maintain runoff policies or tail coverage under policies in effect as of the Effective Date for a period of six years after the Effective Date, to the fullest extent permitted by such provisions, in each case insuring such parties in respect of any claims, demands, suits, Causes of Action, or proceedings against such insureds in at least the scope and amount as currently maintained by the Debtors; provided, however, that nothing in the Plan or the Confirmation Order alters the terms and conditions of the D&O Policies. Nothing in the Plan shall be deemed to impair any Entity’s claim, if any, to proceeds of the D&O Policies or the priority of payment on such claim, if any, under the D&O Policies.

E.                                    Procedures for Resolving Disputed Claims and Interests

1.                                      Determination of Claims and Interests

After the Effective Date, the Plan Administrator and/or Litigation Trustee, as applicable, shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date, including the Causes of Action retained pursuant to Section 5.13 of the Plan, except with respect to any Claim or Interest deemed Allowed under the Plan.

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date, including the Confirmation Order, no Claim or Interest shall become an Allowed Claim or Interest unless and until such Claim or Interest is deemed Allowed or the Bankruptcy Court has entered a Final Order, including the Confirmation Order, in the Chapter 11 Cases allowing such Claim or Interest. All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Bankruptcy Court, pursuant to Bankruptcy Rule 9019 or otherwise, shall be binding on all parties. For the avoidance of doubt, any Claim determined and liquidated pursuant to (a) an order of the Bankruptcy Court or (b) applicable non-bankruptcy law (which determination has not been stayed, reversed, or amended and as to which determination or any revision, modification, or amendment thereof as to which the time to appeal or seek review or rehearing has expired and no appeal or petition for review or rehearing was filed or, if filed, remains pending) shall be deemed an Allowed Claim in such liquidated amount and satisfied in accordance with the Plan.

Nothing contained in Section 7.01 of the Plan shall constitute or be deemed a waiver of any claim, right, or Cause of Action that the Debtors or the Liquidating Debtors may have against any Entity in connection with or arising out of any Claim, including any rights under section 157(b) of title 28 of the United States Code.

2.                                      Claims Administration Responsibility

Notwithstanding anything to the contrary in the Plan, after the Effective Date, (1) the Litigation Trustee shall retain responsibility for administering, disputing, objecting to, compromising, or otherwise resolving all Claims ((A) other than (i) Professional Claims and (ii) Administrative Claims, Priority Tax Claims and Other Priority Claims that are not subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan and (B) with respect to Administrative Claims, Priority Tax Claims and Other Priority Claims that are subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, subject to such protocol) against and Interests in the Debtors and (2) the Plan Administrator shall retain responsibility for administering, disputing, objecting to, compromising or otherwise resolving all Administrative Claims, Professional Claims, Priority Tax Claims and Other Priority Claims, subject to the Administrative Claims Protocol set forth in Section 5.11(b) of the Plan, including, in each case, (i) filing, withdrawing, or litigating to judgment objections to Claims or Interests, (ii) settling or compromising any Disputed Claim or Disputed Interest without any further notice to or action, order, or approval by the Bankruptcy Court, and (iii) administering and adjusting the Claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

3.                                      Objections to Claims

Unless otherwise extended by the Bankruptcy Court, any objections to Claims (other than Administrative Claims) shall be served and filed on or before the Claims Objection Deadline (or such later date as may be established by the Bankruptcy Court upon request of the Litigation Trustee without further notice to parties-in-interest). Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the Holder of the Claim if the Debtors or the Litigation Trustee effect service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the extent counsel for a Holder of a Claim or Interest is unknown, by first class mail, postage prepaid, on the signatory on the proof of Claim or other representative identified on the proof of Claim or any attachment thereto (or at the last known addresses of such Holder if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address); or (c) by first class mail, postage prepaid, on any counsel that has appeared on behalf of the Holder of the Claim in the Chapter 11 Cases and has not withdrawn such appearance.

4.                                      Disallowance of Claims

Except as otherwise agreed, any and all proofs of Claim filed after the applicable deadline for filing such proofs of Claim shall be deemed Disallowed and expunged as of the Effective Date without any further notice to, or action, order, or approval of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions on account of such Claims, unless any such late proof of Claim is deemed timely filed by a Final Order of the Bankruptcy Court.

Nothing in the Plan shall in any way alter, impair, or abridge the legal effect of the Bar Date Order, or the rights of the Debtors, the Litigation Trustee, or other parties-in-interest to object to Claims on the grounds that they are time barred or otherwise subject to disallowance or modification. Nothing in the Plan shall preclude amendments to timely filed proofs of Claim to the extent permitted by applicable law.

All Claims of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Plan Administrator allege is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be Disallowed if (a) the Entity, on the one hand, and the Debtors or the Plan Administrator, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

5.                                      Estimation of Claims

Before the Effective Date, the Debtors, and after the Effective Date, the Litigation Trustee, may (but are not required to) at any time request that the Bankruptcy Court estimate a Disputed Claim pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Disputed Claim, including during the litigation of any objection to any Disputed Claim or during the pendency of any appeal relating to such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan, without prejudice to the Holder of such Claim’s right to request that estimation should be for the purpose of determining the Allowed amount of such Claim, and the Litigation Trustee may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another. All estimation procedures set forth in the Plan shall be applied in accordance with section 502(c) of the Bankruptcy Code. Disputed Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Plan or the Bankruptcy Court.

6.                                      No Interest on Disputed Claims

Unless otherwise specifically provided for in the Plan or as otherwise required by section 506(b) of the Bankruptcy Code, postpetition interest shall not accrue or be paid on Claims or Interests, and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim or Interest. Additionally, and without limiting the foregoing, unless otherwise specifically provided for in the Plan or as otherwise required by section 506(b) of the Bankruptcy Code, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a final distribution is made, when and if such Disputed Claim becomes an Allowed Claim.

7.                                      Amendments to Claims

On or after the Effective Date, except as otherwise provided in the Plan, a Claim may not be filed or amended without the authorization of the Bankruptcy Court or the Liquidating Debtors, and, to the extent such authorization is not received, any such new or amended Claim filed shall be deemed Disallowed in full and expunged without any further notice to or action, order, or approval of the Bankruptcy Court.

F.                                     Provisions Governing Distributions

1.                                      Time of Distribution

Except as otherwise provided for in the Plan or ordered by the Bankruptcy Court, distributions under the Plan shall be made on the later of (a) the Initial Distribution Date or (b) on the first Periodic Distribution Date occurring after the later of, (i) 30 days after the date when a Claim is Allowed or (ii) 30 days after the date when a Claim becomes payable pursuant to any agreement between the Debtors, the Liquidating Debtors, the Plan Administrator, the Litigation Trust or the Litigation Trustee, as applicable, and the Holder of such Claim; provided, however, that the Plan Administrator may, in its sole discretion, make one-time distributions on a date that is not a Periodic Distribution Date.

2.                                      Currency

Except as otherwise provided in the Plan or Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate as of the Effective Date at 4:00 p.m. prevailing Eastern Time, mid-range spot rate of exchange for the applicable currency as published in the next The Wall Street Journal following the Effective Date.

3.                                      Distribution Agent

The Distribution Agent shall make all distributions required under the Plan, subject to the terms and provisions of the Plan. If the Distribution Agent is an independent third party designated to serve in such capacity, such Distribution Agent shall receive, without further Court approval, reasonable compensation from the Wind-Down Reserve for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Distribution Agent shall be required to give any bond or surety or other security for the performance of its duties. The Distribution Agent shall be authorized and directed to rely upon the Debtors’ books and records and, as applicable, the Plan Administrator’s or the Litigation Trustee’s representatives and professionals in determining Allowed Claims not entitled to distributions under the Plan in accordance with the terms and conditions of the Plan. The Distribution Agent shall be empowered to (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions of the Plan.

4.                                      Claims Administered by Servicers

In the case of Holders of Claims governed by an agreement and administered by a Servicer, the respective Servicer shall be deemed to be the Holder of such Claims for purposes of distributions to be made hereunder. The Distribution Agent shall make all distributions on account of such Claims to the Servicers or as directed by the Servicers, in the Servicers’ sole discretion. Each Servicer shall, at its option, hold or direct such distributions for the beneficial Holders of such Allowed Claims, as applicable; provided, however, that the Servicer shall retain all rights under its respective agreement in connection with delivery of distributions to the beneficial Holders of such Allowed Claims, including rights on account of its charging lien; provided further, however, that the Debtors’ and the Liquidating Debtors’ obligations to make distributions pursuant to the Plan shall be deemed satisfied upon delivery of distributions to each Servicer or the Entity or Entities designated by the Servicers. The Servicers shall not be required to give any bond, surety, or other security for the performance of their duties with respect to such distributions.

5.                                      Distributions on Claims Allowed After the Effective Date

a.                                      No Distributions Pending Allowance

No payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by a Final Order of the Bankruptcy Court, and the Disputed Claim has become an Allowed Claim.

b.                                      Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision to the contrary in the Plan, and except as otherwise agreed by the relevant parties, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order. All distributions made pursuant to the Plan on account of a Disputed Claim that is later deemed an Allowed Claim by the Bankruptcy Court shall be made together with any other distributions made on account of, as well as any obligations arising from, the distributed property as if such Allowed Claim had been an Allowed Claim on the dates distributions were previously made to Holders of Allowed Claims included in the applicable Class; provided, however, that no interest shall be paid on account of such Allowed Claims unless required under applicable bankruptcy law.

c.                                       Disputed Claims Reserve

The Plan Administrator shall establish and administer the Disputed Claims Reserve. Each Holder of a Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim after the Effective Date shall receive the treatment set forth in Section 3.02(d)(ii) of the Plan. On each Periodic Distribution Date, all amounts in the Disputed Claims Reserve on account of a Disputed General Unsecured Claim that has become Disallowed in whole or in part (or has been Allowed in an amount less than its Provisionally Allowed amount) shall be redistributed ratably among (A) Holders of Allowed General Unsecured Claims and (B) the Disputed Claims Reserve.

6.                                      Delivery of Distributions

a.                                      Record Date for Distributions

On the Distribution Record Date, the Claims register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those record Holders listed on the Claims register as of the close of business on the Distribution Record Date. The Term Loan Agent shall have no obligation to recognize any transfer of any Term Loan Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as of the close of business on the Distribution Record Date. Further, the Senior Notes Indenture Trustee shall have no obligation to recognize any transfer of any Senior Notes Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those Holders of record as of the close of business on the Distribution Record Date.

b.                                      Cash Distributions

Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Distribution Agent, except that Cash payments made to foreign creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

c.                                       Address for Distributions

Distributions to Holders of Allowed Claims shall be made by the Distribution Agent or the appropriate Servicer (i) at the addresses set forth on the proofs of Claim filed by such Holders of Claims (or at the last known addresses of such Holders of Claims if no proof of Claim is filed or if the Debtors or the Distribution Agent have been notified in writing of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Distribution Agent after the date of any related proof of Claim, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Distribution Agent has not received a written notice of a change of address, or (iv) in the case of a Holder of a Claim whose Claim is governed by an agreement and administered by a Servicer, at the addresses contained in the official records of such Servicer. The Debtors, the Liquidating Debtors, and the Distribution Agent shall not incur any liability whatsoever on account of any distributions under the Plan.

d.                                      Undeliverable Distributions

If any distribution to a Holder of a Claim is returned as undeliverable, no further distributions to such Holder of such Claim shall be made unless and until the Distribution Agent or the appropriate Servicer is notified of then-current address of such Holder of the Claim, at which time all missed distributions shall be made to such Holder of the Claim without interest on the next Periodic Distribution Date. Amounts in respect of undeliverable distributions shall be returned (1) if prior to the Dissolution Date, to the Liquidating Debtors and (2) if after the Dissolution Date, to the Litigation Trust, in each case, until such distributions are claimed.

e.                                       Reversion

Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after such distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and such Unclaimed Distribution shall revert to and vest in the Liquidating Debtors if prior to the Dissolution Date or the Litigation Trust if after the Dissolution Date free of any restrictions thereon. Upon vesting, the Claim of any Holder or successor to such Holder with respect to such property shall be cancelled and forever barred, notwithstanding federal or state escheat, abandoned, or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable distributions and Unclaimed Distributions shall apply with equal force to distributions that are issued by the Distribution Agent made pursuant to any indenture or Certificate (but only with respect to the initial distribution by the Servicer to Holders that are entitled to be recognized under the relevant indenture or Certificate and not with respect to Entities to whom those recognized Holders distribute), notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property law.

f.                                        De Minimis Distributions

Notwithstanding any other provision of the Plan to the contrary, the Distribution Agent and any Servicer shall not be required to make a distribution on account of an Allowed Claim if (i) the aggregate amount of all distributions authorized to be made on the Periodic Distribution Date in question is or has a value less than $50.00; provided, however, that the Distribution Agent shall make, or cause to be made, a distribution on a Periodic Distribution Date of less than $50.00 if the Distribution Agent expects that such Periodic Distribution Date shall be the final Periodic Distribution Date; or (ii) the amount to be distributed to the specific Holder of the Allowed Claim on the particular Periodic Distribution Date does not both (x) constitute a final distribution to such Holder and (y) have a value of at least $50.00.

7.                                      Surrender of Securities or Instruments

As soon as practicable after the Effective Date, each Holder of Senior Notes shall surrender its note(s) to the Senior Notes Indenture Trustee, and each Holder of Senior Notes shall be deemed to have surrendered such Holder’s security, note, debenture, or other evidence of indebtedness upon surrender of such global security by the Holder or a securities depository or custodian thereof. No distributions under the Plan shall be made for or on behalf of such Holder unless and until such note(s) is received by the Senior Notes Indenture Trustee or the loss, theft, or destruction of such note(s) is established to the reasonable satisfaction of the Senior Notes Indenture Trustee, which satisfaction may require such Holder to submit (a) a lost instrument affidavit and (b) an indemnity bond holding the Debtors, the Liquidating Debtors, and the Senior Notes Indenture Trustee, harmless in respect of such note and distributions made thereof. Upon compliance with Section 8.07 of the Plan by a Holder of Senior Notes, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such Claim. Any Holder that fails to surrender such Senior Note or satisfactorily explain its non-availability to the Senior Notes Indenture Trustee within one year of the Effective Date shall be deemed to have no further Claim against the Debtors, the Liquidating Debtors (or their property), or the Senior Notes Indenture Trustee in respect of such Claim and shall not participate in any distributions under the Plan. All property in respect of such forfeited distributions, including interest thereon, shall be promptly returned to the Liquidating Debtors by the Senior Notes Indenture Trustee, and any such security shall be cancelled. Notwithstanding the foregoing, if the record Holder of a Senior Notes Claim is a securities depository or custodian thereof, or if a Senior Notes Claim is held in book-entry or electronic form pursuant to a global security held by a securities depository or custodian thereof, then the beneficial Holder of such an Allowed Senior Notes Claim shall be deemed to have surrendered such Holder’s security, note, debenture, or other evidence of indebtedness upon surrender of such global security by the securities depository or custodian thereof.

8.                                      Compliance Matters

In connection with the Plan, to the extent applicable, the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms it believes are reasonable and appropriate. The Debtors and Plan Administrator reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

9.                                      Claims Paid or Payable by Third Parties

The Claims and Solicitation Agent shall reduce in full a Claim to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not the Distribution Agent without any further notice to or action, order, or approval of the Bankruptcy Court. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not the Distribution Agent on account of such Claim, such Holder shall, within two weeks of receipt thereof, repay or return the distribution under the Plan to the Liquidating Debtors if prior to the Dissolution Date or the Litigation Trust if after the Dissolution Date, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

10.                               Setoffs

Except as otherwise expressly provided for in the Plan and except with respect to any Term Loan Claims or Senior Notes Claim, and any distribution on account thereof, the Liquidating Debtors, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the Debtors or the Liquidating Debtors, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by the Debtors or the Liquidating Debtors of any such Claims, rights, and Causes of Action that the Debtors or Liquidating Debtors may possess against such Holder. In no event shall any Holder of Claims be entitled to set off any Claim against any Claim, right, or Cause of Action of the Debtors or the Liquidating Debtors, as applicable, unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to Bankruptcy Code section 553 or otherwise.

11.                               Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

G.                                   Effect of Plan on Claims and Interests

1.                                      Vesting of Assets

Except as otherwise explicitly provided in the Plan, as of the Effective Date, the property of each Debtors’ Estate, if any, shall revest in the applicable Liquidating Debtor or the Litigation Trust (solely with respect to Causes of Action and Avoidance Actions transferred to the Litigation Trust), as applicable, and shall be free and clear of all Claims, Liens, charges, encumbrances, rights, and Interests.

2.                                      Reserved

3.                                      Compromise and Settlement

Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various (a) Claims or Interests and (b) Causes of Action that the Debtors have against other Entities up to the Effective Date. After the Effective Date, any such right shall pass to the Litigation Trust or the Liquidating Debtors, as applicable, as contemplated in Section 9.01 of the Plan, without the need for further approval of the Bankruptcy Court. Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan or any distribution to be made on account of an Allowed Claim, the provisions of the Plan shall constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest.

4.                                      Debtor Release

Pursuant to section 1123(b) of the Bankruptcy Code, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors,

the Liquidating Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of any of the foregoing Entities, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims, asserted or assertable on behalf of the Debtors, the Liquidating Debtors or their Estates, as applicable, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Liquidating Debtors, or their Estates or Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or any other Entity, based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring and sale efforts, the Chapter 11 Cases, the Acceptable Sale, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination and filing of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the DIP Credit Agreement, the Asset Purchase Agreement, the Sale Order or related agreements, instruments, or other documents, the pursuit of the Acceptable Sale, the pursuit of consummation of the Acceptable Sale, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan; provided that, nothing in Section 9.04 of the Plan shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order. Notwithstanding anything to the contrary herein, the foregoing release shall not affect the releases granted to the applicable entities pursuant to Sections 5.1.2 and 5.2 of the Final DIP Order. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, (2) a good-faith settlement and compromise of the claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors or the Liquidating Debtors or their respective Estates or the Litigation Trust asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property, released pursuant to the Debtor Release.

5.                                      Third Party Release

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended after the Effective Date, each of the Releasing Parties shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged each Released Party from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, the Liquidating Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring and sale efforts, the Chapter 11 Cases, the Acceptable Sale, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination and filing of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the DIP Credit Agreement, the Asset Purchase Agreement, the Sale Order, or related agreements, instruments, or other documents, the pursuit of the Acceptable Sale, the pursuit of consummation of the Acceptable Sale, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, provided that, nothing in Section 9.05 of the Plan shall be construed to release the Released Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order; provided, further, that notwithstanding anything to the contrary herein, the foregoing release shall not affect the releases granted to the applicable entities pursuant to Sections 5.1.2 of the Final DIP Order; provided, further, that this release shall not (1) preclude the United States Securities and Exchange Commission from enforcing its regulatory or police powers or (2) operate to release any claims or causes of action held directly (but not derivatively) by the United States Securities and Exchange Commission against any non-Debtor person or non-Debtor entity; provided, further, that this release shall not release any Securities Claims.  Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (1) in exchange for the good and valuable consideration provided by the Released Parties, (2) a good-faith settlement and compromise of claims released by the Third Party Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Releasing Parties asserting any claim, Cause of Action, or liability related thereto, of any kind whatsoever, against any of the Released Parties or their property, released pursuant to the Third Party Release.

6.                                      Exculpation and Limitation of Liability

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third Party Release, and notwithstanding anything in the Plan to the contrary, each Exculpated Party is hereby released and exculpated from any claim, obligation, Cause of Action, or liability for any postpetition action taken or omitted to be taken during the period commencing on the Petition Date through and including the Effective Date in connection with, or related to formulating, negotiating, soliciting, preparing, disseminating, confirming, administering, or implementing the Plan, or consummating the Plan, the Disclosure Statement, the Asset Purchase Agreement, the DIP Credit Agreement, the Chapter 11 Cases, or any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, provided that, nothing in Section 9.06 of the Plan shall be construed to release the Exculpated Parties from gross negligence, willful misconduct, or fraud as determined by a Final Order. Each Exculpated Party has, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the restructuring of Claims and Interests in the Chapter 11 Cases, the negotiation, formulation, or preparation of the agreements, instruments, or other documents pursuant to the Plan, and the solicitation and distribution of the Plan and, therefore, is not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not release any post-Effective Date obligation or liability of any Entity under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

7.                                      CRG Release

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, including the contributions of the Debtors and the Specified Individuals to facilitate and implement the Plan, to the fullest extent permissible under applicable law, as such law may be extended after the Effective Date, each of the CRG Parties, in its individual capacity, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released, waived, and discharged each Specified Individual and the Debtors from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such CRG Party would have been legally entitled to assert, in its individual capacity, based on or in any way relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ in- or out-of-court restructuring and sale efforts, the Chapter 11 Cases, the Acceptable Sale, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any CRG Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, preparation, dissemination and filing of the Plan (including, for the avoidance of doubt, the Plan Supplement), the Disclosure Statement, the DIP Credit Agreement, the Asset Purchase Agreement, the Sale Order, or related agreements, instruments, or other documents, the pursuit of the Acceptable Sale, the pursuit of consummation of the Acceptable Sale, the pursuit of Confirmation of the Plan, the pursuit of consummation of the Plan, the administration and implementation of the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan; provided that the release in this Section 9.07 shall not affect or impair the allowance and treatment of Allowed Term Loan Claims as set forth in Section 3.02(c) of the Plan. Each CRG Party shall be prohibited from assigning to any other Entity any Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities released, waived or discharged pursuant to Section 9.07 of the Plan. For the avoidance of doubt, nothing in Section 9.07 of the Plan shall release any of the Debtors’ Causes of Action against the Specified Individuals that are vested in the Litigation Trust on the Effective Date.

8.                                      Injunction on Enforcement of Judgments

The Litigation Trust shall not, subject to this Section 9.08, enforce any judgment or settlement obtained against the Specified Individuals unless such judgment or settlement is actually paid from any available insurance coverage under the D&O Policies; provided that such prohibition shall not apply to any Specified Individual in the event such Specified Individual (a) fails to reasonably cooperate with any D&O Insurer to the fullest extent requested by such D&O Insurer in the defense and/or settlement of any Cause of Action brought against such Specified Individual or any other party, (b) knowingly or unreasonably takes any action that has the effect of impairing, or knowingly or unreasonably fails to take any action necessary to preserve, coverage under the D&O Policies for any Cause of Action brought against such Specified Individual or any other party (provided that a Specified Individual’s election to satisfy these conditions and take steps to qualify such Specified Individual for the protections of the injunction described above shall not under any circumstances be deemed to be knowingly or unreasonably taking an action or failing to take an action for purposes of this subsection (b)), (c) fails to satisfy any required co-insurance obligations, if any, under the D&O Policies arising from any Cause of Action brought against such Specified Individuals or (d) asserts any Claim relating to any prepetition Indemnification Obligations in violation of the Claims Assertion Protocol set forth in Section 9.14 of the Plan, without prejudice to any subrogation or other rights of any D&O Insurer under the D&O Policies. For the avoidance of doubt, each

Specified Individual may, in his/her sole discretion, elect to satisfy the foregoing conditions that qualify such Specified Individual to the protections of the injunction described in this section and the decision and/or acts or omissions of one Specified Individual shall have no impact on any other Specified Individual.

9.                                      Injunction

Effective as of the Effective Date, to the fullest extent permissible under applicable law, and except as otherwise expressly provided in the Plan or the Confirmation Order or for obligations required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests or Causes of Action that (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Section 9.04 of the Plan; (c) have been released pursuant to Section 9.05 of the Plan; (d) are subject to the exculpation pursuant to Section 9.06 of the Plan; or (e) are otherwise stayed or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Liquidating Debtors, the Exculpated Parties, or the Released Parties: (1) commencing or continuing in any manner any action or other proceeding of any kind including on account of or in connection with or with respect to any such Claims, Interests or Causes of Action that have been compromised or settled against the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action; (3) creating, perfecting, or enforcing any Lien, claim or encumbrance of any kind against the Debtors or any entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due to the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action, except as set forth in Section 8.10 of the Plan, and notwithstanding an indication in a Claim or Interest or otherwise that such holder asserts, has, or intends to preserve any right of setoff or subrogation pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors or any Entity so released or exculpated (or the property or estate of the Debtors or any Entity so released or exculpated) on account of or in connection with or with respect to any released, settled, compromised or exculpated Claims, Interests or Causes of Action.  Notwithstanding anything to the contrary in the foregoing or in the Plan, the injunction set forth above shall not enjoin the Securities Claims. For the avoidance of doubt, the Debtors are not receiving a discharge under section 524(a) of the Bankruptcy Code.

10.                               Subordination Rights

a.                                      Except as otherwise provided in the Plan, the allowance, classification, and treatment of all Allowed Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. All Claims and all rights and claims between or among Holders of Claims relating in any manner whatsoever to distributions on account of Claims or Interests, based upon any claimed subordination rights, whether asserted or unasserted, legal or equitable, shall be deemed satisfied by the distributions under the Plan to Holders of Claims having such subordination rights, and such subordination rights shall be deemed waived, released and terminated as of the Effective Date. Except as otherwise specifically provided for in the Plan, distributions to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any Holder of a Claim by reason of any subordination rights or otherwise, so that each Holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

b.                                      Except as otherwise provided in the Plan, the right of the Debtors or the Plan Administrator on behalf of the Liquidating Debtors to seek subordination of any Claim or Interest pursuant to section 510 of the Bankruptcy Code is fully reserved, and the treatment afforded any Claim or Interest that becomes a subordinated Claim or Interest at any time shall be modified to reflect such subordination. Unless the Plan or the Confirmation Order otherwise provide, no distributions shall be made on account of a Claim subordinated pursuant to Section 9.10(b) of the Plan unless ordered by the Bankruptcy Court.

11.                               Protection Against Discriminatory Treatment

Consistent with section 525 of the Bankruptcy Code, no Governmental Unit shall discriminate against the Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Liquidating Debtors, or another Entity with whom the Liquidating Debtors have been associated, solely because the Liquidating Debtors have been debtors under chapter 11, have been insolvent before the commencement of the Chapter 11 Cases, or have not paid a debt that is settled and released in the Chapter 11 Cases.

12.                               Release of Liens

Except as otherwise provided in the Plan, including Section 3.02 of the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Liquidating Debtors and their successors and assigns.

13.                               Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as non-contingent or is a Claim described in Section 9.14 of the Plan or (b) the relevant Holder of a Claim has filed a contingent proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

14.                               Claims Assertion Protocol

The following protocol (the “Claims Assertion Protocol”) shall govern any claims for indemnification asserted by any Specified Individual against the Debtors or the Liquidating Debtors:

•                  Each Specified Individual participating in the protections of the Section 9.08 Injunction on Enforcement of Judgments (each, a “Participating Specified Individual”) shall be deemed to have waived all of his/her fiduciary duty indemnification claims against the Debtors.

•                  Each Participating Specified Individual shall be permitted to assert indemnification claims against the Debtors or the Liquidating Debtors related to (a) pending or threatened securities litigation claims (collectively, the “Section 510(b) Indemnity Claims”) and/or (b) unknown claims.

•                  The priority and nature of the Section 510(b) Indemnity Claims shall be pari passu with Class 5 (Section 510(b) Claims) and Class 8 (Interests in Synergy Pharmaceuticals) and junior to Class 4 (General Unsecured Claims).

•                  As of the Effective Date, a Participating Specified Individual’s indemnification claims against the Debtors shall be estimated at $0 for distribution purposes, subject to such Participating Specified Individual’s right to amend his/her proof of claim (by motion or otherwise) at a later date if such Participating Specified Individual is subject to a currently unknown claim (that has become a known claim as of such later date) or when it is reasonable to anticipate that Classes 5 and/or 8 may be entitled to a distribution under the Plan.

•                  The Litigation Trustee shall have the right to object to the allowance or priority of any such indemnity claim asserted by a Participating Specified Individual against the Liquidating Debtors, but shall not object unless and until any such Participating Specified Individual amends his/her claim.

•                  To the extent a Participating Specified Individual asserts an indemnity claim and such claim is allowed, then such allowed claim shall be entitled to share in distributions pursuant to the Plan in accordance with the nature and priority of such allowed claim; provided however, that all indemnification claims of any Participating Specified Individual with respect to the pending or threatened securities litigation claims shall have the same priority as Classes 5 (Section 510(b) Claims) and 8 (Interests in Synergy Pharmaceuticals).

H.                                   Conditions Precedent

1.                                      Conditions Precedent to the Effective Date of the Plan

The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 10.02 of the Plan:

a.                                      the Plan and Confirmation Order shall be in form reasonably acceptable to the Debtors and, solely with respect to any provision that may adversely affect the DIP Secured Parties and/or the Prepetition Secured Parties, the DIP Agent or the Term Loan Agent, as applicable;

b.                                      the Bankruptcy Court shall have entered the Disclosure Statement Order on or prior to March 13, 2019;

c.                                       the Bankruptcy Court shall have entered the Confirmation Order on or prior to April 24, 2019, and such order shall be a Final Order;

d.                                      the Bankruptcy Court shall have entered the Sale Order, and such order shall be a Final Order;

e.                                       the Professional Claims Reserve and the Administrative and Priority Claims Reserve shall have been funded in Cash in full and the Wind-Down Reserve shall have been funded with the amount agreed pursuant to Section 5.11(d) of the Plan;

f.                                        the Plan Administrator and the Litigation Trustee shall have been appointed and shall have assumed their respective rights and responsibilities under the Plan and the Plan Administrator Agreement or the Litigation Trust Agreement, as applicable;

g.                                       all authorizations, consents, certifications, approvals, rulings, no action letters, opinions or other documents, or actions required by any law, regulation, or order to be received or to occur in order to implement the Plan on the Effective Date shall have been obtained or shall have occurred unless failure to do so will not have a material adverse effect on the Liquidating Debtors;

h.                                      all statutory fees and obligations then due and payable to the Office of the United States Trustee shall have been paid and satisfied in full;

i.                                          the Plan shall have become effective on or prior to May 8, 2019; and

j.                                         the Bankruptcy Court shall have entered the Stipulation and Order, and such Stipulation and Order shall not have been stayed, revoked, modified or vacated.

2.                                      Waiver of Conditions Precedent

The conditions set forth in Section 10.01 of the Plan may be waived, in whole or in part, by the Debtors, provided that the conditions set forth in Section 10.01(a), (b), (c), (d) and (i) may only be waived by the Debtors with the prior written consent of the Term Loan Agent on behalf of the Term Loan Lenders.

3.                                      Notice of Effective Date

The Plan Administrator shall file with the Bankruptcy Court a notice of the occurrence of the Effective Date within a reasonable period of time after the conditions in Section 10.01 of the Plan have been satisfied or waived pursuant to Section 10.02 of the Plan.

4.                                      Effect of Non-Occurrence of Conditions to Consummation

If, prior to consummation of the Plan, the Confirmation Order is vacated pursuant to a Final Order, then except as provided in any order of the Bankruptcy Court vacating the Confirmation Order, the Plan will be null and void in all respects, and nothing contained in the Plan or Disclosure Statement shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of the Debtors or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

I.                                        Bankruptcy Court Jurisdiction

1.                                      Retention of Jurisdiction

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

a.                                      resolve any matters related to Executory Contracts and Unexpired Leases, including: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable, and to hear and determine, and, if necessary, liquidate any Claims arising therefrom including Cure Amounts pursuant to section 365 of the Bankruptcy Code; (ii) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed (or assumed and assigned); (iii) the Liquidating Debtors’ amendment, modification, or supplement after the Effective Date, pursuant to Article VI of the Plan, of the lists of Executory Contracts and Unexpired Leases to be assumed (or assumed and assigned) or rejected or otherwise; and (iv) any dispute regarding whether a contract or lease is or was executory, expired or terminated;

b.                                      adjudicate any and all adversary proceedings, applications, and contested matters that may be commenced or maintained pursuant to the Chapter 11 Cases, the Plan, or that were the subject of proceedings before the Bankruptcy Court, prior to the Effective Date, proceedings to adjudicate the allowance of Disputed Claims and Disputed Interests, and all controversies and issues arising from or relating to any of the foregoing;

c.                                       ensure that distributions to Holders of Allowed Claims and Interests are accomplished as provided in the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

d.                                      allow in whole or in part, disallow in whole or in part, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including hearing and determining any and all objections to the allowance or estimation of Claims or Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Interest, and the resolution of request for payment of any Administrative Claim;

e.                                       issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan or the Acceptable Sale;

f.                                        determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, the Asset Purchase Agreement, the Sale Order, or, subject to any applicable forum selection clause, any contract, instrument, release, or other document created in connection with the Plan, the Disclosure Statement or the Acceptable Sale;

g.                                       enter and implement such orders as may be appropriate if the Confirmation Order or the Sale Order is for any reason stayed, revoked, modified, and/or vacated;

h.                                      enter and implement such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan or the Asset Purchase Agreement and all contracts, instruments, releases, and other agreements and documents created in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Asset Purchase Agreement and the Acceptable Sale;

i.                                          enter and enforce any order for the sale of property pursuant to sections 363, 1123 or 1146(a) of the Bankruptcy Code, including the Sale Order;

j.                                         consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order and the Sale Order;

k.                                      hear and determine all applications for allowance of compensation and reimbursement of expenses of Professionals authorized pursuant to the Bankruptcy Code or the Plan;

l.                                          determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code;

m.                                  adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

n.                                      hear and determine all disputes involving the existence, nature, scope, or enforcement of the exculpations, injunctions and releases granted in connection with and under the Plan, including under Article IX of the Plan;

o.                                      enforce the injunction, release and exculpation provisions set forth in Article IX of the Plan;

p.                                      resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with consummation of the Plan or the Acceptable Sale, including the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, the Asset Purchase Agreement and the Sale Order, including disputes arising under agreements, documents, or instruments executed in connection with the Plan or the Acceptable Sale or any disputes arising in connection with any Entity’s obligations incurred in connection with the Plan or the Acceptable Sale;

q.                                      hear and determine all suits or adversary proceedings to recover assets of the Debtors and property of their Estates, wherever located;

r.                                         hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

s.                                        grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

t.                                         enter a Final Decree closing the Chapter 11 Cases;

u.                                      hear any other matter not inconsistent with the Bankruptcy Code; and

v.                                      enforce all orders previously entered by the Bankruptcy Court.

From the Confirmation Date through the Effective Date, the Bankruptcy Court shall retain jurisdiction with respect to each of the foregoing items and all other matters that were subject to its jurisdiction prior to the Confirmation Date. Nothing contained in the Plan shall be construed to increase, decrease, or otherwise modify the independence, sovereignty, or jurisdiction of the Bankruptcy Court.

J.                                      Miscellaneous Provisions

1.                                      Binding Effect

Upon the Effective Date, the Plan shall be binding upon and inure to the benefit of the Debtors, the Liquidating Debtors, the Litigation Trustee, all current and former Holders of

Claims, all current and former Holders of Interests, and all other parties-in-interest and their respective heirs, successors, and assigns.

2.                                      Payment of Statutory Fees

All fees payable pursuant to section 1930 of title 28 of the United States Code, as of the entry of the Confirmation Order as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. The Plan Administrator on behalf of the Liquidating Debtors shall continue to pay fees pursuant to section 1930 of title 28 of the United States Code until the Chapter 11 Cases are closed by entry of the Final Decree. Furthermore, following entry of the Confirmation Order, the Plan Administrator shall continue to file quarterly reports in compliance with Bankruptcy Rule 2015(a)(5); provided, however, such reports shall not purport to be prepared in accordance with GAAP, may not be construed as reports filed under the Securities Exchange Act, and may not be relied upon by any party for any purpose except as set forth in Bankruptcy Rule 2015(a)(5).

3.                                      Restructuring Expenses

On the Effective Date, the Debtors, the Liquidating Debtors or the Plan Administrator, as applicable, shall pay in full in Cash all outstanding Restructuring Expenses not previously paid pursuant to an order of the Bankruptcy Court in accordance with the terms of the applicable engagement letters entered into or acknowledged by the Debtors or other applicable arrangements, without the need for any application or notice to or approval by the Bankruptcy Court, including (1) up to $195,000 in fees and expenses incurred by Joseph Farnan, the independent director of Synergy Pharmaceuticals, and his counsel, Kirkland & Ellis, to the extent not previously paid and (2) the fees and expenses of Davis Polk, counsel to the directors and officers of the Debtors, to the extent not previously paid, provided that Davis Polk’s fees and expenses related to negotiating the settlement approved pursuant to the Stipulation and Order and preparing proofs of claim for the directors and officers do not exceed $145,000 in the aggregate. Restructuring Expenses invoiced after the Effective Date, covering the period prior to or on the Effective Date, shall be paid promptly by the Plan Administrator from the Administrative and Priority Claims Reserve following receipt of invoices therefor and the terms of the applicable documents giving rise to such rights; provided, however, that the Debtors or the Plan Administrator, as applicable, reserve their right to dispute the reasonableness of any such Restructuring Expenses, and any such dispute that is not consensually resolved among the parties shall be resolved by the Bankruptcy Court.

4.                                      Statutory Committee Dissolution

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, including the Creditors’ Committee and the Equity Committee, shall dissolve, and members thereof shall be released from all rights and duties from or related to the Chapter 11 Cases, provided, however, that the Creditors’ Committee and the Equity Committee will stay in existence solely for the limited purpose of filing and prosecuting final fee applications.

5.                                      Modification and Amendment

Except as otherwise specifically provided in the Plan, the Debtors reserve the right to modify the Plan, subject to any applicable consent rights set forth in the Plan, whether such modification is material or immaterial prior to Confirmation, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not re-solicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 (as well as those restrictions on modifications set forth in the Plan) and any consent rights as set forth in the Plan, the Debtors expressly reserve their respective rights to revoke or withdraw, to alter, amend or modify the Plan with respect to each Debtor, one or more times, before or after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend or modify the Plan after Confirmation, or remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan; provided that any modifications or amendments, whether before or after Confirmation, that impact the treatment of the Term Loan Claims shall require the consent of the Term Loan Agent and any such modifications or amendments that impact the treatment of the DIP Claims shall require the consent of the DIP Agent.

6.                                      Confirmation of Plan

The Debtors request Confirmation of the Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to amend the Plan to any extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

7.                                      Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Plan Administrator, as applicable, and Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provision and intent of the Plan.

8.                                      Revocation, Withdrawal, Non-Consummation

a.                                      Right to Revoke or Withdraw

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date and file subsequent chapter 11 plans.

b.                                      Effect of Withdrawal, Revocation, or Non-Consummation

If the Debtors revoke or withdraw the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain Claims or Class of Claims or the allocation of the distributions to be made hereunder), the assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void in all respects. In such event, nothing contained herein or in the Plan, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims, Interests, or Causes of Action by or against the Debtors or any other Entity, to prejudice in any manner the rights and defenses of the Debtors, the Holder of a Claim or Interest, or any Entity in any further proceedings involving the Debtors, or to constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

9.                                      Notices

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered on the parties below shall be served as follows:

If to the Debtors or the Liquidating Debtors:

Synergy Pharmaceuticals Inc.
420 Lexington Avenue, Suite 2012
New York, New York 10170

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

Attn:                    Ron E. Meisler
Christopher M. Dressel
Jennifer Madden

— and —

Four Times Square

New York, New York 10036

Attn:                    Lisa Laukitis
Christine A. Okike

If to the Office of the United States Trustee:

William K. Harrington

United States Trustee For Region 2

United States Department of Justice

Office of the United States Trustee

201 Varick Street, Room 1006

New York, New York 10014

Attn:                    Greg M. Zipes, Esq.
Benjamin J. Higgins, Esq.

10.                               Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

11.                               Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York shall govern the construction and implementation of the Plan, any agreements, documents, and instruments executed in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreements shall control). Corporate governance matters shall be governed by the laws of the state of incorporation, formation, or functional equivalent thereof, as applicable, of the applicable Liquidating Debtor or the Litigation Trust.

12.                               Entire Agreement

Except as otherwise indicated, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

13.                               Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, and (c) non-severable and mutually dependent.

14.                               No Waiver or Estoppel

Upon the Effective Date, each Holder of a Claim or Interest shall be deemed to have waived any right to assert that its Claim or Interest should be Allowed in a certain amount, in a certain priority, be secured, or not be subordinated by virtue of an agreement made with the Debtors and/or their counsel or any other party, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court.

15.                               Conflicts

In the event that the provisions of the Disclosure Statement and the provisions of the Plan conflict, the terms of the Plan shall govern. In the event the provisions of this Plan and the Sale Order conflict with respect to the Acceptable Sale, the Sale Order shall  govern. In the event that the provisions of the Plan and the provisions of the Confirmation Order conflict, the terms of the Confirmation Order shall govern.

ARTICLE V

VOTING REQUIREMENTS;
ACCEPTANCE AND CONFIRMATION OF THE PLAN

A.                                    General

The Bankruptcy Code requires that, in order to confirm the Plan, the Court must make a series of findings concerning the Plan and the Debtors, including that (i) the Plan has classified Claims in a permissible manner; (ii) the Plan complies with applicable provisions of the Bankruptcy Code; (iii) the Plan has been proposed in good faith and not by any means forbidden by law; (iv) the disclosure required by section 1125 of the Bankruptcy Code has been made; (v) the Plan has been accepted by the requisite votes of Holders of Claims (except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code); (vi) the Plan is feasible and confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors unless such liquidation or reorganization is proposed in the Plan; (vii) the Plan is in the “best interests” of all Holders of Claims in an Impaired Class by providing to such Holders on account of their Claims property of a value, as of the Effective Date, that is not less than the amount that such Holders would receive or retain in a chapter 7 liquidation, unless each Holder of a Claim in such Class has accepted the Plan; and (viii) all fees and expenses payable under 28 U.S.C. § 1930, as determined by the Court at the hearing on confirmation, have been paid or the Plan provides for the payment of such fees on the Effective Date.

B.                                    Parties in Interest Entitled to Vote

Pursuant to the Bankruptcy Code, only Classes of Claims that are “impaired” (as defined in section 1124 of the Bankruptcy Code) under the Plan are entitled to vote to accept or reject the Plan. A Class is impaired if the legal, equitable or contractual rights to which the Claims of that Class entitled the Holders of such Claims are modified, other than by curing defaults and reinstating the Claims. Classes that are not impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes that receive no distributions under the Plan are not entitled to vote on the Plan and are deemed to have rejected the Plan.

C.                                    Classes Impaired and Entitled to Vote Under the Plan

The following Classes are Impaired under the Plan and entitled to vote on the Plan:

Class	Claim	Status	Voting Right
3	Term Loan Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Impaired	Entitled to Vote

Acceptances of the Plan are being solicited only from Holders of Claims in Classes 3 and 4 that will receive consideration under the Plan. Holders of Claims and Interests in Classes 5, 6, 7 and 8 are deemed to reject the Plan. Holders of Claims in Classes 1 and 2 are deemed to accept the Plan and are not entitled to vote.

D.                                    Voting Procedures and Requirements

1.                                      Ballots

The Solicitation Procedures Order sets March 5, 2019, as the record date for voting on the Plan (the “Record Date”). Accordingly, only Holders of record as of the Record Date that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

In voting for or against the Plan, please use only the Ballot sent to you with this Disclosure Statement. If you are a Holder of a Claim in Classes 3 and 4 and did not receive a Ballot, if your Ballot is damaged or lost or if you have any questions concerning voting procedures, please contact the Voting Agent at (855) 388-4579 or at synergyballots@primeclerk.com.

2.                                      Returning Ballots

If you are entitled to vote to accept or reject the Plan, you should read carefully, complete, sign and return your Ballot, with original signature, in the enclosed envelope or via Prime Clerk’s E-Balloting Portal.

TO BE COUNTED, YOUR BALLOT WITH YOUR ORIGINAL SIGNATURE INDICATING YOUR ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 4:00 P.M. (EASTERN TIME) ON APRIL 11, 2019 (THE “VOTING DEADLINE”).

3.                                      Voting

Pursuant to section 105(a) of the Bankruptcy Code, Bankruptcy Rules 2002(a)(7) and 3003(c)(2) and the Bar Date Order, any creditors whose claims are not the subject of a timely-filed proof of claim, or a proof of claim deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or other order of the Court, or otherwise deemed timely filed under applicable law and (a) are scheduled in Debtors’ Schedules as disputed, contingent or unliquidated; or (b) are not scheduled (the “Non-Voting Claims”), will be denied treatment as creditors with respect to such claims for purposes of voting on and receiving distributions under the Plan.

For purposes of voting, the amount of a Claim used to calculate acceptance or rejection of the Plan under section 1126 of the Bankruptcy Code will be determined in accordance with the following hierarchy:

a.                                      if an order has been entered by the Court determining the amount of such Claim, whether pursuant to Bankruptcy Rule 3018 or otherwise, then in the amount prescribed by the order;

b.                                      if no such order has been entered, then in the liquidated amount contained in a timely filed proof of claim that is not the subject of a timely filed objection; and

c.                                       if no such proof of claim has been timely filed, then in the liquidated, noncontingent, and undisputed amount contained in the Debtors’ Schedules.

For purposes of voting, the following conditions will apply to determine the amount and/or classification of a Claim:

a.                                      if a Claim is partially liquidated and partially unliquidated, such Claim shall be allowed for voting purposes only in the liquidated amount;

b.                                      if a scheduled or filed Claim has been paid, such Claim will be disallowed for voting purposes;

c.                                       the holder of a timely-filed proof of claim that is filed in a wholly unliquidated, contingent, disputed and/or unknown amount, and is not the subject of a timely filed objection, is entitled to vote in the amount of $1.00;

d.                                      if the Debtors have filed an objection to or a request for estimation of a Claim on or before March 28, 2019 at 4:00 p.m. (Eastern Time), such Claim is temporarily disallowed for voting purposes, except as ordered by the Court; provided, however, that, if the Debtors’ objection seeks only to reclassify or reduce the allowed amount of such Claim, then such Claim is temporarily allowed for voting purposes in the reduced amount and/or as reclassified (as applicable) pursuant to the objection filed, except as may be ordered by this Court before the Voting Deadline; and

e.                                       Claims filed for $0.00 are not entitled to vote.

Pursuant to the Solicitation Procedures Order, the deadline for filing and serving motions pursuant to Bankruptcy Rule 3018(a) seeking temporary allowance of claims for the purpose of accepting or rejecting the Plan will be April 4, 2019 at 4:00 p.m. (Eastern Time).

E.                                    Acceptance of Plan

As a condition to confirmation, the Bankruptcy Code requires that each class of impaired claims vote to accept the Plan, except under certain circumstances. See “Confirmation Without Necessary Acceptances; Cramdown” below. A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and more than one-half in number of claims of those that vote in such class vote to accept the plan. Only those holders of claims who actually vote count in these tabulations. Holders of claims who fail to vote are not counted as either accepting or rejecting a plan.

In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by a court to be in the best interests of each holder of a claim or interest in such class. See “Best Interests Test” below. Moreover, each impaired class must accept the plan for the plan to be confirmed without application of the “fair and equitable” and “unfair discrimination” tests set forth in section 1129(b) of the Bankruptcy Code discussed below. See “Confirmation Without Necessary Acceptances; Cramdown” below.

F.                                     Confirmation Without Necessary Acceptances; Cramdown

In the event that any impaired class of claims or interests does not accept a plan, a debtor nevertheless may move for confirmation of the plan. A plan may be confirmed, even if it is not accepted by all impaired classes, if the plan has been accepted by at least one impaired class of claims, and the plan meets the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code requires that a court find that a plan (i) “does not discriminate unfairly” and (ii) is “fair and equitable,” with respect to each non-accepting impaired class of claims or interests.

Here, because Classes 5, 6, 7 and 8 are deemed to reject the Plan, and Classes 3 and 4 are entitled to vote on the Plan, the Debtors will seek confirmation of the Plan from the Court by satisfying the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. The Debtors believe that such requirements are satisfied as no Claim or Interest Holder junior to those in Classes 5, 6, 7 and 8 will receive any property under the Plan.

1.                                      No Unfair Discrimination

A plan “does not discriminate unfairly” if (a) the legal rights of a nonaccepting class are treated in a manner that is consistent with the treatment of other classes whose legal rights are similar to those of the nonaccepting class, and (b) no class receives payments in excess of that which it is legally entitled to receive for its claims or interests. The Debtors believe that under the Plan all impaired Classes of Claims and Interests are treated in a manner that is consistent with the treatment of other Classes of Claims and Interests that are similarly situated, if any, and no class of Claims or Interests will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims or Allowed Interests in such Class. Accordingly, the Debtors believe the Plan does not discriminate unfairly as to any Impaired Class of Claims or Interests.

2.                                      Fair and Equitable Test

With respect to a dissenting class of claims or interests, the “fair and equitable” standard requires that a plan provide that either the claims or interests in each class received everything to which they are legally entitled or that classes junior in priority to the class receive nothing. The strict requirement of the allocation of full value to dissenting classes before any junior class can receive distribution is known as the “absolute priority rule.”

The Bankruptcy Code establishes different “fair and equitable” tests for holders of secured claims, unsecured claims and interests, which may be summarized as follows:

a.                                      Secured Claims. Either (i) each holder of a claim in an impaired class of secured claims retains its liens securing its secured claim and it receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each holder of a claim in an impaired class of secured claims realizes the indubitable equivalent of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens, with such liens to attach to the proceeds and the treatment of such liens on proceeds as provided in clause (i) or (ii) of this subparagraph.

b.                                      Unsecured Claims. Either (i) each holder of a claim in an impaired class of unsecured claims receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the chapter 11 plan, subject to the applicability of the judicial doctrine of contributing new value.

c.                                       Equity Interests. Either (i) each holder of an equity interest in an impaired class of interests will receive or retain under the chapter 11 plan property of a value equal to the greater of (a) the fixed liquidation preference or redemption price, if any, of such stock or (b) the value of the stock or (ii) the holders of interests that are junior to the stock will not receive any property under the chapter 11 plan, subject to the applicability of the judicial doctrine of contributing new value.

As discussed above, the Debtors believe that the distributions provided under the Plan satisfy the absolute priority rule.

ARTICLE VI

FEASIBILITY AND BEST INTERESTS OF CREDITORS

A.                                    Best Interests Test

As noted above, even if the Plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that such Plan is in the best interests of all holders of claims or interests that are impaired by that Plan and that have not accepted the Plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

To calculate the probable distribution to holders of each impaired class of claims and interests if the Debtors were liquidated under chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from a debtor’s assets if its chapter 11 cases were converted to chapter 7 cases under the Bankruptcy Code. Because the Plan is a liquidating plan, the “liquidation value” in the hypothetical chapter 7 liquidation analysis for purposes of the

“best interests” test is substantially similar to the estimates of the results of the chapter 11 liquidation contemplated by the Plan. However, the Debtors believe that in a chapter 7 liquidation, there would be additional costs and expenses that the Estates would incur as a result of liquidating the Estates in a chapter 7 case.

Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, all unpaid expenses incurred by the debtor in its Chapter 11 Cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the chapter 7 cases, litigation costs, and claims arising from the operations of the debtor during the pendency of the Chapter 11 Cases.

B.                                    Liquidation Analysis

If these cases were to be converted to chapter 7 cases, the Debtors’ Estates would incur the costs of payment of a statutorily allowed commission to the chapter 7 trustee, as well as the costs of counsel and other professionals retained by the trustee. The Debtors believe such amount would exceed the amount of expenses that would be incurred in implementing the Plan and winding up the affairs of the Debtors. Conversion also would likely delay the liquidation process and ultimately distribution to unsecured creditors. The Debtors’ Estates would also be obligated to pay all unpaid expenses incurred by the Debtors during these Chapter 11 Cases (such as compensation for professionals) which are allowed in the chapter 7 cases. Accordingly, the Debtors believe that holders of Allowed Claims would receive less than anticipated under the Plan if the Chapter 11 Cases were converted to chapter 7 cases. A hypothetical liquidation analysis is included as Exhibit B.

C.                                    Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successors to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. Inasmuch as the Debtors have been liquidated and the Plan provides for the distribution of all of the proceeds of that liquidation to holders of claims that are allowed as of the Effective Date, the Plan is effectively exempted from the feasibility requirements in accordance with the express terms of section 1129(a)(11) of the Bankruptcy Code.

ARTICLE VII

EFFECT OF CONFIRMATION

A.                                    Binding Effect of Confirmation

Confirmation will bind the Debtors and all Holders of Claims and Interests to the provisions of the Plan, whether or not the Claim or Interest of any such Holder is Impaired under the Plan and whether or not any such Holder of a Claim or Interest has accepted the Plan. Confirmation will have the effect of converting all claims into rights to receive the treatment specified in Article IV.A. hereof and cancelling all Interests in Synergy Pharmaceuticals.

B.                                    Good Faith

Confirmation of the Plan will constitute a finding that: (i) the Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) all solicitations of acceptances or rejections of the Plan have been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

ARTICLE VIII

CERTAIN RISK FACTORS TO BE CONSIDERED

THE PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE PLAN, BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation. No representations concerning or related to the Debtors, the Chapter 11 Cases or the Plan are authorized by the Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement. Any representations or inducements made to secure your acceptance or rejection of the Plan that are not contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision.

A.                                    Certain Bankruptcy Considerations

1.                                      Plan May Not Be Accepted

There can be no assurance that the requisite acceptances to confirm the Plan will be obtained. Thus, while the Debtors believe the Plan is confirmable under the standards set forth in section 1129 of the Bankruptcy Code, there is no guarantee that the Plan will be accepted by the requisite Classes entitled to vote on the Plan.

2.                                      Certain Bankruptcy Law Considerations

Even if the Holders of Claims who are entitled to vote accept the Plan, the Court, which may exercise substantial discretion as a court of equity, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, that the value of distributions to dissenting Holders of Claims or Interests may not be less than the value such Holders would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Although the Debtors believe the Plan meets such requirement, there can be no assurance the Court will reach the same conclusion.

3.                                      Distributions to Holders of Allowed Claims Under the Plan

Projected distributions are based upon good faith estimates of the total amount of Claims ultimately Allowed and the funds available for distribution. Both the actual amount of Allowed Claims in a particular Class and the funds available for distribution to such Class may differ from the Debtors’ estimates. If the total amount of Allowed Claims in a Class is higher than the Debtors’ estimates, or the funds available for distribution to such Class are lower than the Debtors’ estimates, the percentage recovery to Holders of Allowed Claims in such Class will be less than projected.

4.                                      Classification and Treatment of Claims and Equity Interests

Section 1122 of the Bankruptcy Code requires that the Plan classify Claims against, and Interests in, the Debtors. The Bankruptcy Code also provides that the Plan may place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests of such Class. The Debtors believe that all Claims and Interests have been appropriately classified in the Plan.

To the extent that the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, the Debtors would seek (i) to modify the Plan to provide for whatever classification might be required for confirmation and (ii) to use the acceptances received from any creditor pursuant to this solicitation for the purpose of obtaining the approval of the Class or Classes of which such creditor ultimately is deemed to be a member. Any such reclassification of creditors, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such creditor was initially a member, or any other Class under the Plan, by changing the composition of such Class and the vote required for approval of the Plan. There can be no assurance that the Bankruptcy Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Plan based upon such reclassification. Except to the extent that modification of classification in the Plan requires resolicitation, the Debtors will, in accordance with the Bankruptcy Code and the Bankruptcy Rules, seek a determination by the Bankruptcy Court that acceptance of the Plan of any Holder of Claims pursuant to this solicitation will constitute a consent to the Plan’s treatment of such Holder regardless of the Class as to which such Holder is ultimately deemed to be a member. The Debtors believe that under the Bankruptcy Rules, they would be required to resolicit votes for or against the Plan only when a modification adversely affects the treatment of the claim of any creditor or equity holder.

The Bankruptcy Code also requires that the Plan provide the same treatment for each Claim or Interest of a particular Class unless the Holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtors believe that the Plan complies with the requirement of equal treatment. To the extent that the Bankruptcy Court finds that the Plan does not satisfy such requirement, the Bankruptcy Court could deny confirmation of the Plan.

Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and consummation of the Plan and could increase the risk that the Plan will not be consummated.

5.                                      Conditions Precedent to Consummation of the Plan

The Plan provides for certain conditions that must be satisfied (or waived) prior to confirmation of the Plan and for certain other conditions that must be satisfied (or waived) prior to the Effective Date. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be satisfied (or waived). Accordingly, there can be no assurance that the Plan will be confirmed by the Court. Further, if the Plan is confirmed, there can be no assurance that the Plan will be consummated.

6.                                      Undue Delay in Confirmation May Significantly Degrade the Debtors’ Value

The continuation of the Chapter 11 Cases, particularly if the Plan is not approved or confirmed in the time frame currently contemplated, creates a significant risk that the value of the Debtors’ enterprises would be substantially eroded to the detriment of all stakeholders. The Debtors’ future results are dependent upon the successful confirmation and implementation of a plan. Failure to obtain this approval in a timely manner could adversely affect the Debtors’ ability to maximize value for their estates and all parties in interest. If Confirmation does not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased Administrative Claims or Professional Claims, and similar expenses.

7.                                      Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date may occur within approximately two weeks after the Confirmation Date, there can be no assurance as to such timing, or as to whether the Effective Date will, in fact, occur.

8.                                      Failure to Satisfy Vote Requirements

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. In the event that sufficient votes are not received, the Debtors may seek to confirm an alternative chapter 11 plan. There can be no assurance that the terms of any such alternative chapter 11 plan would be similar or as favorable to the holders of Allowed Claims and Interests as those proposed in the Plan.

9.                                      The Debtors May Be Unable to Confirm the Plan and Exit from Chapter 11

As of the date hereof, the Debtors contemplate that the use of cash collateral and the DIP Facility will provide the Debtors with ample liquidity to fund the Debtors’ business operations and administrative expenses during these Chapter 11 Cases. If Confirmation does not occur expeditiously, the Chapter 11 Cases could result in, among other things, the Debtors’ inability to confirm the Plan.

10.                               Litigation Risk

The Equity Committee has filed appeals of the DIP Settlement Order [Docket No. 537] and the Final DIP Order [Docket No. 538]. The Debtors and CRG believe that these appeals are without merit, but the expense of responding to the appeals, if not settled, withdrawn or dismissed expeditiously will result in increased administrative expenses, which could have a material and adverse impact on creditor recoveries even if the Plan were confirmed and the Plan went effective. The Equity Committee disputes the Debtors’ and CRG’s characterizations of the merits of the Equity Committee’s appeals of the DIP Settlement Order and the Final DIP Order. If the continuation of the appeals prevents the Plan from being confirmed or going effective in the time frame currently contemplated, there is a significant risk that the value of the Debtors’ assets would be substantially eroded to the detriment of all stakeholders. Moreover, CRG believes that an Event of Default would occur under the DIP Credit Agreement if the Plan is not timely confirmed or fails to go effective on or before May 8, 2019 and, accordingly, it may then declare a DIP Termination Event (as defined in the DIP Credit Agreement) because of the appeals. To the extent CRG seeks to declare a DIP Termination Event and to exercise rights and remedies in connection therewith, the Debtors may contest both the occurrence of a DIP Termination Event and CRG’s ability to take possession of the DIP collateral to the extent permitted and consistent with the Final DIP Order. If CRG were to successfully declare a DIP Termination Event and take possession of the DIP collateral, the Plan, even if confirmed, may never go effective. If, on the other hand, CRG does not exercise rights and remedies or CRG is prevented from doing so, and the Equity Committee were to prevail on its appeals, there would be significant uncertainty as to the status and allowance of the Term Loan Claims. Even if the Court were to ultimately disallow the Term Loan Claims in full there would still be insufficient recovery for any classes junior to Class 4 under any plan.

B.                                    Forward Looking Statements

1.                                      Books and Records

The financial information contained in this Disclosure Statement has not been audited. In preparing this Disclosure Statement, the Debtors relied on financial data derived from their books and records that was available at the time of such preparation. Although the Debtors have used their reasonable business judgment to ensure the accuracy of the financial information provided in this Disclosure Statement, and while the Debtors believe that such financial information fairly reflects, in all material respects, the financial results of the Debtors, the Debtors are unable to warrant or represent that the financial information contained in the Plan and attached hereto is without inaccuracies.

2.                                      Financial Projections

Except for historical information, this Disclosure Statement may be deemed to contain “forward-looking” statements. The Company is including this cautionary statement for the express purpose of availing itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or amount of Claims in the various Classes that might be allowed. The Company cautions each reader of this Disclosure Statement to carefully consider those factors set forth above and the acknowledgements contained in this “Risk Factors” section of this Disclosure Statement. Such factors have, in some instances, affected and in the future could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed in the Plan. The Company undertakes no obligation to update any forward-looking statements in this Disclosure Statement.

C.                                    Certain Other Risks

1.                                      Tax Considerations

There are a number of material income tax considerations, risks and uncertainties associated with consummation of the Plan. Holders of Claims and other interested parties should read carefully the discussion of certain U.S. federal income tax consequences of the Plan set forth below.

2.                                      Healthcare and Other Regulations

If the Debtors failed to comply with healthcare and other regulations, the Debtors could face substantial enforcement actions, including civil and criminal penalties and their financial condition could be adversely affected. As a developer of pharmaceuticals, even though the Debtors did not intend to make referrals of healthcare services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse, false claims, and patients’ privacy rights were applicable to the Debtors’ business. The Debtors could be subject to healthcare fraud and abuse laws and patient privacy laws of both the federal government and the states in which they conducted their business.

If the Debtors’ operations are found to be in violation of certain laws or governmental regulations, the Debtors may be subject to penalties, including civil and criminal penalties, damages, fines, and the curtailment of their operations. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated.

3.                                      Product Liability Risk

The Debtors face potential product liability exposure, and, if claims brought against the Company are successful, the Debtors could incur substantial additional liabilities. The use of the Debtors’ product candidates in clinical trials and the sale of marketed products exposed the Company to product liability claims. Currently, the Debtors are not aware of any anticipated product liability claims with respect to their products or product candidates. In the future, an individual may bring a liability claim against the Debtors if one of the Debtors’ products or product candidates causes, or merely appears to have caused, an injury. If the Debtors cannot successfully defend the Company against the product liability claim, it may incur substantial liabilities.

The Debtors currently have product liability insurance coverage for the commercial sale of TRULANCE and for the clinical trials of the Company’s product candidates which is subject to industry-standard terms, conditions and exclusions. The Debtors’ current insurance coverage may prove insufficient to cover any liability claims brought against the Company. In addition, because of the increasing costs of insurance coverage, the Debtors may not be able to maintain insurance coverage at a reasonable cost or obtain insurance coverage that will be adequate to satisfy liabilities that may arise.

4.                                      “Off-Label” Use of TRULANCE

The Debtors will incur significant liability if it is determined that the Company promoted any “off-label” use of TRULANCE.

Physicians are permitted to prescribe drug products and medical devices for uses that are not described in the product’s labeling and that differ from those approved by the FDA or other applicable regulatory agencies. Such “off-label” uses are common across medical specialties. Although the FDA and other regulatory agencies do not regulate a physician’s choice of treatments, the FDA and other regulatory agencies do restrict communications on the subject of off-label use. Companies are not permitted to promote drugs or medical devices for off-label uses. Accordingly, the Debtors did not permit promotion of TRULANCE in the U.S. for use in any indications other than CIC and IBS-C or in any patient populations other than adult men and women. Similarly, the Debtors did not permit promotion of any other approved product the Debtors developed, licensed, co-promoted or otherwise partnered for any indication, population or use not described in such product’s label. The FDA and other regulatory and enforcement authorities actively enforce laws and regulations prohibiting promotion of off-label uses and the promotion of products for which marketing approval has not been obtained. A company that is found to have promoted off-label uses will be subject to significant liability, including civil and administrative remedies as well as criminal sanctions.

Notwithstanding the regulatory restrictions on off-label promotion, the FDA and other regulatory authorities allow companies to engage in truthful, non-misleading, and non-promotional scientific exchange concerning their products. The Debtors intended to engage in medical education activities and communicate with healthcare providers in compliance with all applicable laws, regulatory guidance and industry best practices. Although the Debtors believe the Company put in place a robust compliance program, which is designed to ensure that all such activities were performed in a legal and compliant manner, the Debtors cannot be certain that its program addressed all areas of potential exposure and the risks in this area cannot be entirely eliminated.

D.                                    Disclosure Statement Disclaimer

1.                                      This Disclosure Statement Was Not Approved by the Securities and Exchange Commission

This Disclosure Statement was not filed with the SEC under the Securities Act or applicable state securities laws. Neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained herein, and any representation to the contrary is unlawful.

2.                                      This Disclosure Statement May Contain Forward Looking Statements

This Disclosure Statement may contain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The Liquidation Analysis, distribution projections, and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims may be affected by many factors that cannot be predicted. Therefore, any analyses, estimates, or recovery projections may or may not turn out to be accurate.

3.                                      No Legal or Tax Advice Is Provided to You by This Disclosure Statement

This Disclosure Statement is not legal advice to you. The contents of this Disclosure Statement should not be construed as legal, business or tax advice. Each Holder of a Claim or an Interest should consult his or her own legal counsel and accountant with regard to any legal, tax and other matters concerning his or her Claim or Interest. This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation of the Plan.

4.                                      No Admissions Made

The information and statements contained in this Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including, without limitation, the Debtors) nor (b) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, the Liquidating Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

5.                                      Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement. The Litigation Trust may seek to investigate, file, and prosecute Claims and Interests and may object to Claims after the Confirmation or Effective Date of the Plan irrespective of whether this Disclosure Statement identifies such Claims or objections to Claims.

6.                                      No Waiver of Right to Object or Right to Recover Transfers and Assets

The vote by a Holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors (or any party in interest, as the case may be) to object to that Holder’s Allowed Claim, or recover any preferential, fraudulent or other voidable transfer or assets, regardless of whether any Claims or Causes of Action of the Debtors or their Estates are specifically or generally identified herein.

7.                                      Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement. Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.

8.                                      Potential Exists for Inaccuracies, and the Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since that date. While the Debtors have used their reasonable business judgment so that the information provided in this Disclosure Statement and in the Plan is as accurate as possible, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement. Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered to do so by the Bankruptcy Court.

9.                                      No Representations Outside this Disclosure Statement Are Authorized

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement or other materials included in the solicitation package. Any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement should not be relied upon by you in arriving at your decision. You should promptly report unauthorized representations or inducements to the counsel for the Debtors, the counsel for the Creditors’ Committee and the United States Trustee.

E.                                    Liquidation Under Chapter 7

If no plan can be confirmed, the Debtors’ Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee (or trustees) would be elected or appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims and the Debtors’ Liquidation Analysis is described herein and attached hereto as Exhibit B.

ARTICLE IX

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain anticipated U.S. federal income tax consequences of the Plan to the Debtors and certain Holders of Claims that are impaired under the Plan and that are entitled to vote to accept or reject the Plan.  This discussion is provided for information purposes only and is based on the Tax Code, Treasury regulations promulgated thereunder, judicial authorities, and current administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to a particular Claimholder in light of its particular facts and circumstances, or to certain types of Claimholders subject to special treatment under the Tax Code (for example, non-U.S. taxpayers, governmental entities and entities exercising governmental authority, banks and certain other financial institutions, broker-dealers, insurance companies, tax-exempt organizations, real estate investment trusts, regulated investment companies, persons holding a Claim as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, Claimholders that are, or hold their Claims through, a partnership or other pass-through entity, persons that have a functional currency other than the U.S. dollar, dealers in securities or foreign currencies, employees of the Debtors, and persons who received their claims pursuant to the exercise of an employee stock option or otherwise as compensation).  This discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation.  Furthermore, this discussion does not address the U.S. federal income tax consequences to Claimholders that are unimpaired under the Plan or Claimholders or Interest Holders that are not entitled to receive or retain any property under the Plan.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Claims, the U.S. federal income tax consequences to the partners of such partnership will depend on the activities of the partnership and the status of the partners.  A partnership considering participating in the Plan should consult its tax advisor regarding the consequences to the partnership and its partners of the Plan.

The tax treatment of Claimholders and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan may vary, depending upon, among other things: (i) whether the Claim (or portion thereof) constitutes a Claim for principal or interest; (ii) the type of consideration received by the Claimholder in exchange for the Claim and whether the Claimholder receives distributions under the Plan in more than one taxable year; (iii) whether the Claimholder is a citizen or resident of the United States for tax purposes, is otherwise subject to U.S. federal income tax on a net basis, or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above; (iv) the manner in which the Claimholder acquired the Claim; (v) the length of time that the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the Claimholder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (viii) whether the Claimholder has previously included accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the Claimholder; (x) whether the Claim is an installment obligation for U.S. federal income tax purposes; and (xi) whether the “market discount” rules are applicable to the Claimholder.  Therefore, each Claimholder should consult its tax advisor for information that may be relevant to its particular situation and circumstances, and the particular tax consequences to such Claimholder of the transactions contemplated by the Plan.

A substantial amount of time may elapse between the date of this Disclosure Statement and the receipt of a final distribution under the Plan.  Events occurring after the date of this Disclosure Statement, such as additional tax legislation, court decisions or administrative changes, could affect the U.S. federal income tax consequences of the Plan and the transactions contemplated thereunder.  No ruling has been or will be sought from the Internal Revenue Code (“IRS”) with respect to any of the tax aspects of the Plan, and no opinion of counsel has been or will be obtained by the Debtors with respect thereto.  No representations are being made regarding the particular tax consequences of the confirmation or implementation of the Plan as to any Claimholder.  This discussion is not binding upon the IRS or other taxing authorities.  No assurance can be given that the IRS or another authority would not assert, or that a court would not sustain, a different position from any discussed herein.  Accordingly, each Claimholder is strongly urged to consult its tax advisor regarding the U.S. federal, state, local, and non-U.S. tax consequences of the Plan to such Claimholder.

The following discussion is intended only as a summary of certain U.S. federal tax consequences of the Plan and is not a substitute for careful tax planning with a tax professional.  The following discussion is for information purposes only and is not tax advice.  The tax consequences are in many cases uncertain and may vary depending on a Claimholder’s particular circumstances.  Accordingly, each Claimholder is strongly urged to consult its tax advisor regarding the U.S. federal, state, local, and applicable non-U.S. income and other tax consequences of the Plan.

A.                                    Consequences to the Debtors

As a result of the consummation of the transactions contemplated by the Plan, the Debtors may realize substantial cancellation of indebtedness income (“CODI”). In general, absent an exception, a taxpayer will realize and recognize CODI upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness.  CODI is taxable as ordinary income.  The amount of CODI, in general, is the excess of (i) the adjusted issue price of the indebtedness discharged, over (ii) the sum of (x) the issue price of any new indebtedness of the taxpayer issued, (y) the amount of cash paid, and (z) the fair market value of any other consideration given in exchange for such indebtedness at the time of the exchange. There are exceptions to the recognition of CODI.  For example, a taxpayer is not required to include CODI in gross income if either the taxpayer is under the jurisdiction of a court in a case under the Bankruptcy Code and the discharge of debt occurs pursuant to that case, or the taxpayer is insolvent, as specifically defined for U.S. federal income tax purposes, at the time the CODI is triggered.

B.                                    Consequences to Claimholders

1.                                      Gain or Loss

A Holder of an Allowed Claim will generally recognize ordinary income to the extent that the amount of Cash or property received (or to be received) under the Plan is attributable to interest that accrued on a Claim but was not previously paid by the Debtor or included in income by the Holder of the Allowed Claim.  See Article IX.B.3—“Allocation of Plan Distributions between Principal and Interest.”  A Holder of an Allowed Claim will generally recognize gain or loss equal to the difference between the Holder’s adjusted basis in its Claim and the amount realized by the Holder upon consummation of the Plan that is not attributable to accrued but unpaid interest.  The amount realized will equal the sum of Cash and the fair market value of other consideration received (or to be received).  The character of any gain or loss that is recognized will depend upon a number of factors, including the status of the Holder of the Claim, the nature of the Claim in its hands, whether the Claim was purchased at a discount, whether and to what extent the creditor has previously claimed a bad debt deduction with respect to the Claim, and the creditor’s holding period of the Claim.  Subject to the “market discount” rules described above, if the Claim in the creditor’s hands is a capital asset, the gain or loss realized will generally be characterized as a capital gain or loss.  Such gain or loss will generally constitute long-term capital gain or loss if the Holder of the Claim held such Claim for longer than one year or short-term capital gain or loss if the Holder of the Claim held such Claim for less than one year.  Long-term capital gains of non-corporate holders are taxed at preferential rates, and capital losses are subject to limitations on deductibility.

A Holder of an Allowed Claim who receives, in respect of its Claim, an amount that is less than its tax basis in such Claim may be entitled to a bad debt deduction if either: (i) the Holder is a corporation; or (ii) the Claim constituted (a) a debt created or acquired (as the case may be) in connection with a trade or business of the Holder or (b) a debt the loss from the worthlessness of which is incurred in the Holder’s trade or business.  A Holder that has previously recognized a loss or deduction in respect of its Claim may be required to include in its gross income (as ordinary income) any amounts received under the Plan to the extent such amounts exceed the Holder’s adjusted basis in such Claim.  Holders of Claims who were not previously required to include any accrued but unpaid interest with respect to in their gross income on a Claim may be treated as receiving taxable interest income to the extent any consideration they receive under the Plan is allocable to such interest.  Holders previously required to include in their gross income any accrued but unpaid interest on a Claim may be entitled to recognize a deductible loss to the extent such interest is not satisfied under the Plan.  Whether such losses qualify as ordinary losses under the Tax Code is unclear.

2.                                      Market Discount

The market discount provisions of the Tax Code may apply to Holders of Claims.  Generally, if a Holder of a Claim purchased the Claim at a price less than such Claim’s principal amount, the difference would constitute “market discount” for federal income tax purposes.  In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having OID, the revised issue price) exceeds the adjusted tax basis of the bond in the holder’s hands immediately after its acquisition.  However, a debt obligation will not be a “market discount bond” if such excess is less than a statutory de minimis amount.  Any gain recognized by such Holder on the receipt of Cash in respect of its Claim would be treated as ordinary income to the extent of such accrued but unrecognized market discount.

3.                                      Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan comprises indebtedness and accrued but unpaid interest thereon, the Debtors intend to take the position that, for income tax purposes, such distribution shall be allocated to the principal amount of the Allowed Claim first and then, to the extent the consideration exceeds the principal amount of the Allowed Claim, to the portion of such Allowed Claim representing accrued but unpaid interest.  No assurances can be made in this regard.  If, contrary to the Debtors’ intended position, such a distribution were treated as being allocated first to accrued but unpaid interest, a Holder of such an Allowed Claim would realize ordinary income with respect to the distribution in an amount equal to the accrued but unpaid interest not already taken into income under the Holder’s method of accounting, regardless of whether the Holder otherwise realized a loss as a result of the Plan.  Conversely, a Holder generally would recognize a deductible loss to the extent that any accrued interest was previously included in its gross income and was not paid in full.  To the extent that any portion of the distribution is treated as interest, Holders may be required to provide certain tax information in order to avoid the withholding of taxes.

C.                                    Information Reporting and Backup Withholding

Certain payments, including the payments with respect to Claims or Interests pursuant to the Plan, may be subject to information reporting to the IRS.  Moreover, under certain circumstances, Claimholders may be subject to “backup withholding” at the applicable rate. Backup withholding is not an additional tax.  Amounts withheld under the backup withholding rules may be credited against a Claimholder’s U.S. federal income tax liability, and a Claimholder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a U.S. federal income tax return).

In addition, Treasury regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer claiming a loss in excess of specified thresholds.  Each Claimholder is strongly urged to consult its tax advisor regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Claimholders’ tax returns.

D.                                    Tax Treatment of Liquidating Trusts

A liquidating trust (the Litigation Trust) will be established for the benefit of Claimholders for U.S. federal income tax purposes. This Section applies unless an election is made under Treasury Regulations Section 1.468B-9 to treat the trust as a disputed ownership fund.

1.                                      Classification of Liquidating Trusts

The Litigation Trust will be intended to qualify as a “liquidating trust” for U.S. federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for U.S. federal income tax purposes as a “grantor” trust (i.e., a pass-through entity). The IRS, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The

Litigation Trust will be structured with the intention of complying with such general criteria. Pursuant to the Plan, and in conformity with Revenue Procedure 94-45, all parties (including the Litigation Trustee and the holders of beneficial interests in the Litigation Trust) will be required to treat for U.S. federal income tax purposes the Litigation Trust as a grantor trust of which the Claimholders are the owners and grantors. While the following discussion assumes that the Litigation Trust would be so treated for U.S. federal income tax purposes, no ruling will be requested from the IRS concerning the tax status of the Litigation Trust as a grantor trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the Litigation Trust as a grantor trust. If the IRS were to challenge successfully such classification, the U.S. federal income tax consequences to the Litigation Trust and the Claimholders could vary from those discussed herein.

2.                                      General Tax Reporting by Trusts and Beneficiaries

For all U.S. federal income tax purposes, all parties (including the Litigation Trustee and the holders of beneficial interests in the Litigation Trust) will be required to treat the transfer of assets to the Litigation Trust, in accordance with the terms of the Plan, as a transfer of those assets directly to the Claimholders in respect of their Allowed Claims, followed by the transfer of such assets by such holders to the Litigation Trust. Consistent therewith, all parties will be required to treat the Litigation Trust as a grantor trust of which such holders are to be owners and grantors. Thus, such holders (and any subsequent holders of interests in the Litigation Trust) will be treated as the direct owners of an undivided beneficial interest in the assets of the Litigation Trust for all U.S. federal income tax purposes. Accordingly, each holder of a beneficial interest in the Litigation Trust will be required to report on its U.S. federal income tax return(s) the holder’s allocable share of all income, gain, loss, deduction or credit recognized or incurred by the Litigation Trust.

The U.S. federal income tax reporting obligation of a holder of a beneficial interest in the Litigation Trust is not dependent upon the Litigation Trust distributing any cash or other proceeds. Therefore, a holder of a beneficial interest in the Litigation Trust may incur a U.S. federal income tax liability regardless of the fact that the Litigation Trust has not made, or will not make, any concurrent or subsequent distributions to the holder. If a holder incurs a federal tax liability but does not receive distributions commensurate with the taxable income allocated to it in respect of its beneficial interests in the Litigation Trust it holds, the holder may be allowed a subsequent or offsetting loss.

The Litigation Trustee will file tax returns with the IRS for the Litigation Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a). The Litigation Trustee will also send to each holder of a beneficial interest in the Litigation Trust a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and will instruct the holder to report such items on its U.S. federal income tax return.

3.                                      Allocations of Taxable Income and Loss

The Litigation Trust’s taxable income will be allocated to the holders of beneficial interests in the Litigation Trust in accordance with each such holder’s pro rata share of the Litigation Trust’s interests. The character of items of income, deduction and credit to any holder and the ability of such holder to benefit from any deductions or losses may depend on the particular situation of such holder.

Any amount a holder receives as a distribution from the Litigation Trust in respect of its beneficial interest in the Litigation Trust should not be included, for U.S. federal income tax purposes, in the holder’s amount realized in respect of its Allowed Claim but should be separately treated as a distribution received in respect of such holder’s beneficial interest in the Litigation Trust.

In general, a holder’s aggregate tax basis in its undivided beneficial interest in the assets transferred to the Litigation Trust will equal the fair market value of such undivided beneficial interest in the assets as of the date the assets are transferred to the trust and the holder’s holding period in such assets will begin the day following its receipt of such interest.

E.                                    Importance of Obtaining Professional Tax Assistance

The foregoing discussion is intended only as a summary of certain tax consequences of the Plan and is not a substitute for careful tax planning with a tax professional.  The above discussion is for informational purposes only and is not tax advice.  The tax consequences are in many cases uncertain and may vary depending on a Claimholder’s particular circumstances.  Accordingly, claimholders are urged to consult their tax advisors about the federal, state and local, and applicable foreign income and other tax consequences of the Plan.

ARTICLE X

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords Holders of Claims and Interests the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such Holders. If the Plan is not confirmed, however, the theoretical alternatives include: (A) continuation of the pending Chapter 11 Cases; (B) an alternative plan or plans of reorganization; or (C) liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

A.                                    Continuation of the Bankruptcy Case

If the Debtors remain in chapter 11, they could continue to manage their assets as debtors in possession, but would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether the Debtors could survive as a going concern in protracted chapter 11 cases. In particular, the Debtors could have difficulty sustaining the high costs if the Debtors remain chapter 11 debtors in possession for an extended period of time and gaining access to sufficient liquidity to allow them to consummate the Plan.

B.                                    Alternative Plans of Reorganization

If the Plan is not confirmed, the Debtors or any other party in interest in the Chapter 11 Cases (if the Debtors’ exclusive period in which to file a chapter 11 plan has expired) could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtors’ remaining business, or an orderly liquidation of the Debtors’ assets or a combination of both.

C.                                    Liquidation Under Chapter 7 of the Bankruptcy Code

If the Plan or any other chapter 11 plan for the Debtors cannot be confirmed under section 1129(a) of the Bankruptcy Code, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, in which event a trustee (or trustees) would be elected or appointed to liquidate any remaining assets of the Debtors for distribution to creditors pursuant to chapter 7 of the Bankruptcy Code. A chapter 7 trustee, who would lack the Debtors’ knowledge of their affairs, would be required to invest substantial time and resources to investigate the facts underlying the multitude of Claims filed against the Debtors’ estates. If a trustee is (or trustees are) appointed and the remaining assets of the Debtors are liquidated under chapter 7 of the Bankruptcy Code, all creditors holding Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Other Priority Claims may receive distributions of a lesser value on account of their Allowed Claims and likely would have to wait a longer period of time to receive such distributions. A liquidation under chapter 7 likely would result in smaller distributions made to creditors than that provided for in the Plan because of a number of factors, including, but not limited to: (i) additional Administrative Claims generated by conversion to a chapter 7 case, (ii) the administrative costs of liquidation, (iii) loss of value from remaining sales in the pipeline caused by, among other things, business discontinuity and loss of employee knowledge, (iv) associated delays in connection with a chapter 7 liquidation, (v) the low likelihood that recoveries on assets (including litigation assets) will be maximized in a chapter 7 case, and (vi) additional Claims, some of which would be entitled to priority, which would be generated during the chapter 7 liquidation process.

ARTICLE XI

RECOMMENDATION AND CONCLUSION

This Disclosure Statement was approved by the Court after notice and a hearing. The Court has determined that this Disclosure Statement contains information adequate to permit holders of Claims to make an informed judgment about the Plan. Such approval, however, does not mean that the Court recommends either acceptance or rejection of the Plan.

The Debtors believe that confirmation and consummation of the Plan is in the best interests of the Debtors, their Estates and their creditors. The Plan provides for an equitable distribution to creditors. The Debtors believe that any alternative to confirmation of the Plan, such as liquidation under chapter 7 of the Bankruptcy Code, could result in significant delay, litigation and additional costs, as well as a reduction in the distributions to Holders of Claims in certain Classes. Consequently, the Debtors urge all eligible Holders of Impaired Claims to vote to ACCEPT the Plan, and to complete and return their Ballots so that they will be RECEIVED by the Voting Agent on or before the Voting Deadline.

Dated:	New York, New York
March 13, 2019

SYNERGY PHARMACEUTICALS INC., on behalf of itself and SYNERGY ADVANCED PHARMACEUTICALS INC.

/s/ Gary G. Gemignani
		Name:	Gary G. Gemignani
		Title:	Chief Financial Officer

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Ron E. Meisler
Lisa Laukitis
Christine A. Okike
Four Times Square
New York, New York 10036-6522
Telephone: (212) 735-3000
Fax: (212) 735-2000

— and —

Ron E. Meisler (admitted pro hac vice)
Christopher M. Dressel (admitted pro hac vice)
Jennifer Madden (admitted pro hac vice)
155 North Wacker Drive
Chicago, Illinois 60606-1720
Telephone: (312) 407-0700
Fax: (312) 407-0411

Counsel to Debtors
and Debtors-in-Possession

Exhibit A

Third Amended Joint Plan of Reorganization of Synergy Pharmaceuticals Inc. and Its Debtor Affiliate

Exhibit B

Hypothetical Liquidation Analysis

Exhibit C

Settlement Term Sheet